UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CELANESE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Celanese The chemistry inside innovation™

2020 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Table of Contents

Cautionary Note Regarding Forward-Looking Statements; Available Information
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

References to our website in this Proxy Statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Celanese Corporation, that electronically file with the SEC at http://www.sec.gov.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / i

A letter from Lori J. Ryerkerk, our CEO

March 6, 2020

Dear Fellow Stockholders:
First, thank you for the warm welcome as the new CEO of Celanese and a member of the Board. I feel privileged to lead an outstanding group of colleagues at Celanese and am excited about working together to ensure the continued success of our Company.
My time at Celanese has been deeply rewarding, energizing and inspiring. I’m fortunate to be supported by one of the best leadership teams in the industry, focused on achieving our long-term strategy through flawless daily execution. Our 7,700 employees are aligned to our vision, embrace our values and are motivated by our growth strategy. Ours is an organization concentrated on the future while delivering in the present.
It is often said the past holds the key to the future, and we at Celanese could not agree more. For more than 100 years, our Company has served the world in a manner worthy of our corporate vision to “improve the world and everyday life through our people, chemistry and innovation.” We, and those before us, lived this by thinking progressively through every decade, proactively transforming the Company to ensure growth throughout the post-war era and into the age of automation and new technology.
Today, our opportunities are endless. Our cash flow is strong and our Company is more financially sound than ever before. Our talented and skilled people work everyday to ensure that continues.
To say we are excited about our future is a significant understatement.
Our goals are attainable, but not at the sacrifice of future generations. Therefore, we’re very focused on operating in a sustainable manner, defined by our sustainable profitability model and our environmental focus. Just as the Company has evolved, so has the way we think and report on our environmental, social and governance initiatives and oversight. To that end, we have formed an internal ESG Council to guide how Celanese reports under enhanced contemporary frameworks moving forward. We discuss these advancements, among others, in the following Proxy Statement.
Thank you for your continued support of Celanese. I’ve had the pleasure to meet many of our stockholders and greatly value the conversations and insights you’ve shared with me. I look forward to our ongoing engagements, including our upcoming Annual Meeting.
Sincerely,

Lori J. Ryerkerk
Chief Executive Officer

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 1

A letter from Edward G. Galante, our Lead Director

March 6, 2020
Dear Fellow Stockholders:
As the Lead Independent Director of your Board of Directors, I am honored to have the opportunity to write to you, our stockholders, as part of this year’s Proxy Statement. The Proxy Statement affords us the opportunity to reach out to all of Celanese’ stockholders to review, among many other things, where the Company has been and where we are going.
Choosing the right leadership for Celanese is the Board’s most important responsibility. We made a CEO change in May 2019 by naming Lori J. Ryerkerk as our Chief Executive Officer and President, and appointing her as a member of our Board. This was a 14-month Board-driven process anticipating the future retirement of Mark Rohr. In Ms. Ryerkerk, we have an experienced executive focused on stockholder value creation and deep operational experience, as well as a strong belief in a rigorous approach to capital allocation.
At the same time, Mark remains a member of our Board and serves in the role of Executive Chairman. He has been assisting with the leadership transition and our new CEO’s on-boarding, as well as advising on potential strategic decisions, leveraging his considerable M&A skillset and depth of industry and Celanese experience.
Mark’s continued service and the recent addition of Lori exemplify our Board’s commitment to balancing institutional knowledge with thoughtful refreshment. Half of our directors joined the Board within the past seven years, bringing fresh perspectives and a diversity of experience and background, while allowing us to continue to benefit from the experience and knowledge of our longer serving directors. With the addition of our new directors we have rotated independent directors among committees and, as of the 2019 Annual Meeting, 75% of our standing committees were chaired by directors new to Celanese in the last eight years and we have achieved a combination 40% gender and racial diversity.
This year our Board and management continued to enhance our stockholder outreach program. In light of the disappointing result of the advisory compensation proposal at our 2019 Annual Meeting, the Board engaged in extensive outreach with stockholders to learn more about their views of our compensation programs and approach. During 2019, we reached out to stockholders representing more than 76% of shares outstanding to discuss executive compensation as well as other topics, including governance, environmental and social initiatives, and our leadership transition. Since our last annual meeting, we held meetings with stockholders owning collectively more than 57% of our shares. Your feedback was valued and informed our Board’s discussions and compensation program enhancements made over the past year. We look forward to continued meaningful engagement on issues that are important to all of us.
As overseers of the Company, it is the Board’s responsibility to remain highly engaged in the Company’s strategic approach to creating value for our stockholders. Our Board is committed to executing its governance responsibilities and providing appropriate oversight of the Company’s operations, long-term strategy and risk exposure. The Board remains focused on the Company’s strategic initiatives to strengthen financial performance, which in turn will foster long-term sustainable growth for our stockholders.
We continue to maintain our focus on key governance and compensation practices important to stockholders. This year, in response to stockholder feedback, we significantly enhanced the clawback policy applicable to management’s annual bonuses and long-term equity awards, and we enhanced our anti-hedging and anti-pledging policies to align with stockholder expectations. We have also continued to enhance our proxy statement disclosure and we hope the following pages will help you better understand Celanese and how our governance and compensation practices are linked to accountability, strategy and performance in a manner that drives long-term stockholder value.
On behalf of the Board of Directors, I would like to express our sincere appreciation for the trust you have placed in us, and we look forward to serving you throughout the upcoming year.
Sincerely,
Edward G. Galante
Lead Independent Director

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 2

Notice of Annual Meeting of Stockholders

CELANESE CORPORATION
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	April 16, 2020, 7:00 a.m. (Central Daylight Saving Time)
Place:	The Ritz-Carlton, Dallas 2121 McKinney Ave., Dallas, Texas 75201
Items of Business:
● To elect Jean S. Blackwell, William M. Brown, Edward G. Galante, Kathryn M. Hill, Dr. Jay V. Ihlenfeld, David F. Hoffmeister, Mark C. Rohr, Kim K.W. Rucker, Lori J. Ryerkerk and John K. Wulff to serve until the 2021 Annual Meeting of Stockholders, or until their successors are elected and qualified or their earlier resignation;

● To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2020;
● Advisory vote to approve executive compensation; and
● To transact such other business as may properly be brought before the meeting in accordance with the provisions of the Company’s Sixth Amended and Restated By-laws (the “by-laws”).
Record Date:	You are entitled to attend the 2020 Annual Meeting and to vote if you were a stockholder of record as of the close of business on February 18, 2020.
Our Proxy Statement for the 2020 Annual Meeting of Stockholders of Celanese Corporation (the “Annual Meeting”) follows. Financial and other information about Celanese Corporation are contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2019 (the “2019 Annual Report”), which accompanies the Proxy Statement.
To ensure that your shares are represented at the meeting, we urge you to submit your voting instructions by proxy as promptly as possible. You may submit your proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also submit a proxy via mail by following the instructions on the proxy card or voting instruction card. We encourage you to submit a proxy via the Internet. It is convenient and saves us significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

By Order of the Board of Directors of
Celanese Corporation
James R. Peacock III
Vice President, Deputy General Counsel
and Corporate Secretary

Irving, Texas
March 6, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2020
The Celanese Corporation 2020 Notice of Annual Meeting and Proxy Statement, 2019 Annual Report and other proxy materials are available at www.proxyvote.com.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 3

Voting Information

VOTING INFORMATION
You are invited to attend the Annual Meeting to be held at 7:00 a.m. (Central Daylight Saving Time) on Thursday, April 16, 2020. This year’s Annual Meeting will be held at The Ritz-Carlton, Dallas, 2121 McKinney Ave., Dallas, Texas 75201.
It is very important that you vote in order to play a part in the future of the Company. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on February 18, 2020, the record date for the meeting. On the record date, there were 119,566,232 shares of the Company’s Common Stock issued, outstanding and entitled to vote at the Annual Meeting.
How to Vote
Even if you plan to attend the Annual Meeting in person, please submit your voting instructions by proxy right away using one of the following methods for submitting a proxy (see page 85 for additional details). Make sure to have your proxy card, voting instruction form or notice of internet availability in hand and follow the instructions.

VOTE IN ADVANCE OF THE MEETING*				VOTE IN PERSON
via the internet	by phone	by mail	by QR code	in person
:	)	*		m

Visit proxyvote.com to submit a proxy via computer or your mobile device	Call 1-800-690-6903 or the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form	Scan this QR code to vote with your mobile device (may require free app)	See “Questions and Answers” for details on admission requirements to attend the Annual Meeting

* You will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability of proxy materials.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Stockholders may call toll free: (800) 574-5971.
All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they have a legal proxy, as described in the response to question 20 on page 91.
Important Note About Meeting Admission Requirements: If you plan to attend the meeting in person, see the answer to question 19 on page 90 for important details on admission requirements.

Electronic Stockholder Document Delivery

Instead of receiving future copies of annual meeting proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents and will also give you an electronic link to the proxy voting site.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 4

Proxy Summary

PROXY STATEMENT SUMMARY					We provide below highlights of certain information in this Proxy Statement. As this is only a summary, please refer to the complete Proxy Statement and 2019 Annual Report before you vote.

Proxy Item No. 1 Election of 10 Director Nominees
ü  The Board recommends a vote FOR all Director Nominees
Our Board and the Nominating and Corporate Governance Committee believe that the ten director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

à See “Item 1: Election of Directors”and “Director Nominees” beginning on page 10 of this Proxy Statement for additional information.

Director Nominees
The following table provides summary information about each director nominee. Each nominee is to be elected by a majority of the votes cast.

Name and Qualifications		Age	Director Since	Primary Occupation / Other Public Company Boards	Independent	Committee Memberships
Jean S. Blackwell		65	2014	Former EVP / CFO – Cummins Inc.	ü	CMD; NCG£
&5Gq@L				Ingevity Corp.; Johnson Controls Int’l plc
William M. Brown		57	2016	Chairman / CEO – L3Harris Technologies, Inc.	ü	AC; EHS
&Q:5Gq@6L
Edward G. Galante		69	2013	Former SVP – Exxon Mobil Corporation	ü	CMD; NCGt
&Q.:Gq@6L				Linde plc; Clean Harbors Inc.; Marathon Petroleum Corp.
Kathryn M. Hill		63	2015	Former SVP Dev. Strategy – Cisco Systems Inc.	ü	CMD£; EHS
&Q:5@6				Moody’s Corporation; NetApp Inc.
David F. Hoffmeister		65	2006	Former SVP / CFO – Life Technologies Corp.	ü	AC; NCG
&Q.:Gq6L				Glaukos Corporation; ICU Medical Inc.
Dr. Jay V. Ihlenfeld		68	2012	Former SVP, Asia Pacific – 3M Company	ü	CMD; EHS£
Q.:5G@6				Ashland Global Holdings, Inc.
Mark C. Rohr		68	2007	Executive Chairman (former CEO) – Celanese Corporation		–
&Q.:5Gq@6L				Ashland Global Holdings, Inc.
Kim K.W. Rucker		53	2018	Former EVP and GC – Andeavor	ü	AC; EHS
&Q:5Gq6L				Lennox International Inc.; Marathon Petroleum Corp.
Lori J. Ryerkerk		57	2019	Chief Executive Officer – Celanese Corporation		–
&Q.:G@q6L
John K. Wulff		71	2006	Former Chairman – Hercules Inc.	ü	AC£; NCG
&.:Gq6L				Atlas Air Worldwide Holdings, Inc.; Hexion Holdings Corp.

Qualifications:				Board Committees:
&	Leadership	G	Govt/regulatory	AC	Audit Committee
Q	Global experience	q	Financial & transactions	CMD	Compensation and Management Development Committee
.	Chemical industry	@	Operational	EHS	Environmental, Health, Safety, Quality and Public Policy Committee
:	Innovation-focused	6	Strategic	NCG	Nominating and Corporate Governance Committee
5	Customer-focused	L	Risk oversight	£	Committee Chair
				t	Lead Independent Director

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 5

Proxy Summary

Director Nominee Highlights

Director succession is a robust, ongoing process at Celanese. Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe that our director nominees bring a well-rounded variety of skills, qualifications, experience and diversity, and represent an effective mix of deep company knowledge and fresh perspectives.

Diversity

Tenure	Age	Expertise and Independence

Average Tenure: 7.2	Average Age: 63.6

Balanced Mix of Skills, Qualifications and Experience

Former or Current Public Company CEO
4
Global business experience
8
Extensive knowledge of the Company's business and/or chemical industry
6
Experience in innovation-focused businesses
9
Experience in customer-driven businesses
6
Government/regulatory/geopolitical exposure
9
Financial & transactions experience
8
Operational expertise
7
Strategy development experience
9
Risk oversight/management expertise
8

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 6

Proxy Summary

Corporate Governance Highlights
Our Corporate Governance Policies Reflect Best Practices
We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company.

ü For example, our Board proposed to stockholders, and our stockholders agreed, that our classified Board structure be eliminated. All directors are elected for one-year terms.

Independent Oversight
● 8 of 10 director nominees are independent (all except for the CEO and Executive Chair)
● Lead Independent Director with clearly defined and robust responsibilities
● Regular executive sessions of independent directors at Board meetings (chaired by the Lead Independent Director) and Committee meetings (chaired by independent Committee chairs)
● 100% independent Board Committees
● Active Board oversight of the Company’s strategy and risk management

Board Refreshment
● Comprehensive, ongoing Board succession planning process
● Focus on diversity (1 new woman director elected in 2019; 2 women directors hold Board leadership roles; 40% of director nominees are women/ethnically diverse)
● Regular Board refreshment and mix of tenure of directors (7 new directors since the beginning of 2012)
● Annual Board and Committee assessments
● Retirement age of 75

Stockholder Rights
● Annual election of all directors
● Majority-vote and director resignation policy for directors in uncontested elections
● Proxy access right for stockholders (3% ownership threshold continuously for 3 years / 2 director nominees or 20% of the Board / 20 stockholder aggregation limit)
● Directors may be removed with or without cause
● One class of outstanding shares with each share entitled to one vote
● No poison pill

Good Governance Practices
● Prohibition on hedging or pledging Company stock
● Comprehensive clawback policy
● Rigorous director and executive stock ownership requirements
● Active stockholder engagement program
● Global Code of Conduct applicable to directors and all employees with annual compliance certification
● Political activities disclosures on our website
● Longstanding commitment to corporate responsibility

Proxy Item No. 2 Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020
ü  The Board recommends a vote FOR this proposal
The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm for 2020.

à See “Audit Matters” beginning on page 38 of this Proxy Statement for additional information.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 7

Proxy Summary

Proxy Item No. 3 Advisory Approval of Executive Compensation
ü  The Board recommends a vote FOR this proposal
Our Board recommends that stockholders vote “FOR” the advisory approval of the compensation of our named executive officers (NEOs” or “named executive officers”) for the 2019 performance year.

à See “Item 3: Advisory Approval of Executive Compensation” and “Compensation Discussion and Analysis” beginning on page 42 of this Proxy Statement.

Performance Highlights and Compensation Decisions
Business Performance (further details can be found beginning on page 45)
ü
Cumulative total stockholder return(1) over the prior 1-, 3- and 5-year periods was 39.8%, 66.0% and 126.5%, respectively, exceeding the S&P 500 Index, the Dow Jones Chemical Index, and our proxy peers.

ü
Reduced market prices for our products and lower global demand contributed to lower net sales in 2019 compared to 2018, but net sales still rose by 2.6% over 2017. Our Adjusted EBIT(3) was lower than the prior year by 20.3%, but higher than 2017 by 8.8%. Using several performance metrics such as Adjusted EBIT, adjusted earnings per share(3) and free cash flow, 2019 was our second best year, following 2018 where favorable industry dynamics supported a record year.

ü	Cash from operations was $1.45 billion while free cash flow(3) was $1.1 billion. A record $1.3 billion was returned to stockholders through dividends and share repurchases.
ü
GAAP earnings per share was $6.89, down 23% from 2018 but up 11% from 2017, while adjusted earnings per share was $9.53, a decrease of 13.4% over 2018, but up 26.9% from 2017. Our quarterly dividend rate increased 14.8% in 2019.

Stockholder Outreach and Responsiveness (further details can be found beginning on page 51)
ü
Given the decline in stockholder support of our 2019 Say on Pay vote from 98% in 2018 to 57% in 2019, we engaged in a comprehensive outreach effort after the annual meeting from Fall 2019 through Winter 2020. We reached out to stockholders representing 76% of outstanding shares and held discussions with stockholders holding 57% of outstanding shares.

ü
Our Lead Independent Director and CMDC chair participated in discussions with many of our largest stockholders, as well as proxy advisors, and feedback from all discussions was conveyed to the entire Board.

ü
In response to stockholder feedback, we re-affirmed our pay for performance philosophy, enhanced our proxy disclosure of our pay practices, and adopted stricter anti-hedging and anti-pledging policies.

ü
Based on a review of peer compensation practices, and consistent with good governance practices, the CMDC adopted a more expansive clawback policy. Additional compensation practices are summarized on page 56.

Compensation Decisions Focus on Pay for Performance (further details can be found beginning on page 47)
ü
After a multi-year comprehensive and confidential CEO search and transition planning effort, we completed a CEO succession plan culminating in our Board selecting Lori J. Ryerkerk as our CEO and President, and appointing her director, effective May 1, 2019. Mark C. Rohr, our former CEO, transitioned to Executive Chairman (Chairman of the Board), on the same date.

ü
The pay package for Mr. Rohr was adjusted in February 2019, in anticipation of the change in his role, when he received a substantially reduced long-term award, and again in May 2019, when his base salary and target bonus were reduced, effective with his change in role to Executive Chair (a non-operating role) and the appointment of Ms. Ryerkerk as CEO.

ü
Given Mr. Rohr’s continued service in 2020 as Executive Chairman and taking into account stockholder feedback, the CMDC does not plan to make any 2020 long-term equity awards to Mr. Rohr, but if any grants are made, they will be performance-based.

ü
Ms. Ryerkerk received a lower starting base salary and target cash incentive award than Mr. Rohr given that she was newly appointed in contrast to the long service of Mr. Rohr. The long-term incentive plan for Ms. Ryerkerk is comprised of 70% performance RSUs (PRSUs) with a 3-year cliff performance period and 30% time-based RSUs with a 3-year graded vesting period.

ü
Our below-threshold Adjusted EBIT and below-target working capital in 2019, together with target level stewardship results, produced a below-target 2019 annual incentive plan payout. The CMDC set the payout at only 28.4% of target, reflecting the alignment of pay with our short-term performance.

ü
Our 3-year Adjusted EPS and ROCE(2) produced a superior payout for our 2017-2019 PRSU award – 198.4% of target, reflecting our strong results over the full performance period of the PRSUs and our 3-year TSR of 66%, which beat the S&P 500 Index, Dow Jones Chemical Index and the average TSR of our proxy peers for the same period.

Additional Information

Please see “Questions and Answers” beginning on page 85 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholder proposals for the 2021 Annual Meeting.

(1)   Total stockholder return or TSR is cumulative stock price appreciation plus dividends, with dividends reinvested. (2)   Return on Capital Employed or ROCE.
(3)   Free cash flow, Adjusted EBIT and adjusted earnings per share are non-U.S. GAAP financial measures. See “Exhibit A” for information concerning these measures including a definition and a reconciliation to the most comparable U.S. GAAP financial measure.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 8

Proxy Statement

PROXY STATEMENT
For the Annual Meeting of Stockholders To Be Held on April 16, 2020

The Board of Directors (the “Board of Directors” or the “Board”) of Celanese Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), solicits the enclosed proxy for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 7:00 a.m. (Central Daylight Saving Time) on Thursday, April 16, 2020, at The Ritz-Carlton, Dallas, 2121 McKinney Ave., Dallas, Texas 75201. This Proxy Statement (this “Proxy Statement”) contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors. We will bear the expense of soliciting the proxies for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2020
The Celanese Corporation 2020 Notice of Annual Meeting and Proxy Statement, 2019 Annual Report and other proxy materials are available at www.proxyvote.com.
INFORMATION ABOUT SOLICITATION AND VOTING
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we have elected to furnish proxy materials to our stockholders via the Internet instead of mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically will not receive the Notice of Internet Availability and, instead, will receive the proxy materials in the format requested. This Proxy Statement, our 2019 Annual Report and other information about the Annual Meeting also are available in the “News & Events” section of our website, https://investors.celanese.com.
The Notice of Internet Availability and, for stockholders who previously requested electronic or paper delivery, the proxy materials will be made available on or about March 6, 2020, to stockholders of record and beneficial owners who owned shares of the Company’s Common Stock at the close of business on February 18, 2020.
Our principal executive offices are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039.
For additional information about the proxy materials and the Annual Meeting, see “Questions and Answers”.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 9

Governance

GOVERNANCE
The Company is committed to effective corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. See “Corporate Governance Highlights” for more information.
The Company’s certificate of incorporation, by-laws, corporate governance guidelines, Board committee charters and other materials can be accessed on our website, https://investors.celanese.com, by clicking “Corporate Governance.” Instructions on how to obtain copies of these materials are also included in the response to question 23 in the Questions and Answers section on page 91.
Transition
In 2019, after a multi-year comprehensive and confidential CEO search and planning effort, we completed a CEO succession plan culminating in our Board selecting Lori J. Ryerkerk as our CEO and President, and appointing her director, effective May 1, 2019. Mark C. Rohr, our former CEO, transitioned to Executive Chairman (Chairman of the Board), on the same date. Since her arrival, Ms. Ryerkerk has focused on learning all aspects of our business, and has met with our largest stockholders, customers and vendors, and the analyst community, and has visited our plants and met our employees. She is focusing on the operations of the Company and setting the long-term strategic direction.
As Executive Chairman, Mr. Rohr serves as Chairman of the Board, he has assisted Ms. Ryerkerk in her orientation and on-boarding, and he is helping the Company to guide strategic options to unlock value for stockholders.
ITEM 1: Election of Directors
Background
Based on the recommendation of our independent Nominating and Corporate Governance Committee (the “N&CG Committee”), our Board of Directors has nominated ten directors, Jean S. Blackwell, William M. Brown, Edward G. Galante, Kathryn M. Hill, David F. Hoffmeister, Dr. Jay V. Ihlenfeld, Mark C. Rohr, Kim K.W. Rucker, Lori J. Ryerkerk and John K. Wulff, to serve a one-year term expiring at the 2021 Annual Meeting of Stockholders. These director nominees have consented to be elected to serve as directors for the next year. Our former classified board structure was eliminated by the Board and stockholders. In April 2019, all directors were elected on an annual basis for the first time.
At the Annual Meeting, you will have the opportunity to elect these nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these ten nominees. If any of our nominees is unable or declines to serve as a director as of the time of the Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. Proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy.
The name of each of our nominees for election and certain information about them, as of the date of this Proxy Statement (except ages, which are as of the date of the Annual Meeting), is set forth below. Included in the information below is a description of the particular qualifications, attributes, skills and experience that led the Board to conclude that each person below should serve as a director of the Company.

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Governance

Board Composition and Refreshment		BOARD REFRESHMENT
Over the last eight years:
Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of our stockholders, is a principal priority of the Board and the N&CG Committee. The Board and the Committee also understand the importance of Board refreshment, and strive to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. The Board believes that new perspectives and new ideas are critical to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring.

	●	Seven new directors elected
	●	Rotation of all Board committee chairs
	●	New Lead Independent Director elected
	●	Expanded qualifications and diversity represented on the Board
	●	Transitioned to annual election of directors

Qualifications Required of All Directors
The Board and the N&CG Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, a willingness to assume fiduciary responsibilities, an appreciation of diversity and a commitment to sustainability and to dealing responsibly with social issues. In addition, the Board conducts interviews of potential director candidates to assess integral qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership. The Board believes that diversity results in a variety of points of view and, consequently, a more effective decision-making process.
Qualifications, Attributes, Skills and Experience to be Represented on the Board
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current and expected future business needs. The following table summarizes certain characteristics of the Company and the associated qualifications, attributes, skills and experience that the Board believes should be represented on the Board.

	Qualifications, Attributes, Skills and Experience	Characteristics	No. of Directors
&	Relevant senior leadership/C-Suite experience	Senior leadership experience allows directors to better understand day-to-day and strategic aspects of a business	9
Q	Global business experience	Our business is global and multicultural, with products manufactured in the Americas, Europe and Asia and operations in 18 countries around the world	8
.	Extensive knowledge of the Company’s business and/or chemical industry	A deep understanding of the Company’s business and/or the chemical industry allows a director to better guide the Company	6
:	Experience in innovation-focused businesses	Focus on innovation to drive performance	9
5	Experience in customer-driven businesses	High level of customer interaction	6
G	Government/regulatory/geopolitical exposure	Regulatory obligations and political challenges in various jurisdictions	9
q	Financial & transactions experience	High level of familiarity with financial matters and complex financial transactions, including in foreign countries / currencies	8
@	Operational expertise	Experience managing manufacture of many types and kinds of products consistent with high level specifications and in large quantities	7
6	Strategy development experience	Experience with strategy development, allowing the Board to better evaluate management’s plan and guide the Company	9
L	Risk oversight/management expertise	Assessment of risk and the policies/procedures to manage risk	8

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 11

Governance

Director Nominees

Jean S. Blackwell

Ms. Blackwell served as Chief Executive Officer of Cummins Foundation and Executive Vice President, Corporate Responsibility, of Cummins Inc., a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products, from March 2008 until her retirement in March 2013. She previously served as Executive Vice President and Chief Financial Officer from 2003 to 2008, Vice President, Cummins Business Services from 2001 to 2003, Vice President, Human Resources from 1998 to 2001, and Vice President and General Counsel from 1997 to 1998 of Cummins Inc. Prior thereto, Ms. Blackwell was a partner at the Indianapolis law firm of Bose McKinney & Evans LLP from 1984 to 1991, where she practiced in the area of financial and real estate transactions. She has also served in state government, including as Executive Director of the Indiana State Lottery Commission and State of Indiana Budget Director.  Ms. Blackwell has served as a member of the board of directors of Ingevity Corporation, a leading global manufacturer of specialty chemicals and high performance carbon materials, since May 2016, including as the chair of the audit committee and as a member of its compensation committee and the executive committee. Ms. Blackwell has also served as a member of the board of directors of Johnson Controls International plc, a leading diversified technology company, since May 2018, including as a member of its compensation committee. She previously served as a member of the board of directors from April 2004 to November 2009, and as chair of the audit committee, of Phoenix Companies Inc., a life insurance company.  Ms. Blackwell also served as a member of the board of directors of Essendant Inc. (formerly United Stationers Inc.), a leading national wholesale distributor of business products, from 2007-2018, including as a member of the governance committee and the audit committee, and as the chair of the human resource committee and the governance committee.

Director since: 2014
Age: 65
Board Committees:
Compensation
Nominating and Corporate Governance
Other Public Company Boards:
Ingevity Corporation
Johnson Controls International plc
Essendant Inc. (2007-2018)
Phoenix Companies Inc. (2004-2009)
			Specific Qualifications, Attributes, Skills and Experience:
&	5	q
Substantial leadership, operational, financial, transactional, customer-driven, and risk management experience gained as Executive Vice President/CFO and General Counsel of Cummins Inc., and service on other boards of directors.

@	L

G			Substantial governmental experience from having served in the Indiana State Government.

William M. Brown

Mr. Brown is Chairman of the Board and Chief Executive Officer of L3Harris Technologies, Inc., successor to Harris Corporation, an international communications and information technology company. Mr. Brown joined Harris in November 2011 as President and Chief Executive Officer and was appointed Chairman in April 2014. Prior to joining Harris, Mr. Brown was Senior Vice President, Corporate Strategy and Development, of United Technologies Corporation (“UTC”). He also served five years as President of UTC’s Fire & Security Division. In total, Mr. Brown spent 14 years with UTC, holding U.S. and international roles at various divisions, including Carrier Corporation’s Asia Pacific Operations and the Carrier Transicold division. Before joining UTC in 1997, he worked for McKinsey & Company as a senior engagement manager. He began his career as a project engineer at Air Products and Chemicals, Inc. Mr. Brown serves on the board of directors of the Fire Department of NYC Foundation and the board of trustees of Florida Institute of Technology, and served on the board of trustees of Florida Polytechnic University from 2013 to 2017.

Director since: 2016 Age: 57 Board Committees: Audit Environmental, Health, Safety & Quality Other Public Company Boards: L3Harris Technologies, Inc.				Specific Qualifications, Attributes, Skills and Experience:
	&	:	5	Substantial leadership, financial, governmental/geopolitical, innovation, strategic and risk management experience gained in roles of Chairman, President and CEO of Harris Corporation.
	G	@	6
	L	q

	Q	q		Substantial transactional, global business, operational and strategic experience gained in various roles with United Technologies Corporation.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 12

Governance

Edward G. Galante

Mr. Galante served as Senior Vice President and as a member of the management committee of Exxon Mobil Corporation, an international oil and gas company, from August 2001 until his retirement in 2006. Prior to that, he held various management positions of increasing responsibility during his more than 30 years with Exxon Mobil Corporation, including serving as Executive Vice President of ExxonMobil Chemical Company from 1999 to 2001. Mr. Galante currently serves as a director (since 2018), chairman of the compensation and management development committee and as a member of the audit committee of Linde plc. He formerly (since 2007) served on the Board of Praxair, Inc. prior to its merger with Linde AG. He also serves as a director (since 2010), and chairman of the environmental, health and safety committee and a member of the compensation committee and of the governance committee of Clean Harbors, Inc. He served as a director and member of the compensation committee and the environmental, health, safety and security committee of Andeavor Corporation (formerly Tesoro Corporation) until it was acquired by Marathon Petroleum Corporation. Mr. Galante currently serves as a director (since 2018) of Marathon Petroleum Corporation, and as a member of its compensation committee and its sustainability committee. From 2008 until November 2014, Mr. Galante served as a member of the board of directors of Foster Wheeler AG, which included service on the compensation and executive development committee (including as chair) and audit committee.

Director since: 2013
Age: 69
Board Committees:
Compensation
Nominating and Corporate Governance
Other Public Company Boards:
Linde plc
Clean Harbors Inc.
Marathon Petroleum Corporation
Andeavor Corporation (2016-2018)
Praxair, Inc.  (2007-2018)
Foster Wheeler AG (2008-2014)
			Specific Qualifications, Attributes, Skills and Experience:
&	Q	.
Substantial leadership, chemical industry, operational, global business, financial, innovation-focused, transactional, governmental/regulatory, strategy development and risk management experience gained with more than 30 years’ service with Exxon Mobil Corporation, including as Executive Vice President of ExxonMobil Chemical Company, and service on other boards of directors.

:	G	q
@	6	L

Kathryn M. Hill

Ms. Hill served in a number of positions at Cisco Systems, Inc. from 1997 to 2013, including, among others, as Executive Advisor from 2011 to 2013, Senior Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009, and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Cisco designs, manufactures and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provides services associated with these products. Prior to joining Cisco, Ms. Hill had a number of engineering roles at various technology companies. Ms. Hill has served as a member of the board of directors of Moody’s Corporation, an essential component of the global capital markets providing credit ratings, research, tools and analysis, since May 2011, including currently serving as the chair of the compensation and human resources committee and as a member of the governance and nominating committee, the audit committee and the executive committee.  She also currently serves as a member of the board of directors (since 2013), and as chair of the compensation committee and a member of the corporate governance and nominating committee of NetApp, Inc.

Director since: 2015 Age: 63 Board Committees: Compensation Environmental, Health, Safety & Quality Other Public Company Boards: Moody's Corporation NetApp, Inc.				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	:	Substantial innovation-focused, leadership, customer-focused, global business, operational and strategic experience gained in various roles with Cisco Systems, Inc.
	5	@	6

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 13

Governance

David F. Hoffmeister

Mr. Hoffmeister served as the Senior Vice President and Chief Financial Officer of Life Technologies Corporation, a global life sciences company, prior to its acquisition by Fisher Scientific Inc. in February 2014. From October 2004 to November 2008, he served as Chief Financial Officer of Invitrogen Corporation, which merged with Applied Biosystems in November 2008 to form Life Technologies Corporation. Before joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. From 1998 to 2003, Mr. Hoffmeister was the leader of McKinsey’s North American chemical practice.  Mr. Hoffmeister serves as a director of Glaukos Corporation (since 2014) and member of the audit committee. He also serves as a director (since 2018) of ICU Medical Inc. and is a member of its audit committee and compensation committee.

Director since: 2006 Age: 65 Board Committees: Audit Nominating and Corporate Governance Other Public Company Boards: Glaukos Corporation ICU Medical Inc.				Specific Qualifications, Attributes, Skills and Experience:
	.	q	6	Substantial chemical industry, finance and strategic experience as a large consulting firm partner.

	&	Q	:
Substantial leadership, global business, financial, innovation-focused, transactional, governmental/regulatory, and risk management experience gained as Chief Financial Officer of Life Technologies Corporation.

	G	q	L

Dr. Jay V. Ihlenfeld

From 2006 until his retirement in 2012, Dr. Ihlenfeld served as the Senior Vice President, Asia Pacific, for 3M Company, a leader in technology and innovation. Dr. Ihlenfeld previously served as 3M Company’s Senior Vice President, Research and Development from 2002 to 2006. A 33-year veteran of 3M Company, Dr. Ihlenfeld has also held various leadership and technology positions, including Vice President of its Performance Materials business and Executive Vice President of its Sumitomo/3M business in Japan. Mr. Ihlenfeld serves as a director, lead independent director, and member of the audit committee and the environmental, health, safety and quality committee (since 2017) of Ashland Global Holdings, Inc.

Director since: 2012 Age: 68 Board Committees: Compensation Environmental, Health, Safety & Quality Other Public Company Boards: Ashland Global Holdings, Inc.				Specific Qualifications, Attributes, Skills and Experience:
	Q	.	:
Substantial chemical industry knowledge and operational, global business, innovation, customer-driven, geopolitical and strategy development experience gained in various roles over 33 years with 3M Company.

	5	G	@
6

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 14

Governance

Mark C. Rohr

Mark C. Rohr was elected our Executive Chairman (Chairman of the Board) effective May 2019.  Prior thereto, he served as our Chairman, Chief Executive Officer and President since April 2012 after having served as a member of our board of directors since April 2007. Prior to joining the Company, Mr. Rohr was Executive Chairman and a director of Albemarle Corporation, a global developer, manufacturer and marketer of highly engineered specialty chemicals. During his 11 years with Albemarle, he held various executive positions, including Chairman and Chief Executive Officer. Earlier in his career, Mr. Rohr held executive leadership roles with various companies, including Occidental Chemical Corporation and The Dow Chemical Company. Mr. Rohr has served on the board of directors of Ashland Global Holdings Inc. (f/k/a Ashland Inc.) since 2008, and currently serves as chair of its governance and nominating committee and a member of its compensation committee. In 2016, he also served as Chairman of the American Chemistry Council's Executive Committee and as Chairman of the International Council of Chemical Associations.

Director since: 2007 Age: 68 Board Committees: None Other Public Company Boards: Ashland Global Holdings, Inc.				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	.
Substantial leadership, financial, global business, innovation-focused, customer-driven focus, operational, strategy development, risk management, transactional and governmental experience gained in the roles of Chairman, CEO and President of Celanese Corporation (since 2012) and CEO/COO of Albemarle Corporation (from 2000 to 2011).

	:	5	G
	q	@	6
	L
	.			A full career in the chemical industry, including leadership positions with the ACC and IACA.

Kim K.W. Rucker

Ms. Rucker served as Executive Vice President, General Counsel and Secretary of Andeavor, an integrated marketing, logistics and refining company, from 2016 until it was acquired by Marathon Petroleum Corporation in 2018. Prior to joining Andeavor, she served as Executive Vice President Corporate & Legal Affairs, General Counsel and Corporate Secretary of Kraft Foods Group, Inc., a food and beverage company, from 2012 to 2015. Beginning in 2008, Ms. Rucker served as Senior Vice President, General Counsel and Chief Compliance Officer of Avon Products, Inc., a global manufacturer of beauty and related products and assumed additional duties as Corporate Secretary in 2009. Ms. Rucker also served as Senior Vice President, Secretary and Chief Governance Officer of Energy Future Holdings Corp., an energy company, from 2004 to 2008. She was also Corporate Counsel for Kimberly-Clark Corporation and a Partner in the Corporate & Securities group at the law firm of Sidley Austin LLP. She holds a BBA in economics from the University of Iowa, a J.D. from the Harvard Law School and a Master in Public Policy degree from the John F. Kennedy School of Government at Harvard University. Ms. Rucker has served on the board of directors (since 2015) of Lennox International Inc., a global provider of climate control solutions, including currently serving as a member of the governance committee and the compensation and human resources committee. Ms. Rucker also serves on the board of directors of Marathon Petroleum Corporation (since 2018), and serves as a member of its sustainability committee.

Director since: 2018 Age: 53 Board Committees: Audit Environmental, Health, Safety & Quality Other Public Company Boards: Lennox International Inc. Marathon Petroleum Corp.				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	5
Experience with multiple industries including customer-driven, innovation and marketing companies, and substantial experience with complex mergers and acquisitions and regulatory matters, together with a broad knowledge of law, corporate governance, internal and external communications, government affairs and community involvement activities, gained as an executive with leadership roles at, and as a director of, multiple public companies.

	:	q	6
	L	G

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 15

Governance

Lori J. Ryerkerk

Ms. Ryerkerk was named our Chief Executive Officer and President and a member of our board of directors effective May 2019. Previously, Ms. Ryerkerk was the Executive Vice President of Global Manufacturing, the largest business in Shell Downstream Inc., where she led a team of 30,000 employees and contractors at refineries and chemical sites worldwide. Ms. Ryerkerk joined Shell in May 2010 as the Regional Vice President of Manufacturing in Europe and Africa, and was responsible for the operation of five Shell Manufacturing facilities and five joint ventures. In October 2013, she was named Executive Vice President of Global Manufacturing, Shell Downstream Inc. Before joining Shell, she was Senior Vice President, Refining, Supply and Terminals at Hess Corporation, where she was responsible for refineries, terminals and a distribution network, and supply and trading. Prior to that, Ms. Ryerkerk spent 24 years with ExxonMobil where she started her career as a process technologist at a refinery in Baton Rouge, Louisiana. Throughout her tenure at ExxonMobil, she took on a variety of operational and senior leadership roles in Refining and Chemicals Manufacturing, Power Generation, and various other groups including Supply, Economics and Planning, HSSE, and Public Affairs/Government Relations. Ms. Ryerkerk received a Chemical Engineering degree from Iowa State University. She previously served on the board of directors of Axalta Coating Systems, a leading provider of liquid and powder coatings.

Director since: 2019 Age: 57 Board Committees: None Other Public Company Boards: None				Specific Qualifications, Attributes, Skills and Experience:
	&	.	:
Substantial leadership, chemical industry, operational, global business, innovation-focused, transactional, governmental/regulatory, strategy development and risk management experience gained with more than 30 years’ service in the chemical and refinery business, most recently as Executive Vice President, Global Manufacturing of Royal Dutch Shell, and previous service on other boards of directors.

	G	Q	6
	L	@	q

John K. Wulff

Mr. Wulff is the former Chairman of the board of directors of Hercules Incorporated, a specialty chemicals company, a position he held from July 2003 until Ashland Inc.’s acquisition of Hercules in November 2008. Prior to that time, he served as a member of the Financial Accounting Standards Board from July 2001 until June 2003. Mr. Wulff was previously Chief Financial Officer of Union Carbide Corporation, a chemical and polymers company, from 1996 to 2001. During his fourteen years at Union Carbide, he also served as Vice President and Principal Accounting Officer from January 1989 to December 1995 and Controller from July 1987 to January 1989. Mr. Wulff was also a partner of KPMG LLP and predecessor firms from 1977 to 1987. Mr. Wulff is currently a member of the audit and compensation committees, and a member of the board of directors (since 2016) of Atlas Air Worldwide Holdings, Inc., a leading global provider of outsourced aircraft and aviation operating services.  In 2019, he was appointed an initial member of the board of directors of Hexion Holdings Corporation, the holding company of Hexion Inc., a specialty chemicals company and serves as chairman of the audit committee and a member of the compensation committee. He previously served as a member of the board of directors from 2004 to 2016, the chairman of the governance and compensation committee and as a member of the audit committee of Moody’s Corporation. Mr. Wulff served as a director of Chemtura Corporation from October 2009 until April 2017 when Chemtura was acquired by Lanxess A.G.

Director since: 2006
Age: 71
Board Committees:
Audit
Nominating and Corporate Governance
Other Public Company Boards:
Atlas Air Worldwide Holdings, Inc. Hexion Holdings Corporation
Chemtura Corporation (2009-2017)
Moody’s Corporation (2004-2016)
Specific Qualifications, Attributes, Skills and Experience:
&	.	:
Substantial leadership, chemical industry, financial, transactional, strategy development, risk management and innovation-focused business experience gained as Chairman of Hercules Incorporated, a specialty chemicals company, and as CFO of Union Carbide Corporation, a chemical and polymers company.

6	L	q

G	q		Substantial finance and governmental and regulatory experience as a large accounting firm partner and member of the FASB.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 16

Governance

Vote Required
Each director must receive a majority of the votes cast in favor of his or her election.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE NOMINEES LISTED ABOVE
Board and Committee Governance
Director Elections

As a result of the removal by stockholders of our classified board structure, commencing with the 2019 Annual Meeting of Stockholders, all directors are elected annually.

To ensure that the Board remains composed of high-functioning members capable of keeping their commitments to board service, the N&CG Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.

Our Board proactively adopted a by-law, which permits a stockholder, or a group of up to 20 stockholders, owning at least three percent of the Company’s outstanding Common Stock continuously for at least three years, to submit director nominees for up to the greater of two directors or 20 percent of the number of directors currently serving on the Board, subject to the terms and conditions specified in the by-laws.
Proxy Access
Holders of at least
3%
held by up to 20 stockholders
Holding the shares
continuously for at least
3
years
Can nominate two candidates or
20%
of the Board, whichever is greater, for election at an annual stockholders’ meeting

Majority Voting Standard
Our by-laws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the majority of the votes cast with respect to that director. This means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Board believes this majority vote standard appropriately gives stockholders a greater voice in the election of directors than the traditional plurality voting standard. If an incumbent director does not receive a majority vote, he or she has agreed that a letter of resignation will be submitted to the Board. The N&CG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation within 90 days of the certification of the vote, taking into account the recommendation of the N&CG Committee, which will include consideration of the vote result, the director’s contributions to the Company during his or her tenure, the director’s qualifications, and any relevant input from stockholders. Only independent directors will participate in the deliberations regarding a tendered resignation.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 17

Governance

Composition of the Board of Directors
Our certificate of incorporation provides that the number of members of the Board of Directors shall be fixed by the Board, but shall be no less than seven and no more than fifteen. Our Board may fill vacancies and increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual stockholders’ meetings. As of the date of this Proxy Statement, we have, and the Board has established the size of the Board to be, ten directors. Our Board of Directors is and shall be comprised of a majority of independent directors. See “Director Independence and Related Person Transactions” for additional information.
In addition, the Company has a director retirement guideline, the full text of which is set forth in our corporate governance guidelines. The guideline provides that a director should retire from the Board of Directors no later than the annual meeting of stockholders following such director’s 75th birthday; provided, however, the retirement guideline may be waived by a majority of uninterested directors upon the recommendation of the N&CG Committee.

Board Evaluation Process
Each year, the members of the Board and each committee conduct a self-assessment. The process for the self-assessment is approved by the Board each year based on a recommendation from the N&CG Committee. Under the process used in 2019, the N&CG Committee develops a thorough list of topics to be considered by the directors, including Board and committee structure, oversight, information, and culture, which are approved by the Board. The chair of the N&CG Committee has a teleconference with each independent director, including the Lead Independent Director, and then finally with the Executive Chairman and the CEO, to discuss the topics and to gather any other feedback a director has as they relate to the full Board and each of the committees. The chair of the N&CG Committee elicits comments from the directors concerning improvements for the Board, the committees, the Lead Independent Director, the committee chairs, the Executive Chairman, the CEO and management. The chair of the N&CG Committee then confers with the Executive Chairman, the CEO and Lead Independent Director to ensure that they understand any concerns that were raised, and summarizes the input from the conversations and presents it to the full Board (and to the independent directors as to the Executive Chairman and the CEO) at the October Board meeting. Each committee chair also conducts a similar self-assessment with respect to their committee based on (i) a subset of the Board discussion topics, (ii) comments made to the chair of the N&CG Committee or the committee chair and (iii) discussion during executive sessions of committee meetings. Also, the N&CG Committee evaluates directors who are nominees for re-election to the Board as part of the nomination process.
Board Leadership Structure
The Company’s governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. The current leadership structure is comprised of an Executive Chairman (Chairman of the Board ), a Chief Executive Officer, a Lead Independent Director, and Board committees comprised exclusively of independent directors, together with active engagement by all directors. The Board believes the structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 18

Governance

Board Leadership Structure
●	Executive Chairman: Mark Rohr
The Board believes this is the optimal structure in this period of transition with a new CEO to guide the Company and maintain the focus required to achieve the Company’s strategic plan and long-term business goals. The Board will continue to reevaluate the structure annually.

●	Lead Independent Director: Edward Galante
●	All Board committees comprised exclusively of independent directors
●	Active engagement by all directors

Duties and Responsibilities of Lead Independent Director
The Company’s Lead Independent Director, who is elected by the independent directors for a one-year term:

•	presides over executive sessions of the non-employee, independent members of the Board and at meetings of the Board in the absence of, or upon the request of, the Chairman;

•	approves the scheduling of board meetings, as well as the agenda and materials for each board meeting and executive session of the Board’s non-employee, independent directors;

•	has the authority to call meetings of the Board and such other meetings of the non-employee, independent directors as he/she deems necessary;

•	serves as a liaison and supplemental channel of communication between the non-employee, independent directors and the Executive Chairman and the CEO;

•	meets regularly with the Executive Chairman and the CEO;

•	communicates with stockholders as requested and deemed appropriate by the Board;

•	interviews director candidates along with the N&CG Committee;

•
approves and coordinates the retention of advisors and consultants who report directly to the non-employee, independent members of the Board, except as otherwise required by applicable law or the New York Stock Exchange (“NYSE”) Listing Standards;

•	guides the Board’s governance processes concerning the annual board self-evaluation and CEO succession planning; and

•	when requested by the Executive Chairman or the Board, assists the Board in reviewing and assuring compliance with governance principles.
Duties and Responsibilities of Executive Chairman
The Company’s Executive Chairman, who is elected by the independent directors for a one-year term (or such shorter period as may be appropriate):

•	assists and supports the CEO during the transition;

•
serves as Chairman of the Board and undertakes Chairman duties, including to preside over all meetings of the Board and stockholders, and to approve the scheduling of Board meetings as well as the agenda and materials for each Board meeting;

•	serves as a sounding board for and provides counsel to the CEO during the transition and, as requested, the Lead Independent Director; and

•	guides strategic options to unlock value for our stockholders.
Leadership Structure Determination
Consistent with the Board’s commitment to corporate governance practices that are in the best interests of the Company and its stockholders, at least one executive session of the directors each year includes a review of the Board’s leadership structure and consideration of whether the position of Chairman of the Board should be held by

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 19

Governance

the Chief Executive Officer, a former Chief Executive Officer or an independent director. This section describes the details and the Board’s rationale for its current leadership structure.
Under the Company’s by-laws, the Chairman presides over meetings of the Board, presides over meetings of stockholders, consults and advises the Board and its committees on the business and affairs of the Company and performs such other duties as may be assigned by the Board. The Chief Executive Officer is generally in charge of the daily affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board. Mark Rohr currently serves as Executive Chairman and Chairman of the Board.
In November 2011, the Company’s presiding director role was transitioned to a lead independent director role and, in connection with this transition, the independent directors expanded the role of the lead independent director. In February 2020, the independent directors re-elected Edward Galante to serve as Lead Independent Director beginning at the 2020 Annual Meeting. The duties and responsibilities of the Lead Independent Director are described above and are set forth in the Company’s corporate governance guidelines. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year, although generally not more than three - five years.
Importantly, all directors play an active role in overseeing the Company’s business both at the Board and committee levels. As set forth in the Company’s corporate governance guidelines, the core responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its stockholders. The Board currently consists of the Executive Chairman, the Chief Executive Officer and eight non-employee directors. The non-employee directors are skilled and experienced leaders in business. Many currently serve or have served as chief executives or members of senior management of Fortune 1000 companies. In these roles, the non-employee directors have been called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of management. As such, the non-employee directors are well-equipped to oversee the success of the business and to provide advice and counsel to the Chief Executive Officer and Company management.
As part of each regular scheduled Board meeting, the non-employee directors meet in executive session without the Executive Chair or the Chief Executive Officer present. These meetings allow non-employee directors to discuss issues of importance to the Company, including the business and affairs of the Company, as well as matters concerning management, without any member of management present. All of the Board committees, which are described below, are chaired by, and comprised of, independent directors.
The Board believes that leadership of the Board by Mr. Rohr and the Company by Ms. Ryerkerk is currently the optimal structure to guide the Company and maintain the focus required to achieve the Company’s long-term business goals.
The Board believes that the current leadership structure – an Executive Chairman, a Chief Executive Officer, a lead Independent Director, Board committees comprised exclusively of independent directors and active engagement by all directors – is effective and currently serves the business and stockholders well.
Board Meetings in 2019
Each of our directors is expected to devote sufficient time and attention to his or her duties and to attend all Board meetings and committee meetings on which he or she serves. The Board of Directors held eight meetings during 2019 and committees of the Board held a total of 25 meetings. Overall attendance at such meetings was over 98%. All incumbent directors attended at least 75% of the aggregate of (i) meetings of the Board and (ii) meetings of the Board committees on which they served during the fiscal year ended December 31, 2019. In addition, the Board expects directors to attend the annual meeting of stockholders absent special circumstances. All of our directors who were members of the Board as of the 2019 Annual Meeting of Stockholders attended the 2019 Annual Meeting.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 20

Governance

Committees of the Board
The Board of Directors has four standing Board committees:

•	Audit Committee;

•	Compensation and Management Development Committee;

•	Nominating and Corporate Governance Committee; and

•	Environmental, Health, Safety, Quality and Public Policy Committee.
The following table sets forth the current composition of our committees:

	Independent Director	Audit Committee	Compensation and Management Development Committee	Environmental, Health, Safety, Quality and Public Policy Committee	Nominating and Corporate Governance Committee
Jean S. Blackwell À	ü		l		£
William M. Brown À	ü	l		l
Edward G. Galante t	ü		l		l
Kathryn M. Hill	ü		£	l
David F. Hoffmeister À	ü	l			l
Dr. Jay V. Ihlenfeld	ü		l	£
Mark C. Rohr
Kim K.W. Rucker	ü	l		l
Lori J. Ryerkerk
John K. Wulff À	ü	£			l
Meetings in 2019	Board = 8	7	7	4	7
£ Chairperson l Member À Financial Expert u Lead Independent Director
Audit Committee
The Company’s Audit Committee (the “Audit Committee”) is currently comprised of Mr. Wulff (chairman), Mr. Brown, Mr. Hoffmeister and Ms. Rucker, each of whom the Board has affirmatively determined is independent of the Company and its management under the rules of the NYSE and the SEC. The Board has also determined that Mr. Brown, Mr. Hoffmeister and Mr. Wulff are “Audit Committee Financial Experts” as the term is defined in Item 407(d)(5) of Regulation S-K. Each member of the Audit Committee is also “financially literate” as that term is defined by the rules of the NYSE. The complete text of the Audit Committee charter, as last amended by the Board of Directors on July 15, 2019, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance”.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. The principal purposes of the Audit Committee are to oversee:

•	accounting and reporting practices of the Company and compliance with legal and regulatory requirements regarding such accounting and reporting practices;

•	the quality and integrity of the financial statements of the Company;

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•	internal control and compliance programs;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function.
Compensation and Management Development Committee
The Company’s Compensation and Management Development Committee (the “CMDC”) is currently comprised of Ms. Hill (chair), Ms. Blackwell, Mr. Galante and Dr. Ihlenfeld. The Board has determined that all members of the CMDC are independent under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and applicable NYSE listing standards, and qualify as “non-employee directors” for purposes of Section 162(m) of the Internal Revenue Code. The complete text of the CMDC charter, as last amended by the Board of Directors on July 15, 2019, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance”. A description of the CMDC’s processes and procedures for determining executive compensation and the roles of management and the compensation consultant in determining or recommending the amount and form of compensation is more fully described in “Compensation Discussion and Analysis”. The CMDC charter provides that the CMDC may, from time to time, retain legal, accounting or other consultants or experts, including but not limited to compensation consulting firms, that the CMDC deems necessary in the performance of its duties.
The principal purposes of the CMDC are to:

•	review and approve the compensation of the Company’s executive officers;

•
review and approve the corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, and to evaluate the CEO’s and the other executive officers’ performance and compensation in light of such established goals and objectives; and

•	oversee the development and implementation of succession plans for the CEO and the other key executives.
During 2019, Willis Towers Watson PLC (“Willis”), as independent outside compensation consultant, advised the CMDC on executive officer compensation matters. See “Role of the Compensation Consultant in Making Decisions” for additional information.
Nominating and Corporate Governance Committee
The Company’s N&CG Committee is currently comprised of Ms. Blackwell (chair), Mr. Galante, Mr. Hoffmeister and Mr. Wulff. The complete text of the N&CG Committee charter, as amended by the Board of Directors on July 15, 2019, and our corporate governance guidelines, as amended by the Board of Directors on July 15, 2019, are available on our website, https://investors.celanese.com, by clicking “Corporate Governance”. The N&CG Committee charter provides that the N&CG Committee may, from time to time, retain legal, accounting or other consultants or experts, including but not limited to leadership search firms, the N&CG Committee deems necessary in the performance of its duties, including in its process of identifying director candidates.
The principal purposes of the N&CG Committee are to:

•	identify, screen and review individuals qualified to serve as directors and recommend candidates for nomination for election at the annual meeting of stockholders or to fill board vacancies;

•	review and recommend non-employee director compensation to the Board;

•	develop and recommend to the Board and oversee implementation of the Company’s corporate governance guidelines;

•	oversee evaluations of the Board; and

•	recommend to the Board nominees for the committees of the Board.

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During 2019, Willis, as independent outside compensation consultant, advised the N&CG Committee on non-employee director compensation matters.
Environmental, Health, Safety, Quality and Public Policy Committee
The Company’s Environmental, Health, Safety, Quality and Public Policy Committee (the “EHS Committee”) is currently comprised of Dr. Ihlenfeld (chairman), Mr. Brown, Ms. Hill and Ms. Rucker. The EHS Committee assists the Board in fulfilling its oversight duties regarding, while Company management retains responsibility for assuring compliance with, applicable environmental, health and safety laws and regulations. The complete text of the EHS Committee charter, as last amended by the Board of Directors on July 15, 2019, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance”.
The principal purposes of the EHS Committee are to:

•	oversee the Company’s policies and practices concerning environmental, health, safety, quality and public policy issues;

•	review the impact of such policies and practices on the Company’s corporate social responsibilities, public relations and sustainability; and

•	make recommendations to the Board regarding these matters.
Board Oversight
Stockholders elect the Board to oversee management and to serve stockholders’ long-term interests. Management is responsible for delivering on our strategy, creating our culture, creating and delivering innovative products and services, establishing accountability, and controlling risk. The Board and its committees work closely with management to balance and align strategy, risk, corporate social responsibility, and other areas while considering feedback from stockholders. Essential to the Board’s oversight role is a transparent and active dialogue between the Board and its committees, and management. To support that dialogue, the Board and its committees have access to, receive presentations from, and conduct regular meetings with the senior leadership team, other business and function leaders, subject matter experts, the Company’s enterprise risk management and internal audit functions, and external experts and advisors.
Board oversight of strategy
One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy. As Celanese continues to transform and expand its business, the Board works with management to respond to a dynamically changing environment. At least quarterly, the CEO, the senior leadership team, and leaders from across the Company provide detailed business and strategy updates to the Board. At least annually, the Board conducts an even more in-depth review of the Company’s overall strategy, including critical issues, risks and opportunities. At all of these reviews, the Board engages with the senior leadership team and other business leaders regarding business objectives, the competitive landscape, economic trends, public policy and regulatory developments and other critical issues. At meetings occurring throughout the year, the Board also assesses acquisitions, the Company’s operating and capital plan, and performance for alignment to our strategy. The Board looks to the focused expertise of its committees to inform strategic oversight in their areas of focus. Members of senior management are available to discuss the Company’s strategy, plans, results and issues with the Board committees and the Board, and regularly attend such meetings to provide periodic briefings and access. In addition, the Audit Committee regularly holds separate executive sessions with the lead client service partner of the independent registered public accounting firm, the chief financial officer, the internal auditor, the chief compliance officer and other members of management as appropriate.
Board oversight of risk
Effective risk management is critical to Celanese’s ability to achieve its strategy. The Board oversees management in exercising its responsibility for managing risk, considering our robust framework of policies, procedures, and

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processes to anticipate, identify, assess, prioritize, and mitigate risks across the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process, reviewing and monitoring management’s execution of the strategic and business plan, and selected risk areas, including cybersecurity. Each Board committee is responsible for oversight of specific risk areas relevant to their respective committee charter. The oversight responsibility of the Board and the Board committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. In addition, the Board recognizes that risk management and oversight comprise a dynamic and continuous process and reviews the enterprise risk model and process periodically. On a regular basis, the Board and its committees engage with management on risk as part of broad strategic and operational discussions which encompass interrelated risks, as well as on a risk-by-risk basis. The Board executes its oversight responsibility directly and through its committees, who regularly report back to the Board. Some examples of risks overseen by committees are:

•
The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage internal audit, internal control over financial reporting and disclosure controls and procedures, tax, investment, and other financial risks, as well as the Company’s financial position and financial activities. It also reviews the Company’s policies for risk assessment and steps management has taken to control certain risks not otherwise delegated by the Board to other committees.

•	The CMDC oversees compensation programs, policies and practices and their effect on risk-taking by management. See “Compensation Risk Assessment” for additional information.

•
The N&CG Committee oversees the governance framework and structure as well as other corporate governance matters, including oversight of the annual board and committee assessment process, and is charged with developing and recommending to the Board corporate governance principles and policies and Board committee structure, leadership and membership.

•	The EHS Committee oversees the Company’s operational risks, including those risks associated with employee, environmental, process and product safety and quality, public policy and reputation.

•	The full Board oversees the enterprise risk process that management implements and addresses risks associated with cybersecurity.

•	The full Board and the CMDC address issues and risks associated with diversity and inclusion and human capital management.
Each of the Board committees is required to make regular reports of its actions and any recommendations to the Board with respect to risk management, including recommendations to assist the Board with its overall risk oversight function. This approach to risk oversight does not affect the Board’s leadership structure.
Each of our directors has substantial experience managing and overseeing risk for complex, international organizations that they leverage while serving on our Board. For example, Mr. Wulff’s experience leading Hercules International as its chairman, necessitated risk management and oversight on a daily basis, while Mr. Brown continues to do so as chief executive officer of L3 Harris Technologies, Inc. The extensive chemicals leadership histories shared by Mr. Galante, Dr. Ihlenfeld and Ms. Ryerkerk, as well as Ms. Hill’s leadership experience in technology, allow each of them to understand and address key risk-related issues unique to our industry and the Company. Risk management was an active component of Mr. Hoffmeister’s responsibilities as chief financial officer for Life Technologies and Mr. Wulff’s responsibilities as chief financial officer for Union Carbide. Finally, the management, leadership and legal backgrounds of Ms. Blackwell and Ms. Rucker cause them to be especially in-tune with recognizing and advising on a broad array of issues affecting corporate risk.

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Highlight on oversight of human capital management
The Board, the CMDC, and the EHS Committee engage with the senior leadership team and human resources executives on a regular basis across a broad range of human capital management issues. Celanese is focused on creating a respectful, safe, rewarding, diverse, and inclusive work environment that allows our people to build meaningful careers. The success of these human capital management objectives is essential to the fulfillment of our strategy, and the Board works with management to provide oversight on matters including culture, succession planning and development, compensation, benefits, employee recruiting and retention, diversity and inclusion and respectful workplace. Additionally, each year, the CMDC Committee evaluates management’s annual assessment of risk related to our compensation policies and practices. The Board and the CMDC Committee work with the CEO and our head of Human Resources to review CEO and senior executive succession plans, considering the qualifications and experience of potential leadership candidates.
Highlight on oversight of cybersecurity risk and data privacy
The Board and the Audit Committee are each involved in oversight of the Company’s management of cybersecurity risk. Cybersecurity protection is vital to maintaining our proprietary information and the trust of our customers and employees. We recognize the importance of securing our data and systems from potential breach. Management provides regular updates, including information about cybersecurity governance processes, the status of projects to strengthen internal cybersecurity, and the results of security breach simulations. The Board and its committees also discuss recent incidents throughout the industry and the emerging threat landscape.
Highlight on oversight of strategic acquisitions
The Board provides oversight of Celanese’s strategic acquisition and integration process, which supports alignment with our strategic objectives, provides accountability across acquisitions, and enables insight for future acquisitions. Our Board includes eight members with extensive negotiation, acquisition, integration, and other business combination experience. That depth of experience allows the Board to constructively engage with management and effectively evaluate acquisitions for alignment with our strategy and culture. Celanese views strategic acquisitions as an important element in delivering long-term stockholder value. While management is charged with identifying potential acquisition targets, executing transactions, and managing integration, our Board’s oversight extends to each phase. Management and the Board regularly discuss potential acquisitions and their role in the Company’s overall business strategy. These discussions include acquisitions in process and potential future acquisitions, focusing on valuation, strategic risk, and potential synergies with our businesses and strategy. When management considers potentially significant acquisitions, the Board receives updates and discusses with management a broad range of matters, including negotiations, due diligence findings, valuation, tax impacts, integration planning, talent retention, risk, and regulatory impacts. Throughout the acquisition process, the Board has access to the senior leadership team, appropriate business leaders, subject matter experts, and external advisors. As part of the entire strategic acquisition lifecycle, the Board also receives regular updates and provides feedback on ongoing integration, operational success, and financial performance of our acquisitions, which allows the Board to provide oversight across transactions and over time.
Additional Governance Matters
Stockholder Engagement
The Board believes accountability to stockholders is a mark of good governance and critical to the Company’s success. To that end, the Company maintains dedicated resources to actively engage with stockholders. The Company regularly engages with stockholders on a variety of topics throughout the year to ensure we are addressing their questions and concerns, to seek input and to provide perspective on Company policies and practices. Topics include corporate strategy, cash deployment, executive compensation plan design and practices, Board composition and refreshment, executive succession, governance and social responsibility.

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During 2019, we reached out to stockholders representing approximately 76% of our shares and met with stockholders holding approximately 57% of our Common Stock, through in-person meetings and telephone calls, more than half of which were attended by our Lead Independent Director or the chair of the CMDC. We attended four investor conferences and nine non-transaction roadshows. In addition, at least nine stockholders or potential stockholders visited with our management in our offices. In May 2018, we held an investor day with more than 196 participants.
In addition to this direct engagement, the Company has instituted a number of complementary mechanisms that allow stockholders to effectively communicate a point of view with the Board, including:

•	the ability to attend and voice opinions at the annual meeting of stockholders (see page 90);

•	a dedicated annual meeting page on our website (see page 91);

•	a majority voting standard (see page 17);

•	the annual advisory vote to approve executive compensation (see page 42);

•	annual election of directors (see page 17);

•	proxy access (see page 17);

•	commitment to thoughtfully consider stockholder proposals submitted to the Company (see page 92); and

•	the ability to direct communications to individual directors or the entire board (see page 92).
See page 51 for additional information about enhanced engagement with stockholders in 2019, including regarding our executive compensation programs.
No Hedging, No Pledging and Anti-Short Sale Policies
The Company's hedging policy prohibits directors, executive officers and other employees of the Company and its subsidiaries from engaging in any transaction, acquiring any financial instrument, or entering into any derivative contract, directly or indirectly (including through any designee), that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of any securities of the Company, including Common Stock, held directly or indirectly by any such person. The policy applies to all securities of the Company held by such a person, including securities not acquired as compensation. The hedging policy indicates that hedging may be accomplished through put options, call options, forward sale contracts, prepaid variable forward contracts, equity swaps, collars and exchange funds.
The Company's pledging policy prohibits directors and executive officers from pledging Common Stock, including holding Common Stock in a margin account. Directors and executive officers are also prohibited from engaging in short sales related to Common Stock.
Environmental, Social and Governance Highlights
The sustainability conversation is constantly evolving, and Celanese is adopting a learning approach throughout the process. As a result we are adopting an ESG framework for our future reporting. What hasn’t changed is the Company’s recognition that success is defined by our stakeholders – investors, customers, employees, communities – and is reflected in our efforts to promote safety and protect our environmental resources as a responsible corporate citizen.
In 2019, CEO Lori Ryerkerk recognized the need for a new approach to lead the next generation of sustainability efforts for the Company and formed the Celanese ESG Council. The Council is a cross-functional team of senior leaders who have come together from each region to develop an ESG strategy inclusive of identifying standards of reporting and an enhanced framework for ongoing communication on ESG topics material to Celanese’s long-term success.

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The Council meets monthly to form recommendations to senior leadership on key ESG program strategy and implementation of ESG-related projects. For example, the Council has made recommendations on standards reporting alignment, further development of key KPIs, and has led a project to launch a “Sustainability” site on celanese.com. Additionally, it is working with our Young Professionals Employee Relations Group on evaluating a global “Go Green” initiative. And, in conjunction with the Celanese Foundation, the Council is sponsoring a global Earth Day volunteer event.
The Company and the Board receive feedback from stockholders on ESG issues through our stockholder outreach program and through communication from stockholders.
Our Board committees are also involved in ESG oversight.

•
The EHS Committee oversees the Company’s comprehensive social responsibility initiatives including in the areas of safety, quality and environmental sustainability, and monitors the Company’s response to important public policy issues impacting the areas of social responsibility, corporate citizenship and sustainability. The EHS Committee reports to the Board quarterly on ESG topics.

•	The CMDC oversees compensation programs, policies and practices, and addresses diversity and inclusion, human capital management, and community engagement.

•
The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage internal audit, as well as the Company’s financial position and financial activities and policies for risk assessment, which include certain ESG risks.

•	The N&CG Committee oversees governance matters affecting the Board and the Company generally, including governance enhancements in response to stockholder feedback.
Following are highlights of the programs and business practices that contribute to the strong culture at Celanese, fostering relationships and demonstrating our commitment and values. More information on our goals and aspirations is available on our sustainability website at https://celanese.com/sustainability/. Also available on this site are our prior sustainability reports and addendums.
Environmental
Natural Resources
Celanese is proud to serve as a steward for the environment, protecting Earth’s natural resources and helping our partners and their customers to do the same. We’ve worked to maintain compliance with regulatory requirements, develop sustainable protocols and implement leading environmental management systems. As a result, we’ve reduced our energy intensity by approximately 15%, green house gas intensity by approximately 28%, VOC intensity by approximately 29%, and waste intensity by approximately 32% from 2013-2018. These initiatives reflect the Company’s vision for putting sustainability into practice every day, and demonstrate a commitment to energy conservation, emissions control, release prevention, wastewater discharge controls and waste reuse/recycling.

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In 2019, Celanese received permits to begin construction on two key sustainability projects at our Clear Lake, Texas, facility – a methanol expansion and an acetic acid expansion, which is expected to reduce carbon dioxide (CO2) emissions to the atmosphere. CO2 emissions will be recovered and reused as a raw material in the methanol and acetic acid complex. Additionally, we incorporate recycled acetic acid at our plants in Clear Lake, Texas, and Frankfurt, Germany for use in our downstream acetyl products. We are in the process of externally validating the recycled contents with a third party.

Our continued work to reduce energy intensity has been recognized. For more than 25 years, the U.S. Environmental Protection Agency’s (EPA) ENERGY STAR program has been America’s resource for saving energy and protecting the environment. The EPA recognized Celanese as an ENERGY STAR Partner of the Year for the fourth year in a row (2016-2019), and for a second year for Sustained Excellence. Sustained Excellence is the highest honor among ENERGY STAR Awards for partners who have already received ENERGY STAR Partner of the Year recognition for a minimum of two consecutive years and have gone above and beyond the criteria needed to qualify for recognition.

Celanese recently signed the Operation Clean Sweep® pledge, and we have registered our U.S. and Europe Engineered Materials sites to Operation Clean Sweep®. The program’s purpose is to ensure all plastic resin handling operations implement housekeeping and pellet containment practices to prevent resin pellet, flake, and powder loss into the environment. This program aligns with the American Chemistry Council (ACC) and Plastic Europe membership requirements.

Product Stewardship
Making sustainability part of our corporate focus means making it part of our customers’ value chain, designing and developing responsibly made materials to positively impact a product at every stage of its life cycle - from initial idea to end-of-life recycling. To ensure we remain committed not only to the highest product quality standards, but also the regulatory, health, safety and environmental aspects, we’ve cultivated a global product stewardship team focused on responsibly managing our raw materials, intermediates and products. Our global product stewardship organization works closely with procurement, technology & innovation, manufacturing, commercial and legal staff to identify emerging product stewardship risks, and to attempt to mitigate risks at each state of a product’s lifecycle.
In 2019, our ethylene-based VAM technology was awarded by the China Petroleum and Chemical Industry Federation (CPCIF), the designation of Green Technology for its low carbon emissions, low energy consumption, low content of heavy components and high product quality.
Quality
We are committed to Quality throughout the customer experience. Our focus is on meeting our customer’s requirements by delivering differentiated value through promoting employee engagement and empowerment, and the cultivation of relationships with interested parties such as suppliers and other partners.
Innovation
Celanese is developing products aligned with ESG and circular economy objectives including products which have increased recycled content, end of life reuse, and are bio-based. Specific products include bio films, and recycled PA 66 compounds and polymers for electric motors. We are also investigating applications including biodegradable straws, and food compliant paper packaging to replace plastic. Additionally, we are focused on supporting the United Nations’ Sustainable Development Goal of “Good Health and Well-Being” through our support of our customer’s innovations in long-acting dosage forms, drug delivery devices, and orthopedic components.

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Social
Human Capital
Celanese is focused on creating a respectful, safe, rewarding, diverse, and inclusive work environment that allows our people to build meaningful careers. We accomplish this through attracting and developing exceptional talent, supporting their career and personal goals as well as their physical, emotional and financial wellness. We track metrics as indicators of inclusive engagement. For example, in 2019 global attrition remained flat at 8%. Our organization was made up of 24% women, and 26% of management positions are held by women.
As our ESG Council works with Company leadership to establish future reporting standards, the following are additional highlights of how our approach to our people drives not just company growth but also individual growth.
Safety
The primary goal of our safety initiative is to ensure employees and contractors remain injury free.  Our Board and management are committed to creating the best working environment where employees and contractors are engaged in training and procedures that minimize hazards and prevent injuries.  From 2013-2018, our approach has helped us improve our process safety performance by 85%. In addition, our safety programs, such as Walk the Line, Stop and Think, and Know Your Limit, enable us to learn from our experiences and reduce incident causes.
Diversity and Inclusion
We know a diverse and inclusive environment is key to driving innovation, creativity and growth. At Celanese, that starts at the top with our Board of Directors where we have 40% gender and racial diversity. 50% of our named executive officers are women, and 40% of our corporate leadership team are diverse. In 2019, Celanese was one of 323 companies recognized by the Women’s Forum of New York for accelerating the pace of change for women on boards. Their Corporate Champion Award is for companies that have at least 40% Board seats held by women.
By intentionally employing a workforce comprised of individuals of varying gender, religion, race, age and ethnicity, we empower our organization to think more creatively, act more innovatively and deliver more value to our customers. Celanese offers a number of employee resource groups to enable these discussions, all led by Groups@Celanese, a global, voluntary, employee-led team aligned with the Company’s diversity goals and objectives.
In January of 2020, Celanese received another perfect score of 100% on the Corporate Equality Index (CEI). The Human Rights Campaign Foundation’s CEI is the national benchmarking tool on corporate policies and practices pertinent to lesbian, gay, bisexual, transgender, and queer employee equality and inclusion.
Professional Development
Our Global Career Framework tool – a literal map – provides clarity on the opportunities for personal growth while supporting the needs of our business, and allowing our employees to take ownership of their career development. Implementing the Global Career Framework gives us agility to redefine employee growth at Celanese. We no longer believe growth is only upwards. Growth can be in many directions and in the form of different exposures and experiences. This complements our formal annual review process, which includes mid-year and year-end performance reviews and development discussions.

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Philanthropy and Community Service
Celanese strives to make a positive difference in our communities, donating our time and resources to meet needs and improve the world – one person, one project at a time.

In 2019, we supported over 1,500 charities and donated approximately $3.5 million to various nonprofit organizations. Because of programs like The Giving Hub, a global system that allows employees to easily schedule and coordinate volunteer activities, we have exceeded our volunteer hour challenge for the past three years, moving from 100,000 to 150,000 to over 250,000 in 2019 with over 70% employee participation.

We are also proud to have expanded the reach of the Celanese Foundation, an employee-led 501(c)(3) nonprofit focused on creating opportunities for at-risk families in all countries where Celanese has employees. For more information, go to foundation.celanese.com.
Governance
As a global company, Celanese must not only meet a breadth of varying local, state and regional regulations, but also be mindful of possible social and political conflicts. We understand the role corporate governance plays in maintaining our goal to act in accordance with our values.
Celanese’s Board of Directors is composed of a diverse group of leaders with experience at major domestic and international companies. They have worked in key market sectors that reflect our customer base and have sound financial and governance expertise. Their experience provides an understanding of business strategies and impacts, as well as challenges and risks. Eight of 10 directors are independent, and 40% represent gender and racial diversity. Copies of our committee charters and other governance documents are available on our website, https://investors.celanese.com.
Governance and Compensation Best Practices
Celanese is committed to strong corporate governance and compensation practices, which promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in the Company. Examples are listed on pages 7 and 56.
Risk Management
Effective risk management is critical to Celanese’s ability to achieve its ESG strategy. The Board has responsibility for overseeing the strategic planning process, reviewing and monitoring management’s execution of the strategic and business plan, and selected risk areas. Responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight of the process.
Committees continually discuss the Company’s risk exposures with management, the internal audit executive and the independent external auditor, who employ an ongoing iterative risk assessment process. Results of risk audits are routinely reported to leadership and the Audit Committee. In addition, an annual report of enterprise risks, which undergo a comprehensive review using strategic, operational, financial, compliance and IT risk themes, is delivered to the Board. For more information concerning oversight by the Board, see “Board Oversight”.
Political Engagement Policy
The Company believes in responsible corporate governance and actively participates in the political process to support the needs of our business and our 7,700 employees. The Company seeks to responsibly use our resources to advance public policy consistent with the Company’s values, the sustainability of our business and long-term stockholder values. The Company does not provide any direct political contributions. The Company does, however, sponsor a voluntary, nonpartisan political action committee called the Celanese Political Action Committee (“CELPAC”). CELPAC supports candidates for federal, state and local office in the U.S. that advocate and pursue government policies that promote the Company’s interests. For our full political engagement policy and for a list of political contributions, please go to https://celanese.com/about-us/political-engagement-policy.

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Code of Conduct
The Company has adopted a code of business conduct applicable to directors, executive officers and all other employees. Our employees, suppliers and customers can ask questions about our code of conduct and other ethics and compliance issues, or report potential violations, through Navex, a global Internet and telephone information and reporting services company. The code of conduct is available on our compliance website, http://compliance.celanese.com, by clicking “Business Conduct Policy”. In the event the Company amends or waives any of the provisions of the code of conduct applicable to our principal executive officer, principal financial officer or controller that relates to any element of the definition of ”code of ethics” enumerated in Item 406(b) of Regulation S-K under the 1934 Act, the Company intends to disclose these actions on the Company’s website.
Director Compensation
Director Compensation Process
Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our Common Stock.
The Board reviews director compensation at least annually based on recommendations by the N&CG Committee. The N&CG Committee has the sole authority to engage a consulting firm to evaluate director compensation and since 2017 has engaged Willis to assist in setting director compensation. The N&CG Committee reviews director compensation taking into account multiple factors, including pay practices at publicly traded companies, continued expansion of director, committee chair and lead director responsibilities, and the growing time commitment. The N&CG Committee and the Board base their determinations on director compensation on recommendations from Willis and on market practices and reviewing trends at other S&P 500 companies and our compensation comparator companies (outlined below). Based on that review, the Board did not approve any changes in the level or mix of director compensation when reviewed in July 2019. Willis also serves as the independent consultant to the CMDC on executive compensation.
Director Compensation in 2019
The Company uses both cash and equity-based compensation to attract and retain qualified directors to serve on our Board of Directors, as follows:

Director Compensation Component	Amount
Annual Awards
Annual cash retainer (paid quarterly)	$105,000
Annual time-based restricted stock units (“RSU”)(one-year vesting)	$150,000
Incremental Awards for Board Leadership
Annual cash fee for chair: (i) nominating and corporate governance committee, and (ii) environmental, health, safety, quality and public policy committee	$15,000
Annual cash fee for chair: (i) audit committee, and (ii) compensation and management development committee	$20,000
Annual cash fee for lead independent director	$25,000
Newly-elected directors receive a pro-rata equity award. Non-management directors are entitled to participate in the Company’s 2008 Deferred Compensation Plan (“2008 Deferred Plan”), which is an unfunded, nonqualified deferred compensation plan that allows directors the opportunity to defer all or a portion of their cash compensation and RSUs in exchange for a future payment amount equal to their deferments plus or minus certain amounts (including dividend equivalents) based on the market performance of specified measurement funds selected by the participant.

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2019 Director Compensation Table
The table below is a summary of compensation earned and RSUs granted by the Company to non-management directors for the fiscal year ended December 31, 2019.

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (f)	All Other Compensation ($)(6) (g)	Total ($) (h)
Jean S. Blackwell	120,000	149,961	—	—	—	—	269,961
William M. Brown	105,000	149,961	—	—	—	—	254,961
Edward G. Galante	130,000	149,961	—	—	—	—	279,961
Kathryn M. Hill	125,000	149,961	—	—	—	—	274,961
David F. Hoffmeister	105,000	149,961	—	—	—	—	254,961
Dr. Jay V. Ihlenfeld	120,000	149,961	—	—	—	—	269,961
Kim K.W. Rucker	105,000	149,961	—	—	—	—	254,961
John K. Wulff	125,000	149,961	—	—	—	—	274,961

(1)	Mr. Rohr and Ms. Ryerkerk are not included in this table because they were employees of the Company during 2019 and received no compensation for their services solely as a director.

(2)	Includes amounts earned for the annual retainer and committee chair and lead independent director fees for the respective directors, as applicable.

(3)
Represents the grant date fair value of 1,404 RSUs granted to each non-management director in April 2019 under the 2018 Global Incentive Plan computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. For a discussion of the method and assumptions used to calculate such expense, see Notes 2 and 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. As of December 31, 2019, each non-management director listed in the table owned 1,404 RSUs.

(4)	The Company has not granted stock options to directors since 2007. As of December 31, 2019, no persons serving as a non-management director held any stock options.

(5)	Deferrals by directors under the 2008 Deferred Plan, including deferrals of RSUs, do not receive above-market earnings and therefore no amount with respect to those deferrals is included in the Table.

(6)
Directors are reimbursed for expenses incurred in attending board, committee and stockholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities that benefit the Company, including participation in director education programs. We generally do not provide perquisites to our directors, other than small gifts provided at board meetings and upon retirement. Occasionally, a director may use Company-provided aircraft for travel to board meetings. The Board does not provide any tax gross-ups on any director perquisites. No director received perquisites at or exceeding a total incremental value of greater than $10,000 in 2019.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 32

Governance

Director Stock Ownership Guidelines
The Board of Directors considers Common Stock ownership by directors to be of utmost importance. The Board believes such ownership enhances the commitment of directors to our future and aligns their interests with those of our other stockholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors that require each director to own Common Stock having a value of at least five times his or her base annual cash retainer of $105,000. Each newly elected director has five years from the year elected to reach this ownership level. During the five-year period, a director may not sell more than 50% of the shares received as compensation. As of the computation date, December 31, 2019, all of our then current independent directors had attained the minimum stock ownership levels based on holdings except for Ms. Rucker, who joined the Board in 2018, who is on-track for compliance and is not required to meet the minimum stock ownership guidelines until 2023.
Director Independence and Related Person Transactions
Director Independence
The listing standards of the NYSE require companies listed on the NYSE to have a majority of “independent” directors. As noted below, all of our directors, other than our Chairman and chief executive officer, are independent.
The Board of Directors has adopted standards of independence for directors that are set forth in Exhibit A to the Company’s corporate governance guidelines. The Board reviews and determines the independence of each of the directors in accordance with these standards. The full text of the corporate governance guidelines is available on our website, https://investors.celanese.com, by clicking “Corporate Governance”. These standards incorporate all of the requirements for director independence contained in the NYSE listing standards. The NYSE listing standards generally provide that a director is independent if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, a director is not independent if certain other relationships exist.
The Board, based on the recommendation of the N&CG Committee, affirmatively determined that eight of our current directors, Messrs. Brown, Galante, Hoffmeister, Ihlenfeld and Wulff, and Ms. Blackwell, Ms. Hill and Ms. Rucker are independent of the Company and its management under the NYSE listing standards and the Company’s director independence standards. Mr. Rohr, our Executive Chairman, and Ms. Ryerkerk, our CEO, are the only current directors who are not independent.
In addition, in compliance with the NYSE listing standards, we have an Audit Committee, a Compensation and Management Development Committee and a Nominating and Corporate Governance Committee that are each entirely composed of independent directors. Each of these committees have written charters addressing the respective committee’s purpose and responsibilities and the annual evaluation of the performance of these committees.
The Company in the normal course of business has been a party to transactions with other entities (or their subsidiaries) where certain of our directors are themselves either directors or officers. When making the Board’s director independence determination, the Board was aware of, and considered, the relationships listed below. All the business relationships noted below were entered into on standard pricing and terms and arose in the ordinary course of our business. The amounts involved in each relationship did not exceed the greater of $1,000,000 or two percent of such other company’s consolidated gross revenues. As a result, each qualified under a categorical standard of independence that the Board previously approved and, therefore, none of the relationships were deemed to be a material relationship that impaired the director’s independence.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 33

Governance

Director	Organization	Director’s Relationship to Organization	Type of Transaction, Relationship or Arrangement	Does the Amount Exceed the Greater of $1 million or 2% of either company’s Gross Revenues?
Jean S. Blackwell	Ingevity Corporation and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Ingevity	No
	Johnson Controls International plc and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to, and purchases from, Johnson Controls	No
Edward G. Galante	Linde plc and subsidiaries and affiliates*	Director	Business Relationship - Routine sales to, and purchases from Linde	No
	Clean Harbors and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from Clean Harbors	No
Kathryn M. Hill	Moody’s Inc. and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from Moody’s	No
David F. Hoffmeister	Glaukos Corporation and subsidiaries	Director	Business Relationship - Routine sales to Glaukos	No
Dr. Jay V. Ihlenfeld	Ashland Global Holdings Inc. and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to, and purchases from, Ashland	No
John K. Wulff	Hexion Holdings Corporation and its subsidiaries	Director	Business Relationship - Routine sales to, and purchases from, Hexion	No
* During 2018, Praxair, Inc. merged with Linde AG to form Linde plc.
Certain Relationships and Related Person Transactions
The Board of Directors has adopted a written policy regarding related person transactions (the “Related Party Transaction Policy”). For purposes of SEC rules and such policy, an interested transaction is a transaction or relationship in which the aggregate amount involved exceeds or may reasonably be expected to exceed $120,000 since the beginning of the Company’s last fiscal year, the Company or any of its subsidiaries is a participant, and any related party will have a direct or indirect material interest in the transaction or relationship. A related party is any person who is or was during the last fiscal year an executive officer, director or nominee for election as a director; a greater than 5 percent beneficial owner of Common Stock; or an immediate family member of any of these persons. Compensation paid to our named executive officers is not treated as an interested transaction under the Related Party Transaction Policy to the extent that it is disclosed as compensation in this Proxy Statement. In addition, a related party would not be deemed to have a “material interest” in a transaction simply due to such person’s position as an officer or director of the other party in the transaction or, in the case of simply being an employee of the other party to the transaction, if the aggregate amount involved in the subject year does not exceed the greater of $1,000,000 or two percent of that party’s annual revenues.
The Audit Committee reviews the material facts of all interested transactions that meet the requirements discussed above and therefore require the Audit Committee’s approval and either approves or disapproves of the entry into the interested transaction. In determining whether to approve or ratify an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
In addition, the Audit Committee has delegated to the chairman of the Audit Committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 34

Governance

involved is expected to be less than $2,000,000. In connection with regularly scheduled meetings of the Audit Committee, the Company provides the Audit Committee for its review a summary of each new interested transaction that was pre-approved by the chairman of the Audit Committee. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director is to provide all material information concerning the interested transaction to the Audit Committee.
No interested transactions were approved or ratified or, to our knowledge, required to be approved or ratified, during 2019.
None of our directors are adverse to the Company in any pending litigation.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 35

Stock Ownership Information

STOCK OWNERSHIP INFORMATION
Principal Stockholders and Beneficial Owners
The following table sets forth information with respect to the beneficial ownership of Common Stock as of February 18, 2020, by (i) each person known to the Company to beneficially own more than 5% of our Common Stock; (ii) each of the Company’s present directors, including those nominated for election at the Annual Meeting; (iii) the named executive officers serving during the last fiscal year; and (iv) all present directors and executive officers of the Company as a group. The percentage of beneficial ownership set forth below is calculated in accordance with SEC Rule 13d-3 and is based on the number of shares of Common Stock outstanding as of February 18, 2020, which was 119,566,232.

	Amount and Nature of Beneficial Ownership of Common Stock
	Common Stock Beneficially Owned(1)		Rights to Acquire Shares of Common Stock(2)	Total Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

The Vanguard Group, Inc.(3)	13,551,499		—	13,551,499	11.3
Dodge & Cox(4)	10,510,285		—	10,510,285	8.8
BlackRock, Inc.(5)	8,785,990		—	8,785,990	7.3
Wellington Management Company, LLP(6)	8,471,663		—	8,471,663	7.1
Capital International Investors(7)	7,095,321		—	7,095,321	5.9
Directors(8)(9)
Jean S. Blackwell	3,973		—	3,973	*
William M. Brown	103		—	103	*
Edward G. Galante	6,670		—	6,670	*
Kathryn M. Hill	6,221		—	6,221	*
David F. Hoffmeister	43,167		—	43,167	*
Dr. Jay V. Ihlenfeld	5,629		—	5,629	*
Kim K.W. Rucker	56		—	56	*
John K. Wulff	19,872		—	19,872	*
Named Executive Officers(8)
Todd L. Elliott	35,503	(9)	—	35,503	*
Shannon L. Jurecka	6,835		—	6,835	*
A. Lynne Puckett	4,438		—	4,438	*
Scott A. Richardson	29,536	(9)	—	29,536	*
Mark C. Rohr(10)	659,468		—	659,468	*
Lori J. Ryerkerk(10)	1,758		—	1,758	*
All present directors, nominees and executive officers as a group (14 persons)(11)	823,230		—	823,230	*

*	Less than 1% of shares.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 36

Stock Ownership Information

(1)
Includes shares for which the named person or entity has sole and/or shared voting and/or investment power. Does not include shares that may be acquired through the vesting of restricted stock units or other rights to acquire shares. To our knowledge, none of the Common Stock listed as beneficially owned by the current directors or executive officers are subject to hedges or have been pledged.

(2)
Reflects rights to acquire shares of Common Stock within 60 days of February 18, 2020, and includes, as applicable, shares of Common Stock issuable upon the vesting of restricted stock units granted under the 2009 GIP and 2018 GIP within 60 days of February 18, 2020. Does not include units in a stock denominated deferred compensation plan with investments settled in shares of Common Stock as follows: Ms. Blackwell – 6,621 equivalent shares, Mr. Brown – 5,406 equivalent shares, Mr. Galante – 6,058 equivalent shares, Dr. Ihlenfeld – 9,114 equivalent shares, Ms. Rucker – 746 equivalent shares, and Mr. Wulff – 18,259 equivalent shares.

(3)
On February 2, 2020, The Vanguard Group, Inc. (“Vanguard Group”) filed Amendment No. 6 to Schedule 13G with the SEC reporting beneficial ownership of 13,551,499 shares of Common Stock as of December 31, 2019, with sole voting power over 179,226 shares, shared voting power over 36,189 shares, sole dispositive power over 13,345,598 shares and shared dispositive power over 205,901 shares. The address of Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
On February 13, 2020, Dodge & Cox filed Amendment No. 10 to Schedule 13G with the SEC reporting beneficial ownership of 10,510,285 shares of Common Stock as of December 31, 2019, with sole voting power over 9,995,458 shares and sole dispositive power over 10,510,285 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(5)
On February 5, 2020, BlackRock, Inc. (“BlackRock”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership of 8,785,990 shares of Common Stock as of December 31, 2019, with sole voting power over 7,499,770 shares and sole dispositive power over 8,785,990 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)
On January 30, 2020, Wellington Group Holdings LLP (“Wellington”) filed a Schedule 13G with the SEC reporting beneficial ownership of 8,471,633 shares of Common Stock as of December 31, 2019, with shared voting power over 7,719,582 shares and shared dispositive power over8,471,663 shares. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(7)
On February 14, 2020, Capital International Investors (“Capital International”) filed a Schedule 13G with the SEC reporting beneficial ownership of 7,095,321 shares of Common Stock as of December 31, 2019 with sole voting power over 7,094,225 shares and sole dispositive power over 7,095,321 shares. The address of Capital Research is 11100 Santa Monica Blvd., 16th Floor, Los Angeles, CA 90025.

(8)	Listed alphabetically. Each person has sole investment and voting power with respect to the Common Stock beneficially owned by such person.

(9)
Includes beneficial ownership of Common Stock by Mr. Richardson and Mr. Elliott of 540 and 1,435 equivalent shares, respectively, in the Celanese Stock Fund under the CARSP as of February 18, 2020. Each has the ability to direct the voting of the Common Stock underlying these equivalent shares and the ability to change their investment options at any time.

(10)	Mr. Rohr and Ms. Ryerkerk also serve as directors and their ownership information is set forth under “Named Executive Officers”.

(11)	Does not include 140,011 PRSUs (at target) held by our current executive officers as of February 18, 2020 subject to future performance and vesting conditions.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers (as defined) and persons who own more than ten percent of our Common Stock, to file with the SEC reports of their ownership and changes in their ownership of Common Stock. Directors, officers and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from our directors and officers that all reportable transactions were reported, the Company believes, to the best of its knowledge, that for the year ended December 31, 2019, all filing requirements applicable to its directors, officers and greater than ten-percent stockholders were complied with except:

•	a Form 4 for Mr. Brown relating to the deferral of a quarterly cash retainer into the 2008 Deferred Plan that was invested in the Celanese Stock Fund was filed late

•
a Form 4 for Ms. Benita Casey, our chief accounting officer, relating to the vesting of restricted stock units (and the related withholding for taxes) awarded prior to her becoming subject to Section 16(a) was filed late

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 37

Audit Matters

AUDIT MATTERS
Audit Committee Report
The Audit Committee is composed of four independent directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the external reporting process and the Company’s internal controls. The Audit Committee serves as the primary communication link between the Board, the independent public accounting firm, and our internal auditors.
Company management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and the internal control over financial reporting. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with the Company’s management and KPMG LLP the audited financial statements for the Company for the year ended December 31, 2019. The Audit Committee also met with KPMG LLP and the internal auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluation of our internal control, and the overall quality of our financial reporting. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee reviewed and discussed with KPMG LLP its independence from the Company and management, including the matters in the written disclosures required by PCAOB Rules.
The Audit Committee discussed with KPMG LLP and the internal auditors the overall scope and plans for their respective audits. The Audit Committee reviewed and discussed the fees billed to the Company by KPMG LLP for audit, audit-related, tax and other services provided during fiscal 2019, which are set forth under “Item 2: Ratification of Independent Registered Public Accounting Firm”, and determined that the provision of non-audit services is compatible with KPMG LLP’s independence. Based on the Audit Committee’s reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
The Audit Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the registered public accounting firm, along with their capabilities, technical expertise, and knowledge of our operations and industry. Based on these evaluations, the Audit Committee decided to engage KPMG LLP as our independent registered public accounting firm for fiscal 2020. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has continued its long-standing practice of recommending that the Board ask our stockholders to ratify the appointment of the registered public accounting firm at our annual meeting of stockholders. This report was submitted by the current members of the Audit Committee,

Dated: February 5, 2020	John K. Wulff, Chairman
William M. Brown
David F. Hoffmeister
Kim K.W. Rucker
The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Audit Committee report by reference therein.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 38

Audit Matters

ITEM 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected KPMG LLP to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2020. Since 2004, KPMG LLP has served as our independent registered public accounting firm and also provided other audit-related and non-audit services that were approved by the Audit Committee. In addition, the current lead partner assigned to the Company’s audit has held such position since 2017 and, unless removed by the Audit Committee, is expected to continue through 2021, when he would rotate off in accordance with SEC requirements.
Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the Audit Committee’s selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.
Audit and Related Fees
Aggregate fees billed to the Company by KPMG LLP and its affiliates were as follows:

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$6,062,500	$6,423,150
Audit-related Fees(2)	57,450	74,600
Tax Fees(3)	986,925	1,418,200
All Other Fees(4)	—	—
Total Fees	$7,106,875	$7,915,950

(1)
For professional services rendered for the audits of annual consolidated financial statements of the Company (including the audit of internal control over financial reporting), statutory audits in non-U.S. jurisdictions, the review of the Company’s quarterly consolidated financial statements and review of SEC filings.

(2)	Primarily for professional services rendered in connection with consultation on financial accounting and reporting standards and employee benefit plan audits.

(3)	Primarily for professional services related to technical assistance, the preparation of tax returns in non-U.S. jurisdictions and assistance with tax audits and appeals.

(4)	For other permitted professional advisory services.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 39

Audit Matters

Audit Committee Pre-Approval Policy
The Audit Committee is responsible for appointing, retaining and pre-approving the fees of the Company’s independent registered public accounting firm. The Audit Committee has adopted a Policy for Pre-Approval of Independent Auditor Services (“Pre-Approval Policy”) pursuant to which proposed services may be pre-approved through the application of detailed policies and procedures (“general pre-approval”) or by specific review of each service (“specific pre-approval”). The Audit Committee has provided general pre-approval for certain specific types of non-prohibited audit, audit-related and tax services that do not exceed $200,000 per project and $1,000,000 per year in the aggregate and gives detailed guidance to management as to the specific services that are eligible for general pre-approval. The Audit Committee is to be informed on a timely basis of any services performed by the independent registered public accounting firm pursuant to general pre-approval. Unless a type of service is included in this general pre-approval, it will require specific pre-approval. The annual audit services engagement terms and fees must be specifically pre-approved by the Audit Committee. Requests to provide services that require specific pre-approval must be submitted to the Audit Committee by both the independent registered public accounting firm and the chief financial officer or corporate controller, and must include detailed back-up documentation and a joint statement as to whether the request or application is consistent with the SEC’s rule on auditor independence.
The Audit Committee may delegate its pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All services performed by our independent registered public accounting firm in 2019 were pre-approved by the Audit Committee or otherwise under the Pre-Approval Policy.
Vote Required
Although ratification is not required in our by-laws or otherwise, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2020

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 40

Executive Compensation

EXECUTIVE COMPENSATION

Non-GAAP Financial Measures
This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a Non-GAAP basis. Celanese’s non-GAAP financial measures used in this document are as follows: [1] Adjusted earnings per share (or Adjusted EPS), that we define as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method; [2] Free cash flow, that we define as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to our partner in our methanol joint venture. Free cash flow amounts are net of pension contributions of $316 million in 2017 and $300 million in 2016 and a $177 million payment related to the termination of an existing supplier agreement in 2015; [3] Adjusted EBIT, that we define as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items; and [4] Return on invested capital (adjusted), that we define as Adjusted EBIT, tax effected using the adjusted tax rate, divided by the sum of the average of beginning and ending short- and long-term debt and Celanese Corporation stockholders’ equity. See “Exhibit A” to this Proxy Statement for additional information concerning these performance measures and a reconciliation of these measures to earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted, net cash provided by (used in) operations, net earnings (loss) attributable to Celanese Corporation, and net earnings (loss) attributable to Celanese Corporation divided by the sum of the average of beginning and end the of year short- and long-term debt and Celanese Corporation stockholders’ equity, the most comparable U.S. GAAP financial measures, respectively.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 41

Executive Compensation

ITEM 3: Advisory Approval of Executive Compensation
The Company’s compensation program for our named executive officers (“NEOs”) was designed by our compensation and management development committee (the “CMDC”) to meet our compensation philosophy and objectives, including maintaining a strong pay for performance culture. The principles of the program have contributed to our strong performance and rewarded executives appropriately. See “Compensation Discussion and Analysis – Executive Summary” for a summary of our compensation philosophy, 2019 performance, pay decisions and additional compensation information.

This “say-on-pay” proposal gives stockholders the opportunity annually to cast a vote on our executive compensation program based on the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of our NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, contained in this Proxy Statement.”
The Board of Directors recommends that stockholders endorse the compensation program for our NEOs by voting FOR the above resolution. We believe that executive compensation for 2019 was reasonable, and justified by our performance, and aligned with our CEO transition. Our compensation program is the result of a carefully considered approach and takes into account input provided by stockholders and supplemented by advice received from the CMDC’s independent compensation consultant.
Advisory Vote
This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. In addition, the non-binding advisory vote described in this proposal will not be construed as overruling any decision by the Company, the Board of Directors, or the CMDC, relating to the compensation of the NEOs, or creating or changing any fiduciary duties or other duties on the part of the Board of Directors, or any committee of the Board of Directors, or the Company.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / 42

Executive Compensation

Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes the objectives and elements of our executive compensation program, its alignment with performance, compensation decisions regarding our NEOs, and actions of the CMDC.
Executive Summary

Long-Term Strategy
ü
Our strategic plan is designed to enhance and sustain the overall growth of the Company and builds upon our proven differentiated business models and leading positions in the Acetyl Chain and Engineered Materials segments.

ü	The Acetyl Chain focuses on optimizing profitability by leveraging the flexibility in its operations and an expansive global asset base.
ü
In Engineered Materials, a unique combination of one of the broadest materials portfolios in the industry and a unique project pipeline management system differentiates our ability to deliver customer value.

ü	The Acetate Tow segment continues to display a stabilized earnings profile despite declining global demand.
ü	We have a capital intensive business, and many of the decisions our NEO’s take must be long-term in nature.
ü
During 2019, we continued our focus on improving our models in the Acetyl Chain and Engineered Materials segments, which showed resilience despite challenging underlying market conditions. These models are paired with our unwavering commitment to social responsibility, and safety and environmental stewardship, to drive stockholder value.

Business Performance (further details can be found beginning on page 45)
ü
Cumulative total stockholder return(1) over the prior 1-, 3- and 5-year periods was 39.8%, 66.0% and 126.5%, respectively, exceeding the S&P 500 Index, the Dow Jones Chemical Index, and the average of our compensation comparator group. We believe stockholders understood the challenges faced by the Company in 2019 and recognized how the Company responded.

ü
Reduced market prices for our products and lower global demand contributed to lower net sales in 2019 compared to 2018, but net sales still rose by 2.6% over 2017. Net sales increased 4.9% and 5.1% over each of the last 3- and 5-year periods, respectively.

ü
For 2019, our Adjusted EBIT was lower than the prior year by 20.3%, but higher than 2017 by 8.8%. Using several performance metrics such as Adjusted EBIT, adjusted earnings per share and free cash flow, 2019 was our second best year for Company performance, following 2018 where favorable industry dynamics supported a record year. Our below-threshold Adjusted EBIT and below-target working capital in 2019, together with target stewardship results, produced a below-target 2019 annual incentive plan payout.

ü
Our 3-year Adjusted EPS and ROCE(2) produced a superior payout for our 2017-2019 performance restricted stock unit (PRSU) award. Our Adjusted EPS fell 13.4% in the last year, but grew 13% and 10.9% over the last 3- and 5-year periods, respectively.

ü	Our pay program has supported management’s execution of our business strategy, creating value for stockholders through long-term stock price growth and capital returned to stockholders.

Capital Allocation (further details can be found on page 46)
ü
We use a rigorous approach to determine where to invest our robust cash flow. We typically prioritize projects contributing to internal profitability or savings, followed by discrete M&A and then returning capital to stockholders.

ü
Our cash flow from operations in 2019 was $1.45 billion, while our free cash flow was $1.1 billion, each lower than 2018, but higher than 2017 by 81.1% and 111%, respectively. Free cash flow grew 19.9% and 14.4% over the last 3- and 5-year cumulative periods.

ü	During 2019, we returned a record $1.3 billion to stockholders:
● We increased our quarterly cash dividend rate by 14.8% and paid an aggregate of $300 million in cash dividends.
● We repurchased $1.0 billion of our Common Stock under our announced share repurchase program.

Stockholder Responsiveness (further details can be found on page 51)
ü
Given the decline in stockholder support of our 2019 Say on Pay vote from 98% in 2018 to 57% in 2019, we engaged in a comprehensive outreach effort. We reached out to stockholders representing 76% of outstanding shares and held discussions with stockholders holding 57% of outstanding shares.

ü
Our Lead Independent Director and CMDC chair participated in discussions with many of our largest stockholders, as well as proxy advisors, and feedback from all discussions was conveyed to the entire Board.

ü
In response to stockholder feedback, we re-affirmed our pay for performance philosophy, enhanced our proxy disclosure of our pay practices, and adopted stockholder-friendly changes to our anti-pledging policy.

ü
Based on a review of peer compensation practices, and consistent with good governance practices, the CMDC adopted stockholder-friendly changes to our clawback policy. The more robust clawback policy covers annual bonuses and long-term awards (3-year look back) for financial restatements, and breach of our business conduct policy, certain restrictive covenants and other matters.

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Executive Compensation

Compensation Decisions Focus on Pay for Performance (further details can be found beginning on page 48)
ü
In 2019, after a multi-year comprehensive and confidential CEO search and planning effort, we completed a CEO succession plan culminating in our Board selecting Lori J. Ryerkerk as our CEO and President, and appointing her director, effective May 1, 2019. Mark C. Rohr, our former CEO, transitioned to Executive Chairman (Chairman of the Board), on the same date.

ü
The pay package for Mr. Rohr was adjusted in February 2019, in anticipation of the change in his role, when he received a substantially reduced long-term award, and again in May 2019 with the effectiveness of his change in role to Executive Chair (a strategic, non-operating role) and the appointment of Ms. Ryerkerk as CEO.

ü	The long-term incentive plan for Ms. Ryerkerk is comprised of PRSUs (70%) with a 3-year cliff performance period and restricted stock units (30%) with a 3-year graded vesting period.
ü	In 2020, the CMDC determined to set the 2019 annual incentive (bonus) plan payout at only 28.4% of target, reflecting the alignment of pay with our short-term performance.
ü	The 2017 PRSU were paid out in 2020 at 198.4% of target, again reflecting pay for performance.
ü
Given Mr. Rohr’s continued service in 2020 as Executive Chairman and taking into account stockholder feedback, the CMDC does not plan to make any 2020 long-term equity awards to Mr. Rohr, but if any grants are made, they will be performance-based.

(1) Total stockholder return or TSR is cumulative stock price appreciation plus dividends, with dividends reinvested.
(2) Return on Capital Employed or ROCE.
Named Executive Officers
Our NEOs for 2019 are:

Named Executive Officer	Title (as of December 31, 2019)
Lori J. Ryerkerk	Chief Executive Officer and President
Scott A. Richardson	Senior Vice President and Chief Financial Officer
Todd L. Elliott	Senior Vice President, Acetyl Chain
Shannon L. Jurecka	Senior Vice President and Chief Human Resources Officer
A. Lynne Puckett	Senior Vice President & General Counsel
Mark C. Rohr	Executive Chairman (Chairman of the Board)

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Executive Compensation

Business Performance
As anticipated, we faced headwinds coming into 2019 from product pricing in the Acetyl Chain. We also encountered other, unexpected challenges, including demand weakness and customer destocking in Engineered Materials. Nevertheless, we worked hard to overcome these challenges through rigorous planning and responsive actions that partially offset these headwinds and, as noted below and in the accompanying charts, in 2019 we delivered stronger financial results than in 2017. The Acetyl Chain anticipated and positioned itself well through the optionality provided by its global network and business model in an industry that saw sustained lower pricing in 2019 demonstrating higher trough earnings than prior periods. Engineered Materials’ success in the execution of its project pipeline model to deliver over 4,000 wins in 2019 offset the broad demand softness and industry destocking. Productivity gains across businesses and in support functions also positively contributed to our earnings. During 2019, we also announced a number of organic investments in both the Acetyl Chain and Engineered Materials to position us for future growth and profitability.
We believe the performance goals underlying our compensation program for the NEOs were instrumental in helping us achieve resilient financial performance in 2019 despite pronounced weak global demand.

	Net Sales	Earnings Per Share	Cash Flow
Net Sales ($Bn)

$2.01
$6.02
$6.19
$6.61
$6.19
$7.51
$8.95
$11.00
$6.89
$9.53
2015
2016
2017
2018
2019

GAAP EPS

Adjusted EPS

Cash from Operations ($M)

Free Cash Flow ($M)

•
Our net sales were $6.3 billion in 2019, down 12.0% from 2018, primarily due to decreases in product prices in the Acetyl Chain, lower volumes across our business, and changes in foreign exchange rates, but up 2.6% from 2017. Our net sales have grown 4.9% and 5.1% over the last 3- and 5-year cumulative periods, respectively.

•
We generated net earnings of $0.9 billion in 2019, down 28.9%, primarily due to decreases in product prices and volume, an actuarial loss on our pension plans, and a required reserve in connection with the European Commission investigation, while our Adjusted EBIT was $1.5 billion in 2019, down 20.3% from 2018, but up 8.8% from 2017. Our Adjusted EBIT has grown 4.9% and 3.1% over the last 3- and 5-year cumulative periods, respectively.

•
GAAP diluted earnings per share were $6.89, down 23.0% from 2018, while adjusted earnings per share for 2019 was $9.53, a decrease of 13.4% over 2018, but up 26.9% from 2017. Our Adjusted EPS has grown 13% and 10.9% over the last 3- and 5-year cumulative periods, respectively.

•
Our cash flow from operations was $1.45 billion, down 6.7% from 2018, while our free cash flow was $1.1 billion, down 10.4% from 2018, but up 111% from 2017. Our free cash flow has grown 20% and 14.4% over the last 3- and 5-year cumulative periods, respectively.

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Executive Compensation

	Total Stockholder Return	Cash Returned to Stockholders Share Repurchases and Dividends

Celanese TSR (%)

-●- S&P 500 Index (%)

r Dow Jones Chemical Index (%)

-■- Share Repurchases ($M)

-●- Cash Dividends ($M)

•
2019 was our second best year for free cash flow and allowed us to execute on our cash deployment priorities by investing in our existing businesses, executing prudent M&A, and returning cash to our stockholders, all serving to enhance returns.

•
Cumulative total stockholder return over the prior 1-, 3- and 5-year periods was 39.8%, 66.0% and 126.5%, respectively. Our 1-, 3- and 5- year TSR exceeded the S&P 500 Index, the Dow Jones Chemical Index, and the average of our compensation comparator group (described below) for each of these periods.

•	During 2019, under our capital allocation strategy, we returned a record $1.3 billion to stockholders:

◦
We increased the rate of our quarterly cash dividend per share by 14.8%, and paid an aggregate of $300 million in dividends. We have paid cash dividends for 59 consecutive quarters and the compound rate of increase in the dividend per share has been approximately 31.5% since 2009.

◦	We have returned $5.2 billion to stockholders since 2012 in the form of cash dividends and share repurchases.

•	Our disciplined capital allocation strategy continues to drive robust value creation, as evidenced by a return on invested capital of 19.9% for 2019.
We achieved these results with a highly engaged and dedicated workforce, whom we pay competitively for their contributions. See “Additional Governance Matters -- Environmental, Social and Governance Highlights” above.

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Performance Goals for 2019
In February 2019, we established our 2019 annual incentive plan, which uses Adjusted EBIT as the primary financial performance measure, as well as working capital, and three stewardship performance measures. In addition, in February 2019, we implemented a long-term incentive plan (the “2019 LTIP”), under which we awarded performance-based restricted stock units (“PRSUs”) and time-vesting restricted stock units (“RSUs”) to our NEOs. See “Key Compensation Decisions” and “Compensation Decisions” below.
When the CMDC set the performance hurdles for the 2019 annual incentive plan and the 2019 LTIP, they considered our record performance in 2018, including, for example, Adjusted EBIT growth of 36.6% over the prior year, our strategic plan, and our 2019 annual operating plan. The 2019 LTIP includes as part of the Adjusted EPS metrics an assumed level of Board-approved share repurchases.
The working capital as a percentage of net sales level required to achieve a superior level of performance was set at a level on par with the top quartile of chemical companies in the Dow Jones Chemical Index. The required level for threshold and target performance was adjusted slightly from the prior year and remains substantially higher than median performance of other chemical companies in the index.
As part of our continued commitment to environmental, social and governance issues, we have included stewardship metrics in our annual incentive programs for the last 12 years. For 2019, we made the stewardship performance metric more challenging as a means to further reduce employee / contractor injuries and to enhance / improve process safety and limit environmental releases.
The target Adjusted EPS hurdle for the 2019 LTIP (a combined level of Adjusted EPS for 2019, 2020 and 2021) was set at a challenging level that reflects growth over the prior year consistent with our guidance to stockholders.
2019 Payouts Aligned to Performance
Annual Incentive Plan. As summarized in the table below, our Adjusted EBIT for 2019 represented a 20.3% decline over the prior year, failing to reach a threshold level of performance. On the other hand, our working capital as a percent of net sales produced an achievement slightly above our threshold level, and our aggregate performance on the stewardship metrics was above target. In consideration of our performance on the three various metrics, the CMDC approved an overall annual incentive (cash bonus) plan payout of 28.4% of target under the plan, aligning pay with performance. The CMDC set the payout in accordance with the terms of the 2019 annual incentive plan, without making changes to the performance metrics to achieve higher bonuses for the named executive officers.

2019 Annual Incentive Plan Performance Measure			Weighting	Actual Result	Achievement as a % of Target	Payout
Adjusted EBIT Growth(1)			65%	(20.3)%	—%	—%
Working Capital as % of Net Sales			20%	(2)	29.0%	5.9%
Stewardship:
Occupational Safety			5%	21	200%	10%
Process Safety			5%	9	100%	5%
Environmental Releases			5%	13	150%	7.5%
Aggregate Business Performance Modifier(3)			100%			28.4%
(1) The plan metrics for Adjusted EBIT were as follows:
	Actual 2018	Threshold	Target	Superior
Adjusted EBIT	$1,852 million	(9.6)%	(5.5)%	2.6%
(2)     The achievement reflects the full year average of the monthly results compared to the monthly targets.
(3) See “Exhibit A” and “Compensation Decisions – Annual Incentive Plan Awards” for the details of our performance. The final actual dollar payout for each NEO will be determined by the CMDC after application of the individual performance modifier.

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Executive Compensation

2017 LTIP. Our Adjusted EPS growth for the 2017-2019 performance period under our 2017 long-term incentive plan was 14%, exceeding our superior level for Adjusted EPS growth, while our Return on Capital Employed for the same period was 22.9%, just below superior level. Based on this performance, the CMDC approved an overall 2017 LTIP payout of 198.4% of target.

Performance Measure	Metric Weighting	Threshold	Target	Superior	Actual	Payout
Adjusted EPS(1) Growth(2)	70%	—%	6%	12%	14.0%	200.0%
Return on Capital Employed(1)	30%	14%	18.5%-20.5%	23%	22.9%	194.7%
Aggregate 2017 LTIP Payout						198.4%

(1)	See “Exhibit A” for definitions and additional information.

(2)
The 2017-2019 PRSU award agreements contain a feature (the “Collar”) limiting the payment for the Adjusted EPS Growth component. If the Company’s Adjusted EPS for the 3-year performance period is in the bottom quartile of the S&P 500 Index for the same period, then the contribution from the Adjusted EPS performance measure is limited to 150% of target (instead of the full 200%). During the 3-year performance period of the 2017 LTIP, the percentile growth of the bottom (4th) quantile of the S&P 500 was less than the 14th percentile, while the Company’s performance was in the 61st percentile in the 2nd quantile. Thus, the Collar did not operate to reduce performance for this award.

Key Compensation Decisions
Lori J. Ryerkerk
Ms. Ryerkerk was named our Chief Executive Officer and President, and appointed a director of the Company, effective May 1, 2019. The CMDC established a competitive pay package for her as a newly-tenured CEO, based on peer and market data, and consistent with our established pay for performance approach. Although Ms. Ryerkerk arrived part way through 2019, the annual incentive bonus plan design for Ms. Ryerkerk is the same as the plan applicable to our other NEOs for 2019. In addition, consistent with our pay for performance philosophy, the long-term incentive awards for Ms. Ryerkerk were comprised of an “annual award” with a grant date fair value of $3.0 million, consisting of 70% PRSUs and 30% RSUs, with the same performance measures, metrics and vesting schedule as the LTI awards granted to the other NEOs. Also, in connection with her joining the Company, the CMDC provided Ms. Ryerkerk with a $35,000 cash sign-on bonus to cover certain personal expenses relating to her becoming our CEO and granted her a $2.0 million RSU award, vesting over two years, to provide immediate alignment with stockholder interests. The CMDC intends that a significant majority of future long-term equity awards to Ms. Ryerkerk will be performance-based, consistent with the current plan under which 70% of long-term plan awards are PRSUs.
Ms. Ryerkerk’s total direct compensation for 2019, considering actual 2019 company performance and her individual performance modifier, as well as the non-recurring sign-on compensation items, are displayed in the table below.

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Executive Compensation

2019
Amount
Normal Course Compensation Elements
Base Salary Earned(1)	$613,846
Annual Incentive Plan (Bonus)(2)	244,065
Long-Term Incentive Award (grant date value of “annual award”)	2,999,832
Subtotal	$3,857,743
Non-Recurring Compensation Elements
Sign-on Cash Bonus	35,000
Sign-on Long-Term Incentive Award (grant date value)	1,999,965
Total Direct Compensation	$5,892,708

(1) Annual rate of $950,000.
(2) Computed as Base Salary Earned X Target Annual Incentive Bonus Percent (100%) X Actual 2019 Company Performance Modifier (28.4%) X Personal Performance Modifier (140%).
Mark C. Rohr
As noted above, the Board commenced a comprehensive and confidential CEO search in February 2018, anticipating the search would be completed by the end of 2018. The CMDC considered pay packages for Mr. Rohr in anticipation of the planned change in his role to Executive Chairman after looking at the available market data for executive chair positions. Anticipating that the hiring of a replacement CEO in 2018 would relieve Mr. Rohr from responsibility for long-term operational performance of the Company, the CMDC awarded Mr. Rohr time-vesting RSUs in February 2018. In making that grant, the CMDC also took into account that, even including the 2018 RSU award, more than 79% of the grant value of Mr. Rohr’s 2013-2018 long-term equity awards were performance-based, which the CMDC believed would continue to serve to align Mr. Rohr’s pay with the achievement of performance objectives. Specifically, over the 5-year period of 2013-2017, 100% of Mr. Rohr’s long-term equity awards were performance-based.
In February 2019, the CMDC again considered pay packages for executive chair positions and set Mr. Rohr’s compensation while he was still CEO during the time the CEO succession process was well advanced, but had not yet been publicly announced. The CMDC determined that his salary and annual incentive plan award percentage would be calibrated and reduced to a lower level effective with the start date of the new CEO (see below). Since the succession planning process was still on-going at the time of the February 2019 equity grant, the CMDC determined that an award of $4.0 million time-based RSUs, representing half of the grant date value from the prior year equity award, was appropriate given the planned reduction in his responsibilities and, in particular, his reduced responsibilities for day-to-day operations once the new CEO was engaged. These decisions by the CMDC on Mr. Rohr’s 2018 and 2019 equity awards were made prior to the 2019 annual meeting at which the “say on pay” proposal received fairly low stockholder support. Following the annual meeting, the CMDC launched an enhanced stockholder engagement program and heard from many stockholders that they were not in favor of time-based RSUs for Mr. Rohr.
Taking into account the 2019 RSU award, more that 71% of Mr. Rohr’s long-term incentive awards from 2013-2019 were performance-based. Further details of Mr. Rohr’s recent PRSU awards are highlighted in the table below.

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Executive Compensation

(1)     $6 million grant value; 114,220 PRSUs (at target). Granted 2/4/2015; To be settled on 2/15/2018.
(2)     $6 million grant value; 107,179 PRSUs (at target). Granted 2/3/2016; To be settled on 2/15/2019.
(3)     $7.5 million grant value; 89,909 PRSUs (at target). Granted 2/9/2017; To be settled on 2/15/2020.

Two months later, in April 2019, we announced that the CEO search had culminated in the hiring of Ms. Ryerkerk as CEO effective May 1, 2019. At that time Mr. Rohr was elected Executive Chairman (Chairman of the Board). As Executive Chairman, Mr. Rohr was focused on the on-boarding of the new CEO, the work of the Board and guiding strategic options to unlock value for our stockholders. In conjunction with the public announcement of Ms. Ryerkerk as the new CEO and Mr. Rohr’s transition to Executive Chairman, the CMDC reduced Mr. Rohr’s cash compensation effective May 1, 2019, with his base salary reduced from $1,155,000 to $680,000 per year. The CMDC also reduced his annual incentive plan target potential from 135% to 100%, prorated, consistent with this adjustment process.
The amount of Mr. Rohr’s target compensation for 2018 and 2019 is set forth in the following table.

	2018	2019
	Amount	Amount
Base Salary	$1,155,000	$848,077
Annual Incentive Plan (Bonus)(1)	1,559,250	947,048
Long-Term Incentive Award (target value)	8,000,000	4,000,000
Total Direct Compensation	$10,714,250	$5,795,125

(1) Computed as Base Salary X Target Annual Incentive Bonus Percent (111.67% – 2019; 135% – 2018) X Actual Company Performance Modifier.
Mr. Rohr’s total direct compensation for 2019, taking into account company and individual performance, and, for comparison purposes, his total direct compensation for 2018, are displayed in the following table.

	2018	2019
	Amount	Amount
Base Salary Earned	$1,155,000	$848,077
Annual Incentive Plan (Bonus)(1)	3,200,000	268,962
Long-Term Incentive Award (grant date value)	7,999,985	3,999,971
Total Direct Compensation	$12,354,985	$5,117,010

(1)   Computed as Base Salary Earned X Target Annual Incentive Bonus Percent (111.67%–2019; 135%–2018) X Actual Company Performance Modifier (28.4%–2019; 161.4%–2018) X Personal Performance Modifier (100% for 2019 and 127.15% for 2018).

Given Mr. Rohr’s continued service in 2020 as Executive Chairman and taking into account stockholder feedback, the CMDC does not plan to make any long-term equity awards to Mr. Rohr in 2020, but if any grants are made, they will be performance-based. Mr. Rohr’s base salary and annual incentive plan target in 2020 are at the same level as 2019 after the CEO transition. He participates in the same annual incentive plan as the CEO and other NEOs. See “Compensation Decisions” for additional information on our compensation plans and the CEO’s and Mr. Rohr’s performance and compensation.

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Executive Compensation

2019 Say on Pay Vote and Stockholder Responsiveness
At our 2019 Annual Meeting of Stockholders, our “say-on-pay” proposal was approved, on an advisory basis, with approximately 58% support. This was lower than the approximately 98% average support over the prior five years. The CMDC was disappointed with this 2019 “say-on-pay” vote result and recognized that further engagement was required to ensure an accurate understanding of our stockholders’ perspectives and to explain the CMDC’s decisions.
Overview of Engagement
Since 2011, we have engaged with an increasing number of our stockholders each year, to discuss our strategy, executive compensation and overall governance model. Determined to understand and respond to stockholder feedback represented by the 2019 “say on pay” vote, the CMDC expanded its outreach program beginning in April 2019. Specifically, the CMDC asked management to conduct a multi-pronged stockholder outreach effort with direct involvement of the CDMC. This effort included discussions with many of our stockholders multiple times throughout the year. Specifically:

• We contacted 41 of our top 100 stockholders, representing approximately 76% of the Company’s outstanding shares. We invited them to discuss strategy, executive compensation, governance and environmental and social matters, among other issues, and also highlighted that we were looking for feedback on the CMDC’s 2018 and 2019 compensation decisions.

• We held 23 meetings (14 with independent director participation) with stockholders representing approximately 57% of our shares, including stockholders that we did not connect with previously, further increasing the number of viewpoints and voices we heard.

Two members of the CMDC, including the Committee Chair and the Lead Independent Director, together with the chief human resources officer, the vice president of investor relations, and the general counsel, participated in the meetings on behalf of the Company. All feedback received was shared and discussed with the CMDC and summarized for the full Board.
We have listened intently to the views of stockholders and the substantial majority were generally supportive of our executive compensation program and our compensation philosophy. These stockholders provided valuable commentary and insights on our compensation practices and disclosure (as shown below). In the process, we have also reinforced critical feedback channels to ensure that stockholder input is considered on an ongoing basis.
Stockholder Feedback
The Board and the Company felt that the stockholder engagement process was important and valuable. Many of our stockholders explained that the basis for their voting decisions in April 2019 on our 2018 compensation program was due to the February 2018 time-based RSUs granted to Mark C. Rohr, in lieu of the PRSUs awarded to other NEOs at that time and in prior years. They had concerns about whether the CMDC and the Company had changed its approach to long-term incentives being predominately performance-based. We reported that the CMDC’s approach to long-term incentives has not changed – the CMDC pays for performance, and will continue to use a large percentage of performance-based equity awards. The awards to Mr. Rohr were made in consideration of his special circumstances.
All of our NEOs (other than Mr. Rohr) received a mix of performance-based PRSUs (70%) and time-based RSUs (30%) in 2019, and the new compensation structure for Chief Executive Officer Lori J. Ryerkerk specifically included a mix of PRSUs and time-based RSUs. We explained the CMDC’s reasoning for the equity awards to Mr. Rohr in February 2018 (and 2019) in the context of the confidential CEO succession planning that was underway at the time of the awards, which was originally planned to be completed prior to the filing of the 2019 proxy statement, and Mr. Rohr’s planned transition to Executive Chairman. We also noted that the CMDC’s equity grants to Mr. Rohr in 2018 and 2019 were

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Executive Compensation

made prior to the receipt of stockholder feedback on those awards as part of the 2019 “say on pay” vote or the ensuing stockholder outreach. We also discussed Mr. Rohr’s ongoing role as Executive Chairman and the alignment of his compensation with that role. With the full context, the majority of our stockholders understood the CMDC’s rationale, and were generally receptive to the use of time-based awards in light of Mr. Rohr’s history of creating stockholder value, unique role and existing performance awards, and considering the strong performance orientation of the compensation program for the new CEO and all other NEOs.
How We Have Responded To Stockholder Feedback
We routinely consider stockholder feedback in compensation and governance matters. In prior years, in response to stockholder feedback, we took action to eliminate our classified board structure, adopted a proxy access by-law, extended the PRSU performance period from two to three years, and added a return measure (ROCE) to our long-term incentive plan. During 2019,

•
the CMDC adopted a more enhanced clawback policy which covers annual bonuses and long-term awards (3-year look back) for financial restatements, breach of our business conduct policy and certain restrictive covenants, and other matters; and

•	our Board approved amendments to our insider trading policy to further clarify the extent of our anti-hedging policy and to eliminate pledging of our Common Stock by our executive officers.
The following table summarizes the consensus feedback we received from our stockholders during 2019 and the CMDC’s direct actions and observations in response to this input.

What We Heard	How We Responded and Observations
● Concern about non-performance-vesting equity awarded to Mr. Rohr in February 2018 and February 2019
●  The CMDC re-affirmed its pay for performance program in proxy materials, including the CMDC’s commitment to retain performance-based awards as a large component of the normal, annual CEO long-term incentive award
●  The CMDC re-affirmed that it did not change the structure of the CEO’s and the other NEO’s pay package. All NEOs (including the new CEO) received in 2019 a long-term incentive equity grant with more than a majority in PRSUs (70%), other than the Executive Chair
● Enhanced proxy statement disclosure of the rationale for the CMDC’s compensation actions related to Mr. Rohr
●  In February 2020, the CMDC continued its evaluation of Executive Chair pay and determined that, in light of the conclusion of the new CEO’s transition, and given Mr. Rohr’s continued service in 2020 as Executive Chairman and taking into account stockholder feedback, any long-term incentive award provided to Mr. Rohr while he serves in his current role in 2020 or any subsequent year will be performance-based

● Concern on how change in award type would affect motivation of Mr. Rohr
●  In light of outstanding unvested performance equity awards held by Mr. Rohr, and the unique, non-operating role that he would play as Executive Chairman after the transition, the CMDC expanded disclosure of how it came to the determination that Mr. Rohr was quite motivated to drive performance of the business until the new CEO was elected. At the time of the February 2018 grant, Mr. Rohr held performance units from his 2015, 2016 and 2017 PRSU grants covering (at target) more than 311,000 shares

● Concern that new Executive Chair role could be viewed as the Company paying two “chief executive officers”	● Clarified that aggregate disclosable pay in 2019 for the Executive Chair (former CEO) and the new Chief Executive Officer was less than the disclosable pay of the combined Chair / CEO in 2018

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Executive Compensation

Compensation Philosophy and Elements of Pay
Compensation Philosophy
Our focus is to deliver continued earnings growth and superior value creation for our stockholders. To that end, we have adopted a pay-for-performance compensation program that is designed to reward executives for superior company and individual performance through awards of annual- and long-term incentives, and aligning management’s interests with those of stockholders. At the same time, these programs are intended to be sufficiently competitive with our compensation peer companies so as to also attract and retain highly qualified personnel. We believe that our current compensation program is both attractive to our executives and aligned with the best interests of our stockholders. Our CMDC has designed our executive compensation program based on principles that reflect these objectives. These principles have contributed to our strong performance and rewarded executives appropriately.
Compensation Objectives
The objectives of our compensation program are to provide pay that is competitive, performance-based, aligned with the interests of our stockholders, and focused on attracting, rewarding and retaining talent as described below:

•
Competitive – pay should be set at a level for the role that is competitive to our peers with whom we compete for talent, is equitable among our NEOs, and recognizes the knowledge, skills and attributes of our NEOs;

•	Performance-based – pay should reward individual and Company performance when pre-established short- and long-term goals are met or exceeded and provide for consequences when such targets are not met;

•	Aligned with Stockholders – incentive plans should encourage long-term increases in stockholder value; and

•	Focused on Talent – pay should be designed to attract, motivate and retain key executives.
Elements of Compensation
The table below summarizes the current elements of our compensation program for NEOs and how each element supports our pay-for-performance philosophy:

Compensation Element	Basis for Performance Measurement	Alignment with Principle of Pay-for-Performance	Page
Short-Term Annual Cash Compensation
Base Salary	Individual performance and contribution based on primary duties and responsibilities	Competitive compensation element required to recruit and retain top executive talent; pay for primary duties and responsibilities	57
Annual Incentive Plan (Bonus)	Performance-based, cash incentive opportunity	Rewards performance against short-term financial and stewardship goals	57
	■ Adjusted EBIT and working capital as a percentage of net sales
	■ Stewardship metrics (injuries, process safety, environment and, for 2020, quality)
Long-Term Incentive Awards (Equity)
Performance- based RSUs	Performance-based, long-term equity incentive plan: company performance and stock price	Rewards performance against long-term financial goals that are tied to corporate strategy	60
	■ Adjusted EPS and ROCE(2) over a three-year performance period (2019-2021), with a limit on the Adjusted EPS payout if relative TSR is below a threshold
Time-based RSUs	Time-based, long-term equity incentive plan: stock price	Granted annually as part of the long-term incentive plan to facilitate ownership and retention, or in special circumstances such as for a new hire or for CEO transition	60
Employee Benefits
Retirement Plans	Retirement Savings Plan	Competitive compensation element required to recruit and retain top executive talent	65
	Supplemental Retirement Savings Plan		76
	Retirement Pension Plan		76
Severance Arrangements	Executive Severance Benefits Plan		78
	Change in Control Agreement		78
Deferred Comp. Plan	Deferred Compensation Plan		77

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Executive Compensation

Setting Total Compensation

Our compensation-setting process consists of establishing overall target total compensation for each NEO and then allocating that compensation among base salary, annual incentive plan awards, and long-term incentive awards. While no specific formula is used to determine the allocation between cash and equity-based compensation, when allocating these compensation elements, we generally utilize a compensation mix more heavily weighted towards variable and incentive compensation. The CMDC strongly believes that the CEO’s compensation should be heavily weighted towards variable and long-term incentive awards to align his / her compensation with stockholder interests relative to other NEOs. The target pay mix for our new CEO for 2019 is highlighted at the right (prorated amounts annualized), with more than 85% performance-based or “at risk.”

CEO Target Pay Mix
14.8%
14.8%
14.8%
70.4%
85.2%
Base Salary
Short-Term Incentives
Long-Term Incentives
Fixed
Variable / At Risk

Target Level of Compensation

•
To establish the appropriate target level of compensation for the CEO and each other NEO, each compensation element is reviewed by the CMDC against market data for the role for our compensation comparator group.

•
The CMDC’s philosophy is to target each NEO’s compensation to be generally at the median of, and also competitive with, members of our comparator group for target total direct compensation (base salary plus target annual incentive plan award plus the grant value of long-term incentive awards). Individual position consideration such as tenure, experience level, scope of role, internal equity and performance may impact how compensation is calibrated relative to market norms. General industry compensation survey data was also presented by the independent compensation consultant and considered.

•
To the extent that more than a majority of the total compensation of our NEOs is performance-based and, therefore, “at risk”, actual compensation is determined by Company performance and, further, with respect to the annual incentive bonus plan, individual performance against pre-established objectives.

•
To the extent that we exceed our annual performance targets and/or an NEO significantly exceeds individual performance objectives, our compensation program is designed to reward such NEO by paying total compensation greater than the median level of the comparator group.

•
Conversely, to the extent that we underperform our annual performance targets and/or an NEO underperforms individual performance objectives, our compensation program is designed to pay total compensation lower than the median level of the comparator group.

Setting compensation targets based on comparative market and industry data is intended to ensure that our compensation practices are competitive in terms of attracting, rewarding and retaining executives. Each NEO’s target compensation is set by reference to persons with similar duties at companies in our comparator group and/or general industry. Internal pay equity among the other NEOs is also considered when setting compensation targets. The level of responsibility, scope of role and impact to the organization are all taken into consideration.
Although the CMDC strives to set executive compensation at levels that are competitive with the comparator companies, it does not rigidly adhere to a particular target in determining executive compensation. Any NEO’s total compensation may vary from the targets due to various other factors, including exceptionally strong or weak Company performance, or particularly strong or weak individual performance, over the prior year. The CMDC also

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takes into account additional individual factors when establishing total executive compensation levels, including an executive’s position within the Company, level of experience, tenure and need for retention.
Our Compensation Comparator Group
As noted above, the CMDC’s independent compensation consultant provided an analysis of compensation data and practices from a select group of peer companies in the chemical industry. The CMDC, with the assistance of the independent compensation consultant, identified the companies to be included in the comparator group.

How the comparator group was chosen		How we use the comparator group

ü	Market capitalization	ü	As an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges
ü	Major global operations
ü	Chemical industry participant	ü	To assess competitiveness of total direct compensation
ü	Comparable size based on revenue	ü	To benchmark the design of annual incentive bonus plans as well as the form and mix of equity and director pay
ü	Number of employees	ü	To evaluate share utilization (overhang levels and run rate)
ü	Complexity of business	ü	To benchmark share ownership guidelines
ü	Comparable NEO roles and responsibilities	ü	As an input in designing compensation and benefit plans

The comparator group used by the CMDC in setting target pay for 2019 was as follows:

Air Products & Chemicals, Inc.	Huntsman Corp.
Albemarle Corporation	International Flavors & Fragrances Inc.
Ashland Global Holdings Inc.	LyondellBassell Industries N.V.
Axalta Coating Systems Ltd.	PolyOne Corporation
CF Industries Holdings Inc.	PPG Industries Inc.
Eastman Chemical Co.	RPM International Inc.
Ecolab Inc.	The Chemours Company
FMC Corp.	The Sherwin-Williams Company

During 2019, after pay setting, the CMDC reviewed the comparator group and determined not to make any modifications.

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We Follow Compensation Governance Best Practices
The CMDC and management periodically review the compensation and benefit programs for our NEOs and other employees to align them with our philosophy and objectives. Accordingly, the Company has adopted a number of practices over the last several years that favorably affect our executive compensation program:

What We Do

ü	Provide a significant proportion of NEO compensation in the form of performance-based compensation
ü	Pay for performance, including using a high percentage of performance stock units for the annual equity grant to align interests with stockholders
ü	Use appropriate comparator group when establishing compensation with annual evaluation
ü	100% independent directors on our CMDC
ü	Maintain robust anti-hedging and anti-pledging policies
ü	Conduct an annual ”say-on-pay” advisory vote for stockholders
ü	Balance short- and long-term incentives, aligning long-term incentives with future performance and stockholder returns
ü	Include caps on individual payouts in incentive plans
ü	Adopted enhanced clawback policy now covers annual bonus and long-term incentive awards with 3-year look back
ü	Maintain market-aligned stock ownership guidelines requiring CEO to hold 6x base salary (4x for other NEOs)
ü	Use double-trigger vesting for change in control in our long-term equity awards (i.e., participant must have been terminated after the event to receive benefits)
ü	Condition grants of long-term incentive awards on execution of a non-solicitation / noncompetition agreement
ü	Mitigate undue risk taking in compensation programs
ü	Use an independent executive compensation consultant reporting to the CMDC
ü	Review executive compensation consultant and advisors for independence

What We Don’t Do

X	No change in control excise tax ”gross-up” agreements
X	No excessive perquisites
X	No tax ”gross-ups” for perquisites, except for relocation and expatriate benefits
X	No employment agreements or multi-year compensation guarantees
X	No stock option repricing, reloads or exchange without stockholder approval
X	No dividend equivalents paid on unvested equity awards
X	No excessive risk-taking in our compensation programs
In addition to maintaining good corporate governance, we have designed our annual incentive plan and long-term incentive plan to be aligned with best practices that mitigate against excessive risk. See “Compensation Risk Assessment”.

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Compensation Decisions
Base Salary
The CMDC reviews and approves annually the base salaries for the CEO and each of the other NEOs. In making a determination of the appropriate level of an NEO’s base salary, the CMDC considers a number of factors, including (i) the scope, complexity, and financial or business impact of the executive’s position, (ii) the executive’s level of expertise, experience and individual performance, (iii) how the executive’s base salary compares to that of the Company’s other executives, and (iv) how the executive’s base salary compares to the base salary of similarly-situated executives at companies in our peer group or in compensation surveys we review. As a result of these factors, base salaries may be set higher or lower than the median level of similarly-situated executives at companies in our comparator group, when appropriate.
Certain of our NEOs received base pay increases effective in March 2019, in amounts ranging from 3% to 9%, based on the CMDC’s application of the above factors and expansions in roles for the new year. As noted elsewhere, the base pay rate for Mr. Rohr was lowered upon the effective date of his transition to Executive Chairman. The Company’s pay philosophy is that, in general, the pay for individuals new to a role should work toward the desired competitive pay positioning (i.e., median) over time as they gain experience in the role. In most cases, the individual’s pay is expected to reach the desired competitive positioning within 1-3 years after taking the role.
Annual Incentive Plan Awards
Plan Summary
A target annual incentive plan award, expressed as a percentage of annual base salary, is set for each NEO based on the market data for his or her position and his or her level within the organization. Target bonus percentages for each NEO are shown below. For 2019, the actual annual incentive plan award that an NEO could receive ranged from 0% – 300% of his or her target annual incentive plan award based on our achievement of certain business, financial and stewardship performance targets and the achievement by the NEO of personal objectives established for him or her at the beginning of the year. Each performance measure has a threshold, target and superior level, and failure to achieve threshold performance on any performance measure produces a zero payout for that measure, regardless of the individual results. See page 50 for the detailed performance measures and performance levels for 2019. An individual performance modifier for each NEO (other than the CEO) is recommended to the CMDC by our CEO after the end of the fiscal year, based on his or her assessment of the satisfactory completion of the various individual objectives. The formula for determining the actual payout for each NEO is as follows:
Eligible earnings is defined as either the actual amount of base pay that is earned for the year. This amount includes any base salary adjustments that might have been made throughout the year. The annual incentive plan award is paid in March of the year following the performance period.

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For 2019, the target annual performance bonus award expressed as a percentage of base salary for each of the NEOs was as follows:

Named Executive Officer	Target Annual Incentive Plan Bonus (% of Base Salary) (1)
Lori J. Ryerkerk	100%
Scott A. Richardson	80%
Todd L. Elliott	65%
Shannon L. Jurecka	70%
A. Lynne Puckett	75%
Mark C. Rohr	111.67%
(1) Level in effect for the year, taking into account adjustments during the year.
Company Goals and Objectives
The 2019 annual incentive plan awards were based on our achievement of incremental levels of Adjusted EBIT, a working capital component, and stewardship goals relating to occupational and process safety and the environment. Within each of these performance metric areas, there are three incremental performance levels, which are referred to internally as threshold, target and superior. The target level for all metrics is set at amounts that generally reflect our internal, confidential business plan at the time the awards are established, and take into account known headwinds / tailwinds and economic conditions. These goals require a high level of performance during the one-year performance period to be achieved. Threshold and superior levels are set as a percentage of target (except for the stewardship goals, which for 2019 are set in absolute incidents) and are designed to provide a smaller award for lower levels of acceptable performance (threshold) as well as to reward exceptional levels of performance (superior).
Performance Assessment
Process
The CMDC believes that individual performance goals are appropriate instruments for measuring individual contributions to strategic corporate initiatives and therefore the individual performance modifier is a key component to the annual incentive plan decision.
At the beginning of each fiscal year, the CEO and the CMDC jointly set the annual, individual performance objectives for the CEO. Performance against goals is reviewed throughout the year on a periodic basis. The principal individual performance objectives for the CEO during 2019 included the following:

•	Complete a comprehensive on-boarding program;

•	Improve safety and leadership performance;

•	Establish a strong quality mindset;

•	Increase gender diversity across the Company and engage women in leadership roles;

•	Continue efforts in making employee engagement a defining element of our culture building a diverse and inclusive organization;

•	Take strategic steps to maximize our Engineered Materials joint ventures; and

•	Continue strong support of community outreach and volunteerism.
At the end of the fiscal year, the CEO submits to the CMDC and the full Board a performance self-assessment. The performance assessment is based on factors such as achievement of company and individual objectives and

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contributions to our financial performance. Individual performance of the CEO is used by the CMDC in consideration of merit increases in base salary and the individual performance modifier on the annual incentive plan.
At the beginning of each fiscal year, each NEO (excluding the CEO) jointly sets his or her annual, individual performance objectives with the CEO, subject to review and approval by the CMDC. Individual performance objectives for the other NEOs in 2019 included specific objectives related to execution against critical corporate initiatives and our strategic plan, cost reduction, human resource development and leadership alignment. At the end of the fiscal year, the CEO conducts a final review with each of his or her direct reports, including each NEO, and rates their performance. The CEO then submits to the CMDC a performance assessment and compensation recommendation for each of the NEOs. The performance evaluations are based on factors such as achievement of company and individual objectives and contributions to our financial performance. Individual performance of the NEOs is used by the CEO and the CMDC in consideration of merit increases in base salary and the individual performance modifier on the annual incentive plan award.
The CMDC reviews and evaluates the CEO’s self-assessment of performance against objectives and, with input from the full Board and the independent compensation consultant, determines in executive session the individual performance modifier assigned to the CEO for the recently completed year and base salary adjustments for the new year. The CMDC reviews and approves the base salary adjustments and the individual performance modifiers for the other NEOs, based in part on recommendations by the CEO. The CMDC’s assessment of each NEO’s performance relative to Company and personal objectives was communicated to the executive.
CEO Performance Assessment
In setting the CEO’s individual performance modifier for 2019 at 140%, the CMDC considered a number of the CEO’s accomplishments in 2019, including:

•
Successful transition of CEO role and on-boarding, including visiting nearly 20 sites, meeting our employees, key customers and joint venture partners, and developing relationships with our stockholders and analysts;

•	Executed on certain aspects of the financial plan, which led to free cash flow of $1.1 billion;

•	Grew pipeline closes to more than 4,000 in the Engineered Materials segment;

•	Captured high value opportunities in the Acetyl Chain segment, resetting foundational earnings levels;

•	Achieved a stabilized earnings profile in our Acetate Tow segment, in part due to contributions from productivity initiatives;

•	Returned $1.3 billion to stockholders through dividends and repurchases of shares;

•	Increased the number of women in executive positions and grew the bench of diverse talent at every level of the organization;

•	Employed various initiatives to increase internal mobility and expanded our global career framework to include all non-exempt employees, allowing for a more fungible talent pool;

•	Personally led efforts to build leadership capability in support of a respectful workplace for all employees;

•	Substantially improved safety performance of acquired businesses and maintained high-performing stewardship results in the areas of employee safety, process safety and environmental events; and

•	Increased volunteerism across Celanese with employees investing over 250,000 hours of their time in the communities where we work and live.
Individual Performance Modifiers
Based on the CMDC’s evaluation of company and individual performance, it awarded annual incentive plan awards for 2019 for the CEO and the remaining NEOs, which are shown in the “2019 Summary Compensation Table” below under the “Non-Equity Incentive Plan Compensation” column.

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2019 Performance Summary
The threshold, target and superior performance levels, as well as the actual performance levels and corresponding payout percentages, for the performance measures used in the 2019 annual incentive plan, which were approved by the CMDC, were as follows:

Metric	Weighting	Threshold	Target	Superior	Actual	Achievement	Payout
Adjusted EBIT Growth(1)	65%	(9.6)%	(5.5)%	2.6%	(20.3)%	—%	—%
Adjusted EBIT Amount ($ billion)		$1.675	$1.750	$1.900	$1.476
Working Capital as % of net sales(2)	20%	19.0%	18.1%	17.0%	(2)	29.0%	5.9%
Stewardship:
Occupational Safety(3)	5%	38	25	21	21	200%	10%
Process Safety(4)	5%	12	9	8	9	100%	5%
Environment(5)	5%	19	14	12	13	150%	7.5%
Aggregate Business Performance Modifier(6)							28.4%

(1)
For purposes of calculating the 2019 annual incentive plan award, Adjusted EBIT is defined as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, refinancing expense and taxes and further adjusted for Certain Items. See “Exhibit A”. The percentages for Threshold, Target and Superior reflect the required percentage improvement over the prior year’s Adjusted EBIT of $1.85 billion.

(2)
For purposes of calculating the 2019 annual incentive plan award, the working capital component is defined as (a) third-party accounts receivable plus (b) inventory less (c) third-party accounts payable divided by (d) net sales annualized, computed monthly and compared with monthly targets. The achievement noted in the table reflects the contribution of the monthly results compared to the monthly targets. Working capital excludes the working capital associated with acquisitions closed in 2019.

(3)
For purposes of calculating the 2019 annual incentive plan award for occupational safety, the number of Company injuries is expressed as actual recordable incidents and lost time injuries (as defined in OSHA regulations) of our employees and on-site contractors world-wide, exclusive of employees / contractors of our recently acquired companies.

(4)
For purposes of calculating the 2019 annual incentive plan award, process safety includes the actual number of incidents of an unplanned or uncontrolled release of primary containment in a process that results in an injury, fire, explosion, community impact or exceeds a threshold quantity.

(5)
For purposes of calculating the 2019 annual incentive plan award, environment stewardship includes the actual number of serious and major chemical releases into the environmental (defined as a release that is greater than 15% of the reportable quantity).

(6)	Actual annual incentive plan payouts are further impacted by the individual performance modifier assigned by the CMDC to each NEO. See “Annual Incentive Plan Awards -- Plan Summary” above.
Long-Term Incentive Compensation
Plan Summary
Long-term incentives in the form of equity awards support our compensation philosophy and objectives. Since 2013, the CMDC has annually granted long-term incentive awards to our NEOs with overlapping performance periods to provide them with personal financial motivation to help us reach our longer-term goals. In addition to providing the officer with a long-term stake in our success, we believe these awards serve as a significant retention tool to dissuade them from leaving the Company. The Company makes these awards under our stockholder-approved 2018 Global Incentive Plan (the “2018 GIP”) (or, prior to April 2018, the stockholder-approved 2009 Global Incentive Plan (the “2009 GIP”)).
These awards are intended to focus the NEOs on future company performance, and the actual value realized by a NEO will depend on our performance over time and the NEO’s continued employment with the Company. Long-term incentive awards granted in 2019 are listed in the “2019 Grants of Plan–Based Awards Table” and described further

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below. The following table summarizes the principal design elements of our performance-based long-term equity awards.

Feature	Performance-Based PRSU Awards 2016-2019
Form of award	Performance-vesting restricted stock unit
Performance period	Three years
Performance measure(s)	Adjusted EPS (70%) (earnings measure) and Return on Capital Employed (ROCE(1) (30%) (return measure)
Maximum payout	200% x target
Performance limits based on Company stock performance	The payout on the Adjusted EPS component is limited to 150% (from the 200% maximum) if the Company’s relative total stockholder return (TSR) is in the bottom quartile of the S&P 500 index companies(2)
Dividends on unvested awards	No
Alternate performance measure	No
(1) See “Exhibit A”. (2) See “2019 Payouts Aligned to Performance”.
The following summarizes long-term incentive awards that had performance periods concluded during 2019 or that were awarded in 2019.
Awards Granted in 2017
Long-Term Performance Award. Our long-term incentive award granted to NEOs in February 2017 was a PRSU based on Adjusted EPS Growth and Return on Capital Employed, earned over the 2017-2019 performance period (“2017 LTIP”). As noted in the table below, the level of Adjusted EPS achieved superior performance and the level of Return on Capital Employed was slightly below superior. After a review of the actual performance compared to the PRSU performance metrics, the CMDC determined that the award should pay out at 198.4% of the target amount upon the vesting date in February 2020. Performance compared to target is shown below:

Performance Measure	Metric Weighting	Threshold	Target	Superior	Actual		Payout
Adjusted EPS(1) Growth(2)	70%	—%	4%	8%	14.0%	(3)	200.0%
Return on Capital Employed(1)(4)	30%	14%	18.5%-20.5%	23%	22.9%		194.7%
Aggregate payout							198.4%

(1)	See “Exhibit A” for definitions and additional information.

(2)
The Adjusted EPS goals were determined by comparing the increase in the cumulative amount of Adjusted EPS over the three-year performance period (2017-2019) to the Adjusted EPS for fiscal 2016. The cumulative measure incorporates long-term compound annual growth rates determined by the CMDC. The cumulative Adjusted EPS was reduced by an amount to reflect that share repurchases over the performance period exceeded the original budgeted amount.

(3)
The Company’s 3-year TSR for the performance period was 66.0%, which was greater that the bottom quartile of the S&P 500 index over the same period (14%), so the TSR collar feature was not used to limit the Adjusted EPS growth performance. See “2019 Payouts Aligned to Performance”.

(4)
The Company’s three-year average ROCE was compared to benchmarks for Threshold, Target (a range) and Superior set by the CMDC. ROCE goals are established in a manner that focuses management on value creation through the effective deployment of capital.

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Awards Granted in 2019
Long-Term Performance Awards. For 2019, the CMDC approved a long-term incentive plan design (the “2019 LTIP”) under the 2018 GIP pursuant to which awards of PRSUs (70%) and RSUs (30%) were made to our NEOs, other than Mr. Rohr. The design of the 2019 PRSU was substantially similar to the 2017 LTIP (described above). PRSUs granted on February 6, 2019 facilitate stock ownership and will vest on February 15, 2022, subject to adjustment (0-200% of targeted amount) based on the Company’s achievement of target levels of adjusted earnings per share and return on capital employed during a three-year performance period as described in the following table:

		Payout Level
	Metric Weighting	Below Threshold	Threshold	Target	Superior
Adjusted EPS(1) Growth(2)	70%	0%	50%	100%	200%(4)
Return on Capital Employed(1)(3)	30%	0%	50%	100%	200%
(1)(3)See “Exhibit A” for definitions and additional information.

(2)
The Adjusted EPS goals will be determined by comparing the increase in the cumulative amount of Adjusted EPS over the three-year performance period (2019-2021) to the Adjusted EPS for fiscal 2018. The cumulative measure incorporates long-term compound annual growth rates determined by the CMDC.

(4)
The payout on the adjusted earnings growth measure will be limited to 150% of target if the Company’s three-year relative total stockholder return is in the bottom quartile of the S&P 500 Index. See “2019 Payouts Aligned to Performance”.

We disclose the specific performance targets for our incentive plans after completion of the relevant performance period as we view the target-setting as proprietary. We will show the performance targets and results for the 2019 PRSUs in the spring 2022 proxy statement after completion of the performance period.
The RSUs included in the 2019 LTIP granted in February 2019 vest over 3 years from the grant date.
Other Awards. Ms. Ryerkerk and Ms. Puckett also received time-vesting RSUs in May 2019 and February 2019, respectively, as part of their sign-on packages. The award to Ms. Ryerkerk was to accelerate her ownership to ensure alignment with the interests of stockholders. The award to Ms. Puckett was to replace in part equity awards from her former employer that Ms. Puckett would forfeit upon joining our company, and the CMDC believed that this new hire award was appropriate as an additional recruitment incentive. These RSU awards vest over multiple years from the grant date (two years for Ms. Ryerkerk; three years for Ms. Puckett).
As noted above, the CMDC determined to make Mr. Rohr’s February 2019 long-term incentive award in the form of time-vesting RSUs, vesting ratably over 3 years. The CMDC determined to use this vehicle to reflect a shift in the CEO’s focus to succession planning and leadership transition in anticipation of a new CEO in 2019. See “Key Compensation Decisions” for more information about Mr. Rohr’s RSU award.
Compensation Governance
Compensation and Management Development Committee Oversight
The CMDC, which consists solely of independent directors, is responsible for establishing compensation policies and programs that are consistent with our business strategy and aligned with our stockholders’ interests. Specifically, the CMDC is responsible for:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and our other NEOs;

•	evaluating the performance and compensation of the CEO and our other NEOs in light of their established goals and objectives;

•	reviewing and approving both target and actual pay levels of the CEO and our other NEOs; and

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•
reviewing and approving incentive and equity-based compensation plans, including our annual incentive plan award and our long-term incentive plans, and all grants of awards under such plans to our NEOs.

Role of the Compensation Consultant in Making Decisions
Pursuant to its charter, the CMDC has the sole authority to retain and terminate any compensation consultant.
During 2019, the CMDC retained Willis Towers Watson PLC (“Willis”) as its independent outside compensation consultant to advise it in connection with executive compensation matters. Representatives of Willis regularly attend CMDC meetings as requested by its chair, and report directly and exclusively to the CMDC on matters relating to compensation for the NEOs. In 2019, Willis provided the following services to the CMDC:

•	analyzed and benchmarked incentive plan performance targets;

•	reviewed and provided guidance on compensation plan design;

•	reviewed the composition of our compensation comparator group and made recommendations for 2019 peers;

•	conducted an analysis of our compensation for the CEO and the other NEOs, and assessed how target and actual compensation aligned with our philosophy and objectives; and

•
provided market data, historical compensation information, internal equity comparisons, share usage and dilution, competitive practice information, and recommendations regarding compensation trends, compensation strategy and our proxy statement.

In addition, Willis analyzed and benchmarked non-employee director compensation at the request of the N&CG Committee.
In addition to the executive compensation services provided by Willis to the CMDC, and the director compensation services provided to the N&CG Committee, specialized teams at Willis and affiliates provided certain services to the Company in 2019 at the request of management consisting of (i) pension valuation services for broad-based defined benefit plans that we sponsor; (ii) total rewards consulting services, including advice in connection with union negotiations, annuity purchases, and analysis for M&A activity; (iii) non-customized executive and non-executive compensation survey data, and (iv) insurance procurement services for directors’ and officers’ and other specialized insurance coverages. In fiscal 2019, the Company paid $220,239 to Willis for its executive compensation services to the CMDC and approximately $1,686,000 to Willis for its other services to the Company.
The CMDC believes that, given the nature and scope of these services, the provision of these additional services did not raise any conflict of interest pursuant to applicable SEC and NYSE rules and did not impair Willis’s ability to provide independent advice to the CMDC concerning executive compensation matters and concluded that no such conflicts of interest existed. In making this determination, the CMDC considered, among other things, the following factors: (i) the types of non-compensation services provided by Willis, noting in particular that many of the services had been provided to the Company by the former Towers Perrin firm since 2003 (pension and compensation) and by the former Willis & Co. firm since 2008 (insurance brokerage), and that the Willis personnel who perform these additional services for the Company operated separately and independently of the Willis personnel that perform executive compensation-related services for the CMDC, (ii) the amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Willis’s total revenues for the period, (iii) Willis’s policies and procedures that are designed to prevent conflicts of interest, (iv) the CMDC’s decision to engage Willis, and the fact that the CMDC, in its discretion, determines whether to retain or terminate Willis as its executive compensation consultant, (v) Willis representatives who advise the CMDC do not provide any other services to the Company, (vi) there are no other business or personal relationships between Company management or members of the CMDC, on the one hand, and any Willis representatives who provide compensation services to the Company, on the other hand, and (vii) neither Willis nor any of the Willis representatives who provide executive compensation services to the Company own any Common Stock or other securities of the Company (except potentially in passive investments where the investment decision is made by external managers).

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In compliance with SEC and NYSE requirements regarding the engagement of executive compensation consultants, Willis provided the CMDC with a letter, considered by the CMDC, confirming facts regarding the independence of such firm’s consultants and employees who advise the CMDC on executive compensation matters.
Role of Management in Making Decisions
The CMDC regularly meets with the CEO and the senior vice president and chief human resources officer (CHRO) to receive reports and recommendations regarding the compensation of our NEOs other than the CEO. In particular, the CEO submits recommendations, as appropriate, to the CMDC on the base salary, target annual incentive plan award levels, and target levels of long-term incentive plan compensation to be offered to each NEO (other than herself). Recommendations are developed in consultation with the senior vice president and CHRO (other than for herself) and the CMDC’s independent compensation consultant and are accompanied by peer company and general market data prepared by such consultant. In addition, the CEO makes recommendations to the CMDC on the individual performance modifiers used to determine each NEO’s actual payout under the annual incentive plan award. Although the CMDC considers the CEO’s recommendations, the final decisions regarding base salary, annual incentive plan and long-term incentive plan opportunities and individual performance modifiers are made by the CMDC after discussion with the Board. The CEO does not make any recommendations to the CMDC regarding her own compensation.
Additional Information Regarding Executive Compensation
Other Compensation Elements
Consistent with providing a total pay program that is sufficiently competitive with the members of our compensation comparator group so as to attract and retain highly qualified personnel, our NEOs receive or have access to the following benefits. We believe all of these plans have proven useful and, in many cases, necessary for recruiting and retention purposes.
Perquisites and Executive Benefits
Our NEOs receive health and welfare benefits, such as group medical, group life and long-term disability insurance coverage, under plans generally available to all other U.S.-based salaried employees. Consistent with our pay-for-performance philosophy, we provide our NEOs with limited perquisites and executive fringe benefits. An annual physical and supplemental property and casualty insurance help safeguard NEOs. For NEOs who we ask to serve on overseas assignments, we provide benefits under our expatriate assignment program to help offset the additional costs of the assignment, including relocation expenses, travel, housing, car and educational allowances, cost of living differentials, tax preparation expenses, and certain related tax equalization and tax gross-up payments. For NEOs who we ask to relocate in order to commence work with us, we provide benefits under our relocation program to help offset the additional costs of the relocation, including the shipment of household goods, and travel, temporary housing, and other allowances, other relocation expenses, and certain tax gross-up payments. While Company aircraft are generally used for Company business only, to increase executive efficiency, the Executive Chair may travel to outside board meetings on Company aircraft. During 2019, there was no personal use of Company aircraft by NEOs. These are described in the notes to the “2019 Summary Compensation Table”. The CMDC reviews these arrangements regularly to assure they continue to fulfill business needs.

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Retirement
Our NEOs participate in our various employee benefit plans designed to provide retirement income. Our qualified and non-qualified pension plans provide a retirement income base, and our qualified and non-qualified 401(k) and supplemental savings and retirement plans permit additional retirement savings. To encourage retirement savings under the qualified and nonqualified 401(k) plans, we provide an employer matching contribution. We limit eligible compensation for employer contributions under the qualified and non-qualified 401(k) plans to annual base salary for our NEOs. As a result, the CMDC’s decisions to grant annual incentive awards (whether cash or equity) do not create any additional retirement benefits under these plans for our NEOs. For more information about these plans, see “2019 Summary Compensation Table”, “2019 Pension Benefits Table” and “2019 Nonqualified Deferred Compensation Table”.
Severance Plan
In order to have a competitive benefit that allows for consistent administration without negotiations of special payments, we have an Executive Severance Benefits Plan (“Severance Plan”) for our NEOs. The Severance Plan provides cash payments upon involuntary termination without cause, but is not available in the event of a change in control to individuals that have a change in control agreement as described below. See “Potential Payments Upon Termination or Change In Control” for additional information.
Change in Control Agreements
We have change in control agreements with each of our NEOs to ensure that management will objectively consider potential transactions that may benefit stockholders without regard to potential impact on their continued employment. The change in control agreements provide for a cash payment to be made following a termination of employment by the Company without cause or by the NEO with good reason (as defined) within two years following a change in control. See “Potential Payments Upon Termination or Change In Control” for additional information. In approving the form of change in control agreement several years ago, the CMDC considered the prevalence of such agreements among similarly-situated executives at the companies in our compensation comparator group based on data collected for the Company by the CMDC’s then independent compensation consultant. The CMDC also determined that the uniform non-compete and non-solicit clauses contained in such agreements provide a significant benefit to the Company. None of the change in control agreements in effect with our NEOs contains a tax gross-up.
No Employment Agreements
We do not have any employment agreements with any of our NEO. All of our NEOs are “at will” employees.
Executive Stock Ownership Requirements
The CMDC has adopted stringent stock ownership guidelines for our NEOs. The types of securities that count toward required share ownership include only (i) shares of Common Stock owned outright, whether individually or through beneficial ownership in a trust or partnership, (ii) shares of Common Stock or share equivalents held in a Company-sponsored deferred compensation or retirement plan, and (iii) 60% of unvested PRSUs (at target) or RSUs that will vest within one year of the measurement date. Failure to meet stock ownership requirements, or failure to make a meaningful effort to do so, may result in the NEO not receiving future base salary increases or long-term incentive awards, and may also make the NEO ineligible for promotion.

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The following table sets forth, the ownership requirement (expressed as a multiple of base salary) for each of our NEOs serving at year-end and the shares or equivalents owned (expressed as a multiple of base salary) as of December 31, 2019 under our current ownership guidelines:

Named Executive Officer	Minimum Required Ownership	Ownership as of December 31, 2019(1)(2)
Lori J. Ryerkerk	6 times base salary	1.3 times base salary
Scott A. Richardson	4 times base salary	5.4 times base salary
Todd L. Elliott	4 times base salary	7.1 times base salary
Shannon L. Jurecka	4 times base salary	1.6 times base salary
A. Lynne Puckett	4 times base salary	1.0 times base salary
Mark C. Rohr	6 times base salary	76.8 times base salary

(1)	Calculated using $108.06, the average of the 2019 high and low share trading prices, and total salary paid during 2019.

(2)
Ms. Ryerkerk, Ms. Jurecka, and Ms. Puckett are on track for compliance with the ownership guideline by the May 2024, October 2022 and January 2024 deadlines, respectively, based on their hire or promotion dates.

Executive Compensation Clawback Policy
In order to further align management’s interests with the interests of stockholders and support good governance practices, our CMDC adopted an enhanced clawback (also known as a recoupment) policy applicable to long-term incentive plan awards to an employee along with bonuses paid out under our annual incentive plan. The policy allows recoupment or cancellation of an award in the case of (i) a material restatement of financial statements, (ii) an act or omission constituting a violation of the Company’s business conduct or other policy causing financial harm to the Company, (iii) an act for which the employee or the Company could be held civilly or criminally liable, or (iv) violations of restrictive covenants relating to (a) disclosing confidential or proprietary information, (b) competing with us, and (c) soliciting or hiring employees, former employees or consultants of ours for a specified period following the termination of the awardee’s employment with us for any reason. In the event that the awardee violates the provisions of the recoupment policy, the covered equity awards will cease vesting and the awardee will forfeit any rights to the covered awards and will be required to deliver to us any amount received from annual bonus awards or the long-term incentive cash award or gain realized on any stock option exercises or any other transaction relating to an equity award granted by us.
In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and chief financial officer will be required to reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of securities of the Company during those 12 months.
Tally Sheets
From time-to-time, the CMDC reviews a summary report, or “tally sheet,” prepared by management for each NEO. The purpose of a tally sheet is to show the total dollar value of the executive’s annual compensation. This includes the executive’s base salary, annual incentive award, long-term incentive compensation, and other compensation. The tally sheet also shows (or the CMDC is separately provided from time to time) holdings of Common Stock and equivalents, and accumulated value and unrealized gains under prior long-term incentive compensation awards. The CMDC uses tally sheets to estimate the total annual compensation of the NEOs, and to provide perspective on the value accumulated by the NEOs from our compensation program.

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Tax and Accounting Considerations
Tax Deductibility of Compensation Expense
Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as "performance-based" under Section 162(m) was deductible without regard to this $1 million limit. However, the 2017 Tax Cuts and Jobs Act (the “2017 Tax Act”) eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the CMDC structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally will not be deductible.
Although the 2017 Tax Act will limit the deductibility of compensation paid to the NEOs, the CMDC will, consistent with its past practice, design compensation programs that are intended to be in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of several considerations taken into account.
Compensation Risk Assessment
It is our policy to regularly monitor our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that are determined to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. With respect to the compensation of our executives, the CMDC, with the input of the independent compensation consultant and management, takes into consideration whether any such programs may incentivize excessive risk taking. As part of these considerations and consistent with its compensation philosophy, our compensation program, particularly our annual and long-term incentive plans, are designed to provide incentives for the executives to achieve our objectives without encouraging excessive risk-taking because:

•
our incentive programs utilize a mix of short-term and long-term performance measures, which provide executives with short-term incentive to improve our results while also providing a significant incentive to maintain those results for the long-term;

•
a significant portion of our NEOs’ incentive compensation consists of long-term incentive or other equity-based compensation, which, when coupled with our stock ownership guidelines, encourages long-term equity ownership of our Common Stock by the executives, aligning their interests with our stockholders;

•
the financial metrics utilized under each of the programs are designed to reflect measures of stockholder value over multiple years or annual operational performance that the CMDC believes will create long-term stockholder value;

•	various non-financial metrics (such as achievement of environmental, health and safety goals) are used as part of the process of determining compensation;

•	in determining the exact mix of compensation from year to year, the CMDC intends to grant awards that provide an appropriate level of “market risk” that do not encourage excessive risk taking;

•	compensation payment opportunities that may be excessive are avoided due to the limits placed on the amount of incentive payments that may be earned; and

•
we have recovery policies (“clawbacks”) applicable to long- and short-term incentive compensation that permit the Company to cancel awards and recoup certain gains in the event of certain material financial restatements or certain conduct detrimental to the Company.

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With respect to the compensation of employees other than the NEOs, the CMDC has reviewed our compensation policies and practices to determine whether those policies and practices encourage excessive or inappropriate risk. Our compensation programs for employees other than the NEOs are designed to incentivize employees to demonstrate the courage to make decisions that benefit the Company as a whole, while accepting personal accountability and avoiding unnecessary risk.
Compensation and Management Development Committee Report
The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and the Committee’s independent compensation consultant and, based on its review and discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and this Proxy Statement. This report was submitted by the CMDC,

Dated: February 5, 2020	Kathryn M. Hill, Chair
Jean S. Blackwell
Edward G. Galante
Dr. Jay V. Ihlenfeld
The compensation and management development committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the compensation and management development committee report by reference therein.
Compensation Committee Interlocks and Insider Participation
No member of the CMDC was at any time during 2019 employed as an employee or officer of the Company or had any relationship with us requiring disclosure under Item 404 of Regulation S-K. In addition, no executive officer of the Company has served on the Board of Directors or compensation committee of any other entity that has one or more executive officers who served as a member of our Board of Directors or Compensation and Management Development Committee during 2019.

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Compensation Tables
2019 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2019, 2018 and 2017 awarded to, earned by, or paid to each of the NEOs:

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(6)	All Other Compen- sation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Lori J. Ryerkerk Chief Executive Officer and President	2019	613,846	35,000	4,999,797	(8)	—	244,065	—	135,095	6,027,803

Scott A. Richardson Senior Vice President and Chief Financial Officer	2019	595,385	—	1,499,877	(8)	—	202,907	5,000	77,378	2,380,547
	2018	513,846	—	799,904	(8)	—	968,400	—	66,949	2,349,099

Todd L. Elliott Senior Vice President, Acetyl Chain	2019	490,769	—	799,889	(8)	—	120,000	488,000	192,983	2,091,641

Shannon L. Jurecka Senior Vice President & Chief Human Resources Officer	2019	475,385	—	799,886	(8)	—	132,309	—	52,292	1,459,872
	2018	450,769	40,000	599,858		—	720,000	—	49,585	1,860,212
	2017	361,539	—	874,731		—	438,000	—	11,423	1,685,693

A. Lynne Puckett Senior Vice President & General Counsel	2019	446,000	375,000	2,799,814	(8)	—	132,997	—	101,345	3,855,156

Mark C. Rohr Executive Chairman and former Chief Executive Officer and President	2019	848,077	—	3,999,971	(8)	—	268,962	1,000	126,209	5,244,219
	2018	1,155,000	—	7,999,985		—	3,200,000	1,000	158,175	12,514,160
	2017	1,155,000	—	7,499,920		—	3,100,000	1,000	163,708	11,919,628

(1)
Principal position as of December 31, 2019. Ms. Ryerkerk was elected Chief Executive Officer and President effective May 1, 2019; Mr. Elliott was named an executive officer effective April 20, 2019, and Ms. Puckett was elected Senior Vice President & General Counsel effective February 13, 2019. Information is not provided for years prior to 2019 for Mr. Elliott and Ms. Puckett, and prior to 2018 for Mr. Richardson, because such individuals were not executive officers prior to such years. Mr. Rohr was elected Executive Chairman (Chairman of the Board) effective May 1, 2019. Prior thereto, Mr. Rohr served as Chairman, Chief Executive Officer and President since 2012.

(2)	For Ms. Ryerkerk and Ms. Puckett, for 2019, their offer letter provided for a sign-on cash payment in the amount indicated within 30 days after the start date.

(3)
Represents the grant date fair value of long-term incentive (equity) awards granted in the year indicated under our 2018 GIP computed in accordance with FInancial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). For a detailed discussion of the method and assumptions used to calculate such value for 2019, see Notes 2 and 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Additional information regarding PRSUs and RSUs granted to the NEOs during 2019 is set forth in note 8 below and in the “2019 Grants of Plan-Based Awards Table” on a grant-by-grant basis.

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(4)	No stock options were granted during the fiscal year ended December 31, 2019.

(5)
For 2019, represents Annual Incentive Plan award cash payouts with respect to 2019 performance. Further information about the Annual Incentive Plan is set forth in “Compensation Discussion and Analysis – Compensation Decisions – Salary and Incentive Compensation – Annual Incentive Plan Awards” and the “2019 Grants of Plan-Based Awards Table”.

(6)
Consists entirely of the aggregate respective change in the actuarial present value of each individual’s pension benefits based on a discount rate of 3.19% for 2019. The discount rate in 2018 was 4.23% and the rate in 2017 was 3.54%. The values shown assume retirement from the CARPP and the CASRSP (as applicable) for (a) Mr. Rohr and Mr. Richardson at age 65 with a life only benefit, and (b) Mr. Elliott at his earliest unreduced retirement age of 55 and receipt of the traditional plan benefit as a life only benefit.

(7)	The amounts reported in this column with respect to fiscal 2019 consist of the following:
(a) Aggregate Company contributions, including matching and retirement contributions made for 2019, under the Company’s tax-qualified and non-qualified defined-contribution retirement plans, including the Celanese Americas Retirement Savings Plan (“CARSP”), a tax-qualified, defined contribution (401(k)) plan, and the Celanese Americas Supplemental Retirement Savings Plan (“CASRSP”), an unfunded, non-qualified defined contribution plan: Ms. Ryerkerk, $59,192, Mr. Richardson, $66,042, Mr. Elliott, $53,985, Ms. Jurecka, $52,292, Ms. Puckett, $47,500, and Mr. Rohr, $93,288.
The CARSP is available to substantially all of our U.S. employees, including all the NEOs. The plan is subject to the provisions of ERISA. Eligible participants are entitled to a 6% match of his or her pre-tax and after-tax contributions to the CARSP and an allocation of 5% of his or her salary up to the Code Section 401(a)(17) limit ($275,000 in 2019) in lieu of the former pension plan contribution under the Celanese Americas Retirement Pension Plan (“Retirement Contributions”). The amount contributed to the plan by or on behalf of a participant is limited by Code Section 415 and is credited with earnings based on the earnings rate of an investment fund maintained for investments under the CARSP chosen by the participant.
Each of the NEOs is entitled to an allocation under the CASRSP equal to (a) Retirement Contributions limited by Code Section 415 and not contributed to the CARSP, and (b) 6% of his or her salary in excess of the compensation limits under the CARSP (“Excess Earnings Contributions”). The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of an investment fund maintained for investments under the CARSP which is currently the 1-3 year Government/Credit Bond Index Fund. Additional information about the CASRSP is set forth in the “2019 Nonqualified Deferred Compensation Table” and accompanying text.
(b) The Company provides the following perquisites to the NEOs: personal liability insurance and executive health services. In connection with joining the Company, Ms. Ryerkerk also received in 2019 relocation benefits of $56,163, including shipment of household goods and temporary living expenses, and a tax gross-up on a portion of such relocation benefits of $14,621. The Company also provided certain benefits under our expatriate assignment program to Mr. Richardson (related to his prior assignment in China) and to Mr. Elliott (related to his multi-year assignment in Amsterdam as our Vice President, Acetyl Chain). For Mr. Richardson, the benefits in 2019 consisted of a host country tax payment and penalty aggregating $5,011. For Mr. Elliott, the benefits in 2019 had an aggregate cost of $27,034, and consisted of relocation expenses, relocation and car allowances, tax preparation expenses, tax equalization payments and certain other taxable reimbursements related to the assignment. Mr. Elliott also received under the program $108,581 in U.S. tax gross-ups for certain of the program’s taxable benefits. In 2019 Mr. Elliott’s contribution to taxes under the tax equalization program were greater than the cost of the Company’s U.S. and Netherlands tax gross-ups, and such difference is not separately reported. In connection with joining the Company, Ms. Puckett received in 2019 relocation benefits of $43,748, including shipment of household goods and temporary living expenses, and a tax gross-up on a portion of such relocation benefits of $9,010. In addition, the CMDC has authorized Mr. Rohr, as Executive Chairman (and, prior to May 1, as CEO), to travel on Company-provided aircraft for security and safety reasons and to maximize his availability for Company business, and considers travel that is related to Company business or otherwise benefits the Company, including travel to meetings of other boards of directors, as business use. This table includes the incremental cost of the use of Company-provided aircraft and related travel expenses for Mr. Rohr to attend meetings of another public company’s and an unrelated private foundation’s board of directors on which he serves (and not for vacation, commuting or other personal use), of $23,446 for 2019. The incremental cost was determined using a method that takes into account the variable costs such as landing fees, aircraft fuel charges, taxes, local transportation and catering.  Because our aircraft is used primarily for business-related travel, we do not include fixed costs, such as the acquisition costs of leased aircraft.  Perquisites and personal benefits were excluded for all of the NEOs to the extent that the total value of all perquisites and personal benefits for an NEO was less than $10,000. In addition, the table does not include any amounts for personal benefits provided to any of the NEOs for which we believe there is no aggregate incremental cost to us, including use of tickets for certain sporting events.
No tax gross-ups were paid to any NEO during 2019 except as noted above under our expatriate and relocation programs.

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(8)	The stock awards for 2019 consisted of the following:

	Total 2019 Stock Awards
Name	Grant Date Fair Value of 2019 Annual Equity Awards	Grant Date Fair Value of 2019 Sign-On Equity Awards
Lori J. Ryerkerk	$2,999,832	$1,999,965
Scott A. Richardson	$1,499,877	—
Todd L. Elliott	$799,889	—
Shannon L. Jurecka	$799,886	—
A. Lynne Puckett	$999,881	$1,799,936
Mark C. Rohr	$3,999,971	—
2019 LTIP. Equity awards under the 2019 long-term incentive plan (LTIP) consisted of 70% performance-based stock units (PRSUs) and 30% time-based stock units (RSUs), except for Mr. Rohr. The sign-on equity awards for our two new executive officers, CEO Lori Ryerkerk, and SVP/GC Lynne Puckett, who joined the Company in 2019, and Mr. Rohr’s annual award, were RSUs. The fair value of the annual award PRSUs granted under the 2019 LTIP was calculated to be $91.64 per share ($91.94 for Mr. Elliott), as determined using a Monte Carlo simulation model on February 6, 2019, the date of grant, discounted for lack of dividend participation and for implications of the potential performance limitation if cumulative TSR for the performance period is in the bottom quartile, and adjusted for a performance premium. However, the fair value of the annual award PRSUs for Ms. Ryerkerk and Ms. Puckett were $100.57 and $92.97, respectively, calculated as of May 1, 2019 and February 13, 2019, respectively, the date of grant. Payout of such PRSUs can range from a minimum of 0% to a maximum of 200% of target. The target and maximum potential values of the award of PRSUs for the NEOs granted in 2019 using the fair value discussed above, assuming performance at the target and maximum levels of performance conditions, is set forth below. Actual performance, and the stock price at the payout dates, is uncertain.

	2019 Annual PRSU Awards
Name	Target Number of PRSUs	Value at Target Performance	Maximum Number of PRSUs	Value at Highest Performance
Lori J. Ryerkerk	20,880	$2,099,873	41,760	$4,199,746
Scott A. Richardson	11,457	$1,049,903	22,914	$2,099,806
Todd L. Elliott	6,090	$559,915	12,180	$1,119,830
Shannon L. Jurecka	6,110	$559,912	12,220	$1,119,824
A. Lynne Puckett	7,529	$699,968	15,058	$1,399,936
Time-Vested RSUs. The fair value of RSUs granted to our NEOs under 2019 LTIP as part of the annual award was calculated to be $93.96 per share, the average of the high and low market price of our Common Stock as reported by the NYSE on February 6, 2019, the date of grant, discounted for lack of dividend participation, except that the fair value of RSUs granted to Ms. Ryerkerk and Ms. Puckett were $103.23 and $95.27, respectively. The fair value of the sign-on RSUs for Ms. Ryerkerk and Ms. Puckett, included in the first table above, were $103.24 and $95.27, respectively, calculated as of May 1, 2019 and February 13, 2019, respectively, the date of grant.

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2019 Grants of Plan-Based Awards Table
The following table summarizes incentive awards and other plan-based awards granted to each of the NEOs during the fiscal year ended December 31, 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards		Grant Date Fair Value of Stock and Option Awards ($)
								Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres-hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(l)
Lori J. Ryerkerk
AIP(1)	N/A	153,462	613,846	1,841,538	—	—	—	—	—	—
PRSUs(2)	5/1/19	—	—	—	10,440	20,880	41,760	—	—	2,099,873
Time RSUs(2)	5/1/19	—	—	—	—	—	—	8,718	—	899,959
Time RSUs(3)	5/1/19	—	—	—	—	—	—	19,372	—	1,999,965
Scott A. Richardson
AIP(1)	N/A	119,077	476,308	1,428,924	—	—	—	—	—	—
PRSUs(2)	2/6/19	—	—	—	5,729	11,457	22,914	—	—	1,049,903
Time RSUs(2)	2/6/19	—	—	—	—	—	—	4,789	—	449,974
Todd L. Elliott
AIP(1)	N/A	79,750	319,000	957,000	—	—	—	—	—	—
PRSUs(2)	2/6/19	—	—	—	3,045	6,090	12,180	—	—	559,915
Time RSUs(2)	2/6/19	—	—	—	—	—	—	2,554	—	239,974
Shannon L. Jurecka
AIP(1)	N/A	83,192	332,769	998,307	—	—	—	—	—	—
PRSUs(2)	2/6/19	—	—	—	3,055	6,110	12,220	—	—	559,912
Time RSUs(2)	2/6/19	—	—	—	—	—	—	2,554	—	239,974
A. Lynne Puckett
AIP(1)	N/A	83,625	334,500	1,003,500	—	—	—	—	—	—
PRSUs(2)	2/13/19	—	—	—	3,765	7,529	15,058	—	—	699,968
Time RSUs(2)	2/13/19	—	—	—	—	—	—	3,148	—	299,910
Time RSUs(3)	2/13/19	—	—	—	—	—	—	18,893	—	1,799,936
Mark C. Rohr
AIP(1)	N/A	236,762	947,048	2,841,144	—	—	—	—	—	—
Time RSUs(4)	2/6/19	—	—	—	—	—	—	42,571	—	3,999,971

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(1)
2019 Annual Incentive Plan. For purposes of this table, (i) the “threshold” bonus amount is calculated based on all performance measures being achieved at the plan threshold levels (25% of target bonus); (ii) the “target” bonus amount is calculated based on all performance measures being achieved at the plan target levels (100% of target bonus); (iii) the “maximum” bonus amount is calculated based on all performance measures being achieved at the plan superior levels (200% of target bonus); and (iv) the individual performance modifier (0-150%) for each executive officer being equal to 100% in the “threshold” and “target” scenarios and 150% in the “maximum” scenarios, in each case with respect to the executive’s eligible earnings for 2019 as set forth in the “Salary” column in the “2019 Summary Compensation Table”. See “Compensation Discussion and Analysis – Compensation Decisions – Annual Incentive Plan Awards” for additional information.

(2)
2019 LTIP. The 2019 LTIP was comprised of 70% PRSUs and 30% Time RSUs. The PRSUs were awarded under the 2018 GIP and vest on February 15, 2022, based on the Company’s achievement of target levels of Adjusted EPS growth and Return on Capital Employed during fiscal years 2019-2021. See “Compensation Decisions - Long-Term Incentive Compensation” and “Exhibit A” for more information about these awards and performance measures. The Time RSUs vest 33% on each of February 15, 2020 and 2021 and 34% on February 15, 2022.

(3)
Sign-On Equity Awards. In order to induce Ms. Ryerkerk and Ms. Puckett to join Celanese in 2019, we awarded additional Time-vesting RSUs on May 1 and February 13, respectively. The RSUs for Ms. Ryerkerk vest 50% on on each of May 1, 2020 and 2021. The RSUs for Ms. Puckett vest 33% on each of February 15, 2020 and 2021 and 34% on February 15, 2022.

(4)
Executive Chairman Award. We awarded time-vesting RSUs to Mr. Rohr on February 6, 2019. These RSUs vest 33% on each of February 15, 2020 and 2021 and 34% on February 15, 2022. See “Key Compensation Decisions” for more information about the reasons for this award.

Outstanding Equity Awards at Fiscal 2019 Year-End Table
The following table summarizes outstanding equity awards held by each of the NEOs as of December 31, 2019, including the vesting dates for the portions of these awards that have not yet vested:

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer-cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
Lori J. Ryerkerk
	5/1/19	—	—	—	—	8,718	(3)	1,073,360	20,880	(4)	2,570,746
	5/1/19	—	—	—	—	19,372	(5)	2,385,081	—		—

Scott A. Richardson
	2/9/17	—	—	—	—	8,303	(6)	1,022,265	—		—
	2/9/17	—	—	—	—	600	(7)	73,872	—		—
	2/8/18	—	—	—	—	—		—	17,010	(8)	2,094,271
	2/6/19	—	—	—	—	4,789	(9)	589,622	11,457	(10)	1,410,586

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Todd L. Elliott
2/9/17	—	—	—	—	8,303	(6)	1,022,265	—		—
2/9/17	—	—	—	—	600	(7)	73,872	—		—
2/8/18	—	—	—	—	1,044		128,537	12,698	(8)	1,563,378
2/6/19	—	—	—	—	2,554	(9)	314,448	6,090	(10)	749,801

Shannon L. Jurecka
2/9/17	—	—	—	—	2,905	(6)	357,664	—		—
2/9/17	—	—	—	—	211	(7)	25,978	—		—
2/9/17	—	—	—	—	400	(7)	49,248	—		—
10/18/17	—	—	—	—	2,037	(11)	250,795	—		—
2/8/18	—	—	—	—	—		—	12,756	(8)	1,570,519
2/6/19	—	—	—	—	2,554	(9)	314,448	6,110	(10)	752,263

A. Lynne Puckett
2/13/19	—	—	—	—	3,148	(9)	387,582	7,529	(10)	926,970
2/13/19	—	—	—	—	18,893	(13)	2,326,106	—		—

Mark C. Rohr
2/9/17	—	—	—	—	178,379	(6)	21,962,022	—		—
2/8/18	—	—	—	—	55,700	(12)	6,857,784	—		—
2/6/19	—	—	—	—	42,571	(9)	5,241,342	—		—

(1)	Vesting treatment upon termination of employment is described under “Potential Payments Upon Termination or Change in Control – Long-Term Incentive Awards”.

(2)
For PRSUs, the market or payout value has been computed based on the number of units awarded at an assumed superior performance (200% of target performance) for the 2018 PRSUs, and at an assumed target performance (100%) for the 2019 PRSUs, multiplied by the closing stock price on December 31, 2019, the last trading day in 2019. Actual performance and payout value may vary. For time-based RSUs (including the 2017 PRSUs that were earned based on performance at 198.4% of target but remain subject to time-based vesting), the market value has been computed based on the number of units awarded that are unvested at the close of business on December 31, 2019 multiplied by the closing stock price on December 31, 2019.  Actual payout value may vary.

(3)	Represents RSUs granted in May 2019 under our 2019 LTIP. These RSUs vest 33% on each of February 15, 2020 and 2021, and 34% on February 15, 2022.

(4)
Represents PRSUs granted in May 2019 under our 2019 LTIP at target. These PRSUs vest 100% on February 15, 2022 subject to adjustment (0-200% of targeted amount shown) based on Company performance in 2019-2021 against pre-established performance measures.

(5)	Represents RSUs granted in May 2019. These RSUs vest 50% on on each of May 1, 2020 and 2021.

(6)	Represents PRSUs granted in February 2017 under our 2017 LTIP adjusted for actual performance at 198.4% of target as described above. The PRSUs vest 100% on February 15, 2020.

(7)	Represents RSUs granted in February 2017. These RSUs vest 33% on each of February 15, 2018 and 2019, and 34% on February 15, 2020.

(8)
Represents PRSUs granted in February 2018 under our 2018 LTIP at an assumed superior performance (200% of target). These PRSUs vest 100% on February 15, 2021 subject to adjustment (0-200% of targeted amount shown) based on Company performance in 2018-2020 against pre-established performance measures.

(9)	Represents RSUs granted in February 2019 under our 2019 LTIP. These RSUs vest 33% on each of February 15, 2020 and 2021, and 34% on February 15, 2022.

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(10)
Represents PRSUs granted in February 2019 under our 2019 LTIP at target. These PRSUs vest 100% on February 15, 2022 subject to adjustment (0-200% of targeted amount shown) based on Company performance in 2019-2021 against pre-established performance measures.

(11)	Represents RSUs granted in October 2017. These RSUs vest 33% on each of October 18, 2018 and 2019, and 34% on October 18, 2020.

(12)	Represents RSUs granted in February 2018. These RSUs vest 33% on each of February 15, 2019 and 2020, and 34% on February 15, 2021.

(13)	Represents RSUs granted in February 2019. These RSUs vest 33% on each of February 15, 2020 and 2021, and 34% on February 15, 2022.
For additional information, see “2019 Compensation Decisions – Long-Term Incentive Compensation” above.

2019 Option Exercises and Stock Vested Table
The following table summarizes the exercise of stock options by and the vesting of stock awards of each NEO during the fiscal year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Lori J. Ryerkerk	—	—	—	—
Scott A. Richardson	—	—	13,869	1,439,482
Todd L. Elliott	—	—	15,180	1,568,150
Shannon L. Jurecka	—	—	3,074	361,766
A. Lynne Puckett	—	—	—	—
Mark C. Rohr	30,032 (2)	1,624,431 (2)	240,935	24,086,273

(1)	Gross shares (includes shares withheld to cover taxes) acquired.

(2)
Stock option was received as part of Mr. Rohr’s sign-on equity awards. The stock option was exercised on a “net exercise” basis. After determining the value of the shares obtained via the ”net exercise” and payment of the applicable exercise price and taxes, computed based on the average of the high and low stock price on the date of exercise, Mr. Rohr retained a total of 9,937 shares. All shares acquired are subject to a hold on sale until February 13, 2020.

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2019 Pension Benefits Table
The following table summarizes the present value of the accumulated retirement benefits of each NEO as of the end of the fiscal year ended December 31, 2019:

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Lori J. Ryerkerk	CARPP	—	—	—
Scott A. Richardson	CARPP	8.7500	84,000	—
Todd L. Elliott	CARPP	26.3333	1,809,000	—
Todd L. Elliott	CASRPP	26.3333	1,282,000	—
Shannon L. Jurecka	CARPP	—	—	—
A. Lynne Puckett	CARPP	—	—	—
Mark C. Rohr	CARPP	1.6667	31,000	—

(1)	As noted below, this plan has been frozen, meaning that benefits (other than earnings) are no longer accrued for compensation or service after the applicable plan freeze date.

(2)
The present value amounts shown in the table above are the amount needed today that, with interest, would provide the NEO’s future retirement benefit. Retirement is assumed to occur at age 65 and participants receive their cash balance benefit as a lump sum, except for Mr. Elliott with retirement assumed at his earliest unreduced retirement age of 55 and a life only benefit.

The Celanese Americas Retirement Pension Plan (“CARPP”) is a tax-qualified, defined benefit pension plan sponsored by Celanese Americas. This plan covers substantially all of our U.S. employees. The plan is subject to the provisions of ERISA. Mr. Richardson, Mr. Elliott and Mr. Rohr participated in this plan in 2019.
Effective January 1, 2001, the plan began providing benefits for new employees, as defined by the plan, hired after December 31, 2000, based on a different benefit formula (“Cash Balance Plan”). The Cash Balance Plan provides that for each plan year that employees work as defined, we credit 5% of the employee’s annual pensionable earnings (up to Internal Revenue Code limits) to a hypothetical plan account that has been established for each employee, and credit that account with interest. For a given year, the plan’s interest rate is the annual rate of interest on 30-year United States Treasury Securities for the August before the first day of that year. Effective January 1, 2008, employees vest in their accrued benefit after completing three years of service with us, as defined in the plan. If employees are vested when they leave the Company, they have the option to take their account balance with them, either in a lump-sum payment or as an annuity. Employees also have the choice to leave their account balance in the plan until the normal retirement age of 65. The amount of benefit depends on the employee’s pay and any interest earned on the Company contributions. Once vested, survivor benefits are applicable to married participants. Mr. Rohr is covered under the Cash Balance Plan benefit formula.
Under the CARPP, if an employee’s employment with us is terminated as a result of a corporate reorganization, layoff or corporate restructuring, including divestiture, that employee will receive an additional year of vesting service.
In connection with amendments to the CARPP in 2013, accrued benefits under the CARPP were frozen as of December 31, 2013, no further contributions will be made to the CARPP other than interest credits for the cash balance participants, Mr. Richardson, Mr. Elliott, and Mr. Rohr, and future pension-related contributions (“Retirement Contributions”) will be made to the CARSP or the CASRSP, depending on the level of eligible earnings of the participant.

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The Celanese Americas Supplemental Retirement Pension Plan (“CASRPP”) is an unfunded, nonqualified “excess benefit plan” sponsored by Celanese Americas. The purpose of the plan, which is also subject to the provisions of ERISA, is to supplement the benefits payable to certain employees who are also participants in the Company’s qualified defined benefit plan (the CARPP). The CASRPP applies to non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan. The annual pension benefit formula and other plan rules are also the same as in the CARPP, as described above, except that the benefit amount under the CASRPP is not limited with respect to annual pensionable earnings. Mr. Elliott is the only named executive officer that participated in this plan in 2012.
2019 Nonqualified Deferred Compensation Table
The following table contains certain information concerning benefits under nonqualified deferred compensation plans and similar plans for the fiscal year ended December 31, 2019:

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Lori J. Ryerkerk	CASRSP	—	36,723	—	—	—
Scott A. Richardson	CASRSP	—	35,242	20,636	—	115,771
Todd L. Elliott	CASRSP	—	23,185	53,269	—	275,247
Shannon L. Jurecka	CASRSP	—	21,492	4,688	—	33,387
A. Lynne Puckett	CASRSP	—	18,260	—	—	—
Mark C. Rohr	CASRSP	—	62,488	71,581	—	565,686
Mark C. Rohr	2008 Deferred Plan	3,200,000	—	314,647	—	3,514,647

(1)
Amounts in this column for the CASRSP represent Company contributions credited under the plan for 2019, which amounts are also included as All Other Compensation in the “2019 Summary Compensation Table”. Amounts in this column for the 2008 Deferred Plan represent participant contributions under such plan during 2019.

(2)
Amounts in this column for the CASRSP and the 2008 deferred Plan represent earnings during 2019 under such plans. None of the amounts in this column were reported as compensation in the “2019 Summary Compensation Table”.

(3)	Amounts in this column for the CASRSP do not include contributions credited for 2019 (column (d)) but not yet deposited into the participant’s account.
All of our NEOs were eligible in 2019 to participate in the CASRSP, an unfunded, nonqualified defined contribution plan sponsored by Celanese Americas that is available only to persons who have a full year base salary in excess of the Code Section 401(a)(17) limit ($280,000 in 2019) or had their Retirement Contributions limited in the CARSP by Code Section 415. If a person is eligible to participate in the CASRSP because their salary exceeded the Code Section 401(a)(17) limit, he or she is entitled to an allocation under this plan equal to 6% of his or her salary in excess of the compensation limits under the CARSP (“Excess Earnings Contributions”). In addition, eligible participants are entitled to an allocation under this plan equal to 5% of his or her qualified earnings in excess of the Retirement Contribution made to the CARSP. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of one of the funds maintained for investments under the CARSP, which is currently the 1-3 year Government/Credit Bond Index Fund. The aggregate annualized rate of return for the credited earnings in 2019 was 4.52%. Beginning in 2015, participants will be credited with earnings based on the performance of certain hypothetical investment choices selected by the participant. These investment choices are the same investment choices available under the CARSP (other than the Celanese Stock Fund). Participants may change their investment elections at any time under the same rule that apply under the CARSP. Distributions under the CASRSP are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment

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for most participants. Distributions to participants who are top 50 key employees of the Company must be delayed six months following termination based on Code Section 409A requirements.
Our 2008 Deferred Plan is an unfunded, nonqualified deferred compensation plan that provides certain of our senior employees and directors the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferrals plus or minus certain amounts based on the market performance of specified measurement funds selected by the participant. Directors Blackwell, Brown, Galante, Ihlenfeld, Rucker and Wulff, and Mr. Rohr, were the only directors or NEOs that made contributions to, or had balances in, this plan during 2019.
Potential Payments Upon Termination or Change In Control
The particular events that trigger payments to our NEOs are generally defined in our Severance Plan and the individual executives’ change in control agreements, deferred compensation agreements, or PRSU or RSU or stock option award agreements. The CMDC believes that the primary benefits to the Company of employment agreements are the non-competition and non-solicitation provisions found therein. In order to achieve the benefit of these provisions without incurring the generally negative obligations associated with employment agreements, the CMDC offers a more limited change in control agreement to each executive officer. However, the deferred compensation agreements and PRSU / RSU / stock option award agreements are still effective and provide for some potential payments upon termination and change in control as described in the tables below.
Severance Plan
Our Executive Severance Benefits Plan (“Severance Plan”) applies to all our executive officers and other eligible employees, and provides, upon involuntary termination without cause, for the payment of (i) one year’s base salary (one and one-half for the CEO and executive officer-level executives); (ii) one year’s annual incentive plan bonus award (one and one-half for the CEO and executive officer-level executives) based on target Company performance and a 1.0 individual modifier; and (iii) a prorated portion of the annual incentive plan award for the year in which the termination occurs based on actual Company performance and a 1.0 individual modifier. The Severance Plan also provides for the payment of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination (eighteen months for the CEO) and out-placement benefits. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive or other equity awards upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause) are not eligible to receive severance benefits under the Severance Plan. In February 2020, the CMDC approved amendments to the Severance Plan to increase the payout multiple for the CEO from one and one-half to two.
Change in Control Agreements
We have change in control agreements with each of our executive officers. The change in control agreements provide for a payment to be made to these officers following a termination of employment by the Company without cause or by the officer with good reason within two years following a change in control or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied. These benefits are in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each executive officer to receive:

•	a lump sum payment equal to up to two times the sum of:

▪	the named executive officer’s then current annualized base salary, and

▪
the higher of (a) the officer’s target bonus in effect on the last day of the fiscal year that ended immediately prior to the year in which the date of termination occurs, or (b) the average of the cash

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bonuses paid by the Company to the NEO for the three fiscal years preceding the date of termination; and

•	group health and dental coverage for the NEO and his or her dependents for a period of up to eighteen months following the date of termination.
The Company’s current form of change in control agreement, which was executed by all of the NEOs, does not contain a tax reimbursement provision and requires a cutback of benefits to avoid excise taxes if the after-tax benefit to the executive is greater than without the cutback. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days’ notice of non-renewal is given by either party to the agreement. In February 2020, the CMDC approved amendments to the CEO’s change in control agreement to increase the payout multiple from two to three and, for all executive officers, added a pro rata bonus award under our annual incentive plan award for the year in which the termination occurs based on actual Company performance.

For purposes of the change in control agreements:	Changes to Change in Control Agreements In 2015, in response to external feedback, we revised all outstanding change in control agreements to eliminate any gross-up provisions.

“cause” generally means (i) a willful failure to perform one’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company of such failure; (ii) conviction of, or a plea of nolo contendere to, (x) a felony under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude; (iii) willful malfeasance or willful misconduct which is demonstrably injurious to the Company or its Affiliates (as defined); (iv) any act of fraud; (v) any material violation of the Company’s code of conduct; (vi) any material violation of the Company’s policies concerning harassment or discrimination; (vii) conduct that causes material harm to the business reputation of the Company or its Affiliates; or (viii) breach of the confidentiality, non-competition, or non-solicitation provisions of the change in control agreement.

“good reason” generally means (i) a material diminution in base salary or annual bonus opportunity; (ii) a material diminution in authority, duties, or responsibilities (including status, offices, titles and reporting requirements); (iii) a material change in the geographic location; (iv) the failure of the Company to pay compensation or benefits when due, or (v) any other action or inaction that constitutes a material breach by the Company of the change in control agreement.

“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of thirty percent (30%) or more of Company’s voting securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) the stockholders of the Company approving a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or the sale or other disposition of all or substantially all of the Company’s assets, unless immediately following such transaction, (i) all or substantially all of the beneficial owners of the Company’s voting securities prior to such transaction are the beneficial owners of more than 50% of the combined voting power of the securities of the surviving entity in the transaction, (ii) no person is the beneficial owner of 30% or more of the combined voting power of the surviving entity in the transaction and (iii) at least a majority of the members of the board of directors of the surviving entity are incumbent directors; or (d) approval by the Company’s stockholders of a complete liquidation and dissolution of the Company. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the change in control agreements.

Long-Term Incentive Awards
The award agreements under which our PRSU and RSU and stock option awards were issued describe the circumstances under which the awards will vest (or become non-forfeitable), if earlier than the stated date. The following is a general summary of the provisions of awards that are unvested at December 31, 2019. Upon the death or disability of a participant, a prorated portion of the award will generally vest. Upon a termination without cause, a similar prorated portion of the award will generally vest. Also, a participant is eligible for prorated vesting if the participant is at the time of retirement at least 55 years of age and has at least 10 years of service with the Company (for Mr. Rohr, 65 years of age and at least 5 years of service, provided that Mr. Rohr’s 2018 and 2019 time-based RSUs have continued vesting after retirement). For PRSUs, proration upon retirement is based on service over the applicable performance period. Prorated PRSUs remain subject to actual performance results in case of termination without cause or retirement, and are vested at target in case of death or disability. Unvested awards are forfeited upon a termination with cause or voluntary resignation. In the case of a change in control, all awards granted since 2009 are “double trigger” – if a change in control occurs, the award is continued or replaced with an award of comparable value, and the participant is subsequently terminated, then the portion of the award that was unvested at the time of termination will be accelerated. If in connection with a change in control the participant’s rights in the

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award are adversely affected (i.e., such as by the award not being continued) and the award is not replaced with an award of comparable value, then the unvested portion of the award would be accelerated upon the change in control without requiring termination of employment. PRSUs would vest at the greater of target level or estimated actual performance if otherwise payable upon a change in control.
Certain long-term incentive awards granted in 2012 have a hold requirement for a portion of the shares received upon the exercise of stock options. Under the hold requirement, all of the shares received upon exercise of the award must be held for one year after exercise.
Under such long-term incentive award agreements, a “change in control” of the Company generally means, in accordance with Treasury Regulation Section 1.409A-3(i)(5), any of the following: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power (30% beginning February 2020) of the stock of the Company; (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (iii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to 50% of more of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) certain other business transactions affecting the Company.
Post-Termination Table
The table below shows an estimate of the amount of additional compensation that each of our NEOs employed by us at year end would receive in the event of a termination or change in control, taking into consideration the circumstances of the termination and payments that the NEO would be entitled to under the various agreements described above. The amounts shown are generally categorized as follows: voluntary termination or termination for cause; involuntary termination without cause or by the executive for good reason; termination due to death or disability; qualified retirement (if eligible); and change in control (with and without termination). The amounts shown assume that such termination was effective as of December 31, 2019, but with reference to stock values on December 31, 2019, the last trading day of the year. On December 31, 2019, the closing price of our Common Stock was $123.12 per share.
The table below includes additional benefits triggered by a termination and change in control only. Please see the following tables for details of the NEOs’ vested payments and benefits that they would be entitled to receive regardless of the occurrence of a termination or change of control:
•For PRSUs / RSUs / Stock Options – See “Outstanding Equity Awards at Fiscal Year 2019 End Table”;
•For Pension Benefits – See “2019 Pension Benefits Table”; and
•For Nonqualified Deferred Compensation – See “2019 Nonqualified Deferred Compensation Table”.
The actual amounts that will be paid upon termination can only be determined at the time of the NEO’s termination from the Company. The following table shows the potential payments to our NEOs, upon termination or change in control.

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	Termination of Employment					Change in Control
	Voluntarily or for Cause	Involuntarily without Cause	Death	Disability	Retirement	Without Termination	With Termination
Lori J. Ryerkerk
Cash Payments
Severance Payment(1)	$—	$3,154,000	$—	$—	$—	$—	$3,800,000
Equity Value
RSUs(2)	—	1,613,611	1,613,611	1,613,611	—	3,458,441	3,458,441
PRSUs(3)	—	604,889	604,889	604,889	—	2,570,746	2,570,746
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	22,559	—	—	—	—	33,839
Outplacement Services(6)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	(8,782)	—
Total	$—	$5,411,258	$2,218,499	$2,218,499	$—	$6,020,405	$9,863,025

Scott A. Richardson
Cash Payments
Severance Payment(1)	$—	$1,759,957	$—	$—	$—	$—	$2,319,411
Equity Value
RSUs(2)	—	379,948	379,948	379,948	—	663,494	663,494
PRSUs(3)	—	2,696,205	1,557,837	1,557,837	—	4,535,371	4,535,371
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	26,692	—	—	—	—	40,038
Outplacement Services(6)	—	$16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	(256,846)
Total	$—	$4,879,002	$1,937,785	$1,937,785	$—	$4,942,020	$7,558,314

Todd L. Elliott
Cash Payments
Severance Payment(1)	$—	$1,316,734	$—	$—	$—	$—	$2,098,115
Equity Value
RSUs(2)	—	334,148	334,148	334,148	—	516,858	516,858
PRSUs(3)	—	2,169,744	1,196,357	1,196,357	—	3,343,693	3,343,693
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	26,692	—	—	—	—	40,038
Outplacement Services(6)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	—	(350,010)
Total	$—	$3,863,518	$1,530,505	$1,530,505	$—	$3,860,551	$5,648,694

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	Termination of Employment					Change in Control
	Voluntarily or for Cause	Involuntarily without Cause	Death	Disability	Retirement	Without Termination	With Termination
Shannon L. Jurecka
Cash Payments
Severance Payment(1)	$—	$1,318,717	$—	$—	$—	$—	$1,764,436
Equity Value
RSUs(2)	—	419,716	419,716	419,716	—	640,470	640,470
PRSUs(3)	—	1,541,093	882,401	882,401	—	2,683,277	2,683,277
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	15,039	—	—	—	—	22,559
Outplacement Services(6)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	—	—
Total	$—	$3,310,765	$1,302,117	$1,302,117	—	$3,323,747	$5,110,742

A. Lynne Puckett
Cash Payments
Severance Payment(1)	$—	$1,504,125	$—	$—	$—	$—	$1,837,500
Equity Value
RSUs(2)	—	1,426,222	1,426,222	1,426,222	—	2,713,688	2,713,688
PRSUs(3)	—	275,666	275,666	275,666	—	926,970	926,970
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	7,825	—	—	—	—	11,738
Outplacement Services(6)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	—	(420,241)
Total	$—	$3,230,038	$1,701,888	$1,701,888	$—	$3,640,658	$5,069,655

Mark C. Rohr
Cash Payments
Severance Payment(1)	$—	$2,995,742	$—	$—	$—	$—	$7,204,154
Equity Value
Stock Options	—	—	—	—	—	—	—
RSUs(2)	—	12,099,126	12,099,126	12,099,126	12,099,126	12,099,126	12,099,126
PRSUs(3)	—	20,942,589	10,471,356	10,471,356	20,942,589	22,139,192	22,139,192
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	25,056	—	—	—	—	25,056
Outplacement Services(6)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	—	—
Total	$—	$36,078,713	$22,570,482	$22,570,482	$33,041,715	$34,238,318	$41,467,528

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Executive Compensation

(1)	Paid pursuant to our Executive Severance Benefits Plan and change in control agreements, as applicable as of December 31, 2019, and discussed above.

(2)
Time-based RSUs vest in full upon a Change in Control if the award is adversely affected and is not replaced with an award of with awards of equivalent economic value. The numbers presented in the Change in Control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the Executive remained employed following a Change in Control, the numbers shown in the Change in Control without termination column would be different.

In the event of other eligible termination events, generally a prorated amount will vest based on the portion of the service period that has lapsed.

(3)
Upon a Change in Control, 2017, 2018 and 2019 performance-based RSUs vest at the greater of target or estimated actual performance (200% for 2017, 200% for 2018 and target performance for 2019 has been assumed) if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the Change in Control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the Executive remains employed following a Change in Control, the numbers shown in the Change in Control without termination column would be different.

In the event of death or disability, a prorated amount will vest based on target performance.
In the event the Executive is terminated without Cause, a prorated amount will vest based on actual performance.
In the event the Executive retires, a prorated amount of the 2017, 2018 and 2019 performance-based RSUs will vest based on actual performance.

(4)	None of the named executive officers are entitled to any tax gross-up.

(5)
Represents reimbursement of premiums for 18 months of medical and dental coverage continuation upon a change in control as applicable, and the payment of COBRA premiums for a period of one year (1.5 years for Mr. Rohr) from the date of termination under our Executive Severance Benefits Plan, each based on 2020 rates.

(6)	Upon termination by the Company without cause, each Executive is entitled to up to $16,200 in outplacement services.

(7)
The CIC Agreements provide for a “best net” feature which would reduce the parachute payments to the safe-harbor limit if it is more financially advantageous to the executive on an after-tax basis (taking into consideration federal, state and local income taxes, and the imposition of the excise tax). In the event it is more advantageous for the executive's payments to be reduced, the Company shall reduce or eliminate the payments by first reducing or eliminating those payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order of when they would have otherwise been paid.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.
For the year ended December 31, 2019, the total compensation for our CEO, Ms. Ryerkerk, was $6,027,803 as reported in the “Total” column of the Summary Compensation Table on page 69. Since Ms. Ryerkerk was appointed CEO effective May 1, 2019, we annualized her Salary, certain Stock Awards (annual equity award only), Non-Equity Incentive Plan Compensation (performance bonus), and Celanese contributions to the CARSP and CASRSP, as disclosed in the Summary Compensation Table and the notes thereto, and added the disclosed values of her Bonus, certain Stock Awards (inducement equity award only) and other components of the All Other Compensation column to arrive at a value of $8,001,982, used for the ratio of annual total compensation for our CEO to the annual total compensation of our median employee. We chose to use Ms. Ryerkerk’s annualized compensation, as opposed to including compensation for Mr. Rohr, our former CEO through May 1, 2019, since Ms. Ryerkerk was serving as our CEO as of the end of our fiscal year ended December 31, 2019.

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Executive Compensation

We annualized Ms. Ryerkerk’s total compensation as follows:

SCT Components	Actual Values from SCT	For CEO Pay Ratio: Annualized Values + One-Time Values	Rationale
Salary	$613,846	$920,769	Annualized salary
Bonus	$35,000	$35,000	Not annualized -- One-time cash sign-on payment
Stock Awards (inducement grant portion)	$1,999,965	$1,999,965	Not annualized -- One-time award of 19,392 RSUs
Stock Awards (annual grant portion)	$2,999,832	$4,499,748	Annualized annual equity grant value
Option Awards	—	—
Non-Equity Incentive Plan Compensation (performance bonus)	$244,065	$366,097	Annualized actual amount of performance bonus
Change in Pension Values	—	—	Not participating in defined benefit pension plan
All Other Compensation	$135,095	$180,403	Annualized only Company contributions to CARSP and CASRSP, as applicable; remaining elements not annualized
Total CEO Pay	$6,027,803	$8,001,982

For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $82,366; and

•	the annual total compensation of our CEO, as annualized for purposes of determining the pay ratio and discussed above, was $8,001,982.

•	based on this information, the ratio of the annualized total compensation of Ms. Ryerkerk our CEO, to the median of the annual total compensation of all employees was 97.2 to 1.
In light of the 2019 inducement one-time equity award granted to Ms. Ryerkerk in connection with her appointment as CEO, we expect our CEO pay ratio for 2019 to be higher than her pay ratio in future years, when one-time on-boarding compensation will not be provided to Ms. Ryerkerk.
As discussed in our 2019 Proxy Statement, we previously identified our “median employee” as of November 1, 2017. SEC rules allow us to identify our “median employee” once every three years unless there has been a change in our employee population or employee compensation arrangements that we normally believe would result in a significant change in our pay ratio disclosure. Although we completed three acquisitions since November 1, 2017, adding an aggregate of approximately 472 employees, we do not believe that these employee additions materially altered our employee population for purposes of the pay ratio disclosure. Because the “median employee” identified as of November 1, 2017 was promoted during 2019 and received significantly greater pay, we concluded that it was no longer appropriate to use the originally identified 2017 median employee as it would not accurately reflect our median pay and would reduce the comparability of compensation year over year. As permitted by SEC rules, we identified a substitute median employee whose 2017 compensation was substantially similar to the original median employee’s 2017 compensation, and whose 2019 compensation according to the analysis performed, best represents our median employee compensation in 2019.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodologies and assumptions described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, which were chosen from a wide range of permissible methodologies, estimates and assumptions.  As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, exclusions, estimates or assumptions, and which may have a significantly different work force structure, geographic locations, or compensation practices from ours, are likely not comparable to our CEO pay ratio.

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Questions and Answers about the Annual Meeting

QUESTIONS AND ANSWERS
Proxy Materials and Voting Information
1. What is included in the proxy materials? What is a proxy statement and what is a proxy?
The proxy materials for our 2020 Annual Meeting of Stockholders (“Annual Meeting”) include the Notice of Annual Meeting, this Proxy Statement and our 2019 Annual Report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.
A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the Common Stock you own. That other person is called a proxy.
If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting. These two officers are Scott A. Richardson and James R. Peacock III.
The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being provided to stockholders by its authority.
2. What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.
3. What shares are included on the proxy card?
If you are a stockholder of record, you will receive only one notice or proxy card for all the shares of Common Stock you hold in certificate form and in book-entry form and in any Company benefit plan.
If you are a Company employee and hold shares of Common Stock in our 401(k) savings plan, it is important that you direct the plan’s trustee how to vote your shares. If you hold shares of Common Stock in the Celanese Americas Retirement Savings Plan administered by Fidelity or a successor and do not vote your shares or specify your voting instructions on your proxy card, the trustee of the plan will vote your shares in the same proportion as the shares for which they have received voting instructions, unless contrary to ERISA. To allow sufficient time for voting by the trustee, your voting instructions must be received by April 13, 2020.
If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your shares of Common Stock.
4. What different methods can I use to vote?
See page 4 for additional information about how to vote.
By Telephone or Internet. All stockholders of record can submit a proxy through the Internet, using the procedures and instructions described on the notice or proxy card, or by touchtone telephone within the U.S., U.S. territories and Canada, using the toll-free telephone number on the notice or proxy card. Beneficial owners may submit a proxy

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Questions and Answers about the Annual Meeting

through the Internet or by telephone if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials. The Internet and telephone proxy submission procedures are designed to authenticate stockholders’ identities, to allow stockholders to submit their proxies and to confirm that their voting instructions have been recorded properly.
By Written Proxy. All stockholders of record can submit their voting instructions by written proxy card. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.
In Person. All stockholders of record may vote in person at the meeting. Beneficial owners may also vote in person at the meeting if they have a legal proxy, as described in the response to question 20.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Stockholders may call toll free: (800) 574-5971.
5. What are my voting choices for each of the proposals to be voted on at the 2020 Annual Meeting and what are the voting standards?

Proposal	Voting Choices and Board Recommendation		Voting Standard
Item 1: Election of Directors	•	Vote in favor of all or specific nominees;	Majority of votes cast
	•	Vote against all or specific nominees; or
	•	Abstain from voting with respect to all or specific nominees.
The Board recommends a vote FOR each of the Director nominees.

Item 2: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm	•	Vote in favor of the ratification;	Majority of voting power(1)
	•	Vote against the ratification; or
	•	Abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.

Item 3: Advisory Vote to Approve Executive Compensation	•	Vote in favor of the advisory proposal;	Majority of voting power(1)
	•	Vote against the advisory proposal; or
	•	Abstain from voting on the advisory proposal.
The Board recommends a vote FOR the advisory vote to approve executive compensation.

(1) This means the vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote.
As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. However, the CMDC, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by stockholders and will consider the outcome of these votes when making future compensation decisions. See page 51 for a discussion of the results of the 2019 advisory vote.

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Questions and Answers about the Annual Meeting

6. What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

●	FOR the election of all director nominees as set forth in this Proxy Statement;
●	FOR the proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm; and
●	FOR the advisory vote to approve executive compensation.
7. What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Non-Discretionary Items. The election of directors and the advisory vote to approve executive compensation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.
Discretionary Items. The ratification of the appointment of KPMG LLP as Independent Registered Public Accounting Firm is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
8. How are abstentions and broker non-votes counted?
Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included with respect to director elections and the advisory vote to approve say on pay vote totals and will not affect the outcome of the vote. With respect to all other matters, abstentions and broker non-votes will have the same effect as a vote against the particular proposal.
9. What can I do if I change my mind after I vote my shares?
Stockholders can revoke a proxy prior to the completion of voting at the meeting by:

●	giving written notice to the Corporate Secretary of the Company;
●	delivering a later-dated proxy; or
●	voting in person at the meeting (if you are a beneficial owner, see the response to question 20).
10. Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?
The Notice of Annual Meeting, this Proxy Statement and the 2019 Annual Report are available at www.proxyvote.com. In addition, stockholders are able to access these documents on the Annual Meeting page of our website, https://investors.celanese.com, by clicking “News & Events”. Instead of receiving future copies of our notice of annual meeting, proxy statement and annual report by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents, and also will give you an electronic link to the proxy voting site.

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Questions and Answers about the Annual Meeting

Stockholders of Record. If you submit your proxy over the Internet, simply follow the prompts for enrolling in the electronic stockholder document delivery service. You also may enroll in this service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.
Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information in the proxy materials provided to you by your bank, broker or other nominee regarding the availability of this service.
11. Are votes confidential? Who counts the votes?
We will continue our long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except:

●	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
●	in the case of a contested proxy solicitation;
●	if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or
●	to allow the independent inspector of election to certify the results of the vote.
We also will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and an independent inspector of election to certify the results.
12. When will the Company announce the voting results?
We will announce the preliminary voting results at the Annual Meeting. The Company will report the final results in a Current Report on Form 8-K filed with the SEC shortly after the meeting.
13. Does the Company have a policy about directors’ attendance at the Annual Meeting of Stockholders?
The Company has a policy requiring our directors then in office to attend annual meetings of stockholders, absent good reason. All directors at the time and director nominees attended the 2019 Annual Meeting.
14. How are proxies solicited and what is the cost?
We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Alliance Advisors, LLC to assist with the solicitation of proxies for a fee of $7,000. We have also agreed to reimburse Alliance Advisors, LLC for certain expenses and to indemnify Alliance Advisors, LLC against certain losses and expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.
Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

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Questions and Answers about the Annual Meeting

15. What is householding?
As permitted by the 1934 Act, only one copy of this Proxy Statement and our 2019 Annual Report is being delivered to stockholders residing at the same address who have the last same name, who we reasonably believe to be members of the same family or from whom we have previously received written consent to such a delivery unless, in each case, those stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and our 2019 Annual Report. This is known as householding.
Even if the stockholders residing at the same address have received only one Proxy Statement and our 2019 Annual Report, each of those stockholders will receive a separate proxy card with which to submit their voting instructions by proxy as to that stockholder’s shares. It is important that each stockholder receiving a proxy card, sign, date, and return each proxy card received or submit their proxy via the internet or by phone in accordance with the instructions appearing on the proxy card.
The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and our 2019 Annual Report to any stockholder residing at an address to which only one copy of the Proxy Statement and our 2019 Annual Report was mailed. Requests for additional copies of the Proxy Statement and our 2019 Annual Report or for a copy of our proxy statements and annual reports in future years to be delivered to each stockholder residing at an address should be directed to the Corporate Secretary at the address listed in the response to question 23.
Beneficial owners residing at the same address should contact their bank, broker or other nominee if they do not wish to receive multiple copies of our proxy statements and annual reports to stockholders or if they are receiving only one copy and want to receive multiple copies of the Proxy Statement and our 2019 Annual Report and our proxy statements and annual reports to stockholders in future years. Each beneficial owner residing at the same address will receive a voting instruction form from their bank, broker or other nominee with which to direct how that beneficial owner’s shares are to be voted. It is important that each beneficial owner receiving a voting instruction form, sign, date, and return each voting instruction form received or submit such beneficial owner’s voting instructions by internet or phone if their bank, broker or other nominee makes such means of voting available, in each case, in accordance with the instructions appearing on the voting instruction form.
16. What information from this proxy statement is incorporated by reference into certain Company SEC filings?
The Company has made previous filings under the Securities Act of 1933, as amended, and the 1934 Act that incorporate future filings, including this Proxy Statement, in whole or in part. However, the report of the CMDC and the report of the Audit Committee shall not be incorporated by reference into any such filings.
17. Will you make a list of stockholders entitled to vote at the Annual Meeting available?
We will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the meeting during normal business hours from April 6 through April 12, 2020 at 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. This list also will be available to stockholders for any such purpose at the meeting.

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Questions and Answers about the Annual Meeting

Annual Meeting Information
18. What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will vote upon several important Company matters, including the election of directors. In addition, following our meeting, our management will respond to questions from stockholders.
19. How do I attend the Annual Meeting in person?

IMPORTANT NOTE: If you plan to attend the Annual Meeting, you must follow these instructions to gain admission.
All attendees will need to bring a photo ID to gain admission. Please note that cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.
Attendance at the meeting is limited to stockholders as of the record date, February 18, 2020, or their authorized named representatives.

●
Stockholders of record: If you are a stockholder of record and receive your proxy materials by mail, your admission ticket is your proxy card (or a copy thereof). If you are a stockholder of record and receive your materials electronically, and vote via the Internet, please print a copy of your notice and access form or other evidence of your ownership of Common Stock.

●
Beneficial owners: If you are a beneficial owner, bring the notice or voting instruction form (or a copy thereof) you received from your bank, broker or other nominee to be admitted to the meeting. You also may bring your bank or brokerage account statement reflecting your ownership of Common Stock as of the record date with you to the meeting. Please note that you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 20.

●
Authorized named representatives: If you are a stockholder as of the record date and intend to appoint an authorized named representative to attend the meeting on your behalf, you must send a written request for an admission ticket by regular mail to Celanese Attn: Corporate Secretary, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. Requests for authorized named representatives to attend the meeting must be received no later than Monday, April 13, 2020.

Please include the following information when submitting your request:
(1) Your name, complete mailing address and e-mail address;
(2) Proof that you own shares of the Company as of the record date (such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage account statement or a letter from the bank, broker or other nominee holding your shares); and
(3) A signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the name, address, telephone number and e-mail address of the authorized named representative.
Upon receipt of proper documentation, you and your named representative will receive confirmation that your named representative has been authorized. To gain admission to the meeting, the photo ID presented must match the documentation provided in item (3) above. We reserve the right to limit the number of representatives who may attend the meeting.
Ensuring the Annual Meeting is safe and productive is our top priority. As such, failure to follow these admission procedures may result in being denied admission or being directed to view the meeting in an overflow room. Because seating in the main meeting room is limited, and in order to be able to address security concerns, we reserve the right to direct attendees to view the meeting in an overflow room. In addition, failure to follow the meeting procedures may result in ejection from the meeting, being directed to view the meeting in an overflow room and/or

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Questions and Answers about the Annual Meeting

being denied admission to this and future meetings. If you have questions regarding these admission procedures, please call the Corporate Secretary at (972) 443-4700.
20. How can I vote at the meeting if I am a beneficial owner?
If you are a beneficial owner and want to vote your shares at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will need to follow the procedures described in the response to question 19 and then bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you do not have a legal proxy, you can still attend the meeting by following the procedures described in the response to question 19. However, you will not be able to vote to your shares at the meeting. Accordingly, we encourage you to cause your shares to be voted in advance by submitting a proxy, even if you intend to attend the meeting.
Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.
21. What information is included on the Annual Meeting page of the Company’s website?
The Annual Meeting page of our website allows our stockholders to (a) easily access the Company’s proxy materials for the Annual Meeting, (b) submit a proxy through the Internet, and (c) learn more about our Company. Go to https://investors.celanese.com, and click “News & Events”.
22. Could any additional proposals be raised at the Annual Meeting?
Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting, which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders. See the response to question 25 for how to submit a proposal for action at the 2021 Annual Meeting of Stockholders.
Company Documents, Communications and Stockholder Proposals
23. How can I view or request copies of the Company’s corporate documents and SEC filings?
The Company’s website contains the Company’s certificate of incorporation, by-laws, corporate governance guidelines, Board committee charters, Code of Business Conduct and the Company’s SEC filings. To view these documents, go to our website, https://investors.celanese.com, and click “Corporate Governance.” To view the Company’s SEC filings, including Forms 3, 4 and 5 filed by the Company’s directors and executive officers, go to https://investors.celanese.com, and click “Financial Information.”
We will promptly deliver free of charge, upon request, a copy of the corporate governance guidelines, Board committee charters or Code of Business Conduct or our most recent Form 10-K or Annual Report to any stockholder requesting a copy. Requests should be directed to the Company’s Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039.

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Questions and Answers about the Annual Meeting

24. How can I communicate with the directors?
Communications can be addressed to directors in care of the Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. At the direction of the Board, all mail received may be opened and screened for security purposes. All mail, other than trivial, obscene, unduly hostile, threatening, advertising, illegal or similarly unsuitable items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to the lead independent director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board and the lead independent director.
25. How do I submit a proposal for action at the 2021 Annual Meeting of Stockholders?
A proposal for action to be presented by any stockholder at the 2021 Annual Meeting of Stockholders will be acted upon only:

●	if the proposal is to be included in our proxy statement, pursuant to Rule 14a-8 under the 1934 Act, the proposal is received at on or before November 8, 2020; or
●
if the proposal is not to be included in our proxy statement, pursuant to our by-laws, the proposal is submitted in writing to the Corporate Secretary on or before January 17, 2021 (but not earlier than December 18, 2020), and such proposal is, under Delaware General Corporation Law, an appropriate subject for stockholder action.

In addition, the stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2021 Annual Meeting of Stockholders to present such proposal.
Proposals should be sent by mail to the Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. As described below, separate rules apply to submissions of director nominees under our proxy access provisions.
26. How do I submit a recommendation for a director nominee?
The N&CG Committee will consider recommendations for director nominees made by stockholders. Stockholder recommendations should be sent to: Celanese Corporation, Board of Directors, 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039, Attn: Corporate Secretary. Generally, recommended candidates are considered at the first or second board meeting held prior to the annual meeting of stockholders. No candidates were recommended by stockholders during 2019.
The N&CG Committee considers individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. The chairman of the N&CG Committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the N&CG Committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the N&CG Committee or as many members as can do so to meet the potential nominee. The N&CG Committee will then select a nominee to recommend to the Board of Directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by our stockholders at the next annual meeting of stockholders.
Nominations of up to a specified number of directors may also be made by one or more eligible holders under the “Proxy Access” provisions of our by-laws. See “Board and Committee Governance” on page 17.

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Questions and Answers about the Annual Meeting

The Annual Report on Form 10-K for the year ended December 31, 2019 includes our financial statements for the year ended December 31, 2019. We have furnished the 2019 Annual Report on Form 10-K to all stockholders as part of our Annual Report. The Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.
On behalf of the Board of Directors of Celanese Corporation
James R. Peacock III
Vice President, Deputy General Counsel
and Corporate Secretary
March 6, 2020

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Exhibit A

Exhibit A
Non-U.S. GAAP Financial Measures

Definitions and Rationale
This Proxy Statement contains information regarding Adjusted EBIT, Operating EBITDA, free cash flow, and adjusted earnings per share, which are non-GAAP financial measures used by the Company. These measures are not recognized in U.S. GAAP and should not be viewed as alternatives to U.S. GAAP measures of performance. Non-GAAP financial measures are provided as additional information to stockholders, investors, analysts and other parties as the Company believes them to be important supplemental measures for assessing our financial and operating results and as a means to evaluate our financial condition and period-to-period comparisons. These non-GAAP financial measures should be viewed as supplemental to, and should not be considered in isolation or as alternatives to, net earnings (loss), operating profit (loss), cash flow from operating activities (together with cash flow from investing and financing activities), earnings per share or any other U.S. GAAP financial measure. These non-GAAP financial measures should be considered within the context of our complete audited and unaudited financial results for the given period, which are available on the Financial Information/Financial Document library page of our website, https://investors.celanese.com. The definition and method of calculation of the non-GAAP financial measures used herein may be different from other companies’ methods for calculating measures with the same or similar titles. Investors, analysts and other parties should understand how another company calculates such non-GAAP financial measures before comparing the other company’s non-GAAP financial measures to any of our own. These non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive or projections of future results.
Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items. We believe that adjusted EBIT provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that adjusted EBIT has inherent limitations because of the excluded items. Adjusted EBIT is one of the measures management uses for planning and budgeting, monitoring and evaluating financial and operating results and as a performance metric in the Company’s incentive compensation plan. Adjusted EBIT margin is defined by the Company as adjusted EBIT divided by net sales. Adjusted EBIT margin has the same uses and limitations as Adjusted EBIT.
Operating EBITDA is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense, taxes and depreciation and amortization, and further adjusted for Certain Items, which Certain Items include accelerated depreciation and amortization expense. Operating EBITDA is equal to adjusted EBIT plus depreciation and amortization. We believe that Operating EBITDA provides transparent and useful information to investors, analysts and other parties in evaluating our operating performance relative to our peer companies. Operating EBITDA margin is defined by the Company as Operating EBITDA divided by net sales. Operating EBITDA margin has the same uses and limitations as Operating EBITDA.
Adjusted earnings per share is a performance measure used by the Company and is defined by the Company as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method. We believe that adjusted earnings per share provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of the

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / A-1

Exhibit A

above stated items that affect comparability and as a performance metric in the Company’s incentive compensation plan.
Note: The income tax expense (benefit) on Certain Items (“Non-GAAP adjustments”) is determined using the applicable rates in the taxing jurisdictions in which the Non-GAAP adjustments occurred and includes both current and deferred income tax expense (benefit). The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities and related costs, where applicable, and specifically excludes changes in uncertain tax positions, discrete recognition of GAAP items on a quarterly basis, other pre-tax items adjusted out of our GAAP earnings for adjusted earnings per share purposes and changes in management’s assessments regarding the ability to realize deferred tax assets for GAAP. In determining the adjusted earnings per share tax rate, we reflect the impact of foreign tax credits when utilized, or expected to be utilized, absent discrete events impacting the timing of foreign tax credit utilization. We analyze this rate quarterly and adjust it if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the actual tax rate used for GAAP reporting in any given reporting period. The estimated GAAP rate excludes discrete recognition of GAAP items due to our inability to forecast such items. As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate to the adjusted tax rate for actual results.
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to Mitsui & Co., Ltd. related to our methanol joint venture, Fairway Methanol LLC. We believe that free cash flow provides useful information to management, investors, analysts and other parties in evaluating the Company’s liquidity and credit quality assessment because it provides an indication of the long-term cash generating ability of our business. Although we use free cash flow as a measure to assess the liquidity generated by our business, the use of free cash flow has important limitations, including that free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.
Return on invested capital (adjusted) is defined by the Company as adjusted EBIT, tax effected using the adjusted tax rate, divided by the sum of the average of beginning and end of the year short- and long-term debt and Celanese Corporation stockholders’ equity. We believe that return on invested capital (adjusted) provides useful information to management, investors, analysts and other parties in order to assess our income generation from the point of view of our stockholders and creditors who provide us with capital in the form of equity and debt and whether capital invested in the Company yields competitive returns.
The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for adjusted EBIT and operating EBITDA is net earnings (loss) attributable to Celanese Corporation; for adjusted EBIT margin is operating margin; for adjusted earnings per share is earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted; and for free cash flow is net cash provided by (used in) operations.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / A-2

Exhibit A

Adjusted EBIT and Operating EBITDA - Reconciliation of Non-GAAP Measures - Unaudited

	Year Ended December 31,
	2019		2018
	(In $ millions, except percentages)
Net sales	6,297		7,155

Net earnings (loss) attributable to Celanese Corporation	852		1,207
(Earnings) loss from discontinued operations	6		5
Interest income	(6)		(6)
Interest expense	115		125
Refinancing expense	4		1
Income tax provision (benefit)	124		292
Certain items attributable to Celanese Corporation(1)	381		228
Adjusted EBIT / Adjusted EBIT Margin	1,476	23.4%	1,852	25.9%
Depreciation and amortization expense(2)	329		316
Operating EBITDA	1,805		2,168

	Year Ended December 31,
	2017		2016		2015
	(In $ millions, except percentages)
Net sales	6,140		5,389		5,674

Net earnings (loss) attributable to Celanese Corporation	843		900		304
(Earnings) loss from discontinued operations	13		2		2
Interest income	(2)		(2)		(1)
Interest expense	122		120		119
Refinancing expense	—		6		—
Income tax provision (benefit)	213		122		201
Certain items attributable to Celanese Corporation(1)	167		130		611
Adjusted EBIT / Adjusted EBIT Margin	1,356	22.1%	1,278	23.7%	1,236	21.8%
Depreciation and amortization expense(2)	303		288		279
Operating EBITDA	1,659		1,566		1,515

(1)
Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on January 30, 2020.

(2)	Excludes accelerated depreciation and amortization expense, which amounts are included in Certain items above.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / A-3

Exhibit A

Adjusted Earnings (Loss) Per Share - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,				Year over Year Change
	2019		2018
		per share		per share
	(In $ millions, except per share data and percentages)
Earnings (loss) from continuing operations attributable to Celanese Corporation	858	6.89	1,212	8.95	(23.0)%
Income tax provision (benefit)	124		292
Earnings (loss) from continuing operations before tax	982		1,504
Certain items attributable to Celanese Corporation(1)	381		228
Refinancing and related expenses	4		1
Adjusted earnings (loss) from continuing operations before tax	1,367		1,733
Income tax (provision) benefit on adjusted earnings(2)	(178)		(243)
Adjusted earnings (loss) from continuing operations(3)	1,189	9.53	1,490	11.00	(13.4)%

	Diluted shares (in millions)(4)
Weighted average shares outstanding	123.9		134.3
Incremental shares attributable to equity awards	0.8		1.1
Total diluted shares	124.7		135.4

	Year Ended December 31,
	2017		2016		2015
		per share		per share		per share
	(In $ millions, except per share data)
Earnings (loss) from continuing operations attributable to Celanese Corporation	856	6.19	902	6.19	306	2.01
Income tax provision (benefit)	213		122		201
Earnings (loss) from continuing operations before tax	1,069		1,024		507
Certain items attributable to Celanese Corporation(1)	167		130		611
Refinancing and related expenses	—		6		—
Adjusted earnings (loss) from continuing operations before tax	1,236		1,160		1,118
Income tax (provision) benefit on adjusted earnings(2)	(198)		(197)		(201)
Adjusted earnings (loss) from continuing operations(3)	1,038	7.51	963	6.61	917	6.02

	Diluted shares (in millions)(4)
Weighted average shares outstanding	137.9		144.9		150.8
Incremental shares attributable to equity awards	0.4		0.8		1.5
Total diluted shares	138.3		145.7		152.3

(1)
Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on January 30, 2020.

(2)	The adjusted effective tax rates for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 are detailed in the Adjusted Tax Rate table below.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / A-4

Exhibit A

(3)	Excludes the immediate recognition of actuarial gains and losses and the impact of actual vs. expected plan asset returns.

	Actual Plan Asset Returns	Expected Plan Asset Returns
	(In percentages
2019	16.7	6.5
2018	(3.9)	6.7
2017	10.5	7.3
2016	6.9	7.3
2015	(2.5)	7.8

(4)	Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive.
Adjusted Tax Rate - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2019	2018	2017	2016	2015
	(In percentages)
US GAAP effective tax rate	13	19	20	12	41
Discrete quarterly recognition of GAAP items(1)	—	—	(11)	1	2
Tax impact of other charges and adjustments(2)	—	—	1	3	(15)
Utilization of foreign tax credits	(3)	—	20	—	(2)
Changes in valuation allowances, excluding impact of other charges and adjustments(3)	3	(5)	(13)	2	(5)
Other(4)	—	—	(1)	(1)	(3)
Adjusted tax rate	13	14	16	17	18

(1)	Such as changes in tax laws (including US tax reform), deferred taxes on outside basis differences, changes in uncertain tax positions and prior year audit adjustments.

(2)
Reflects the tax impact on pre-tax adjustments presented in Certain Items, which are excluded from pre-tax income for adjusted earnings per share purposes. Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on January 30, 2020.

(3)	Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations, excluding other charges and adjustments.

(4)	Tax impacts related to full-year forecasted tax opportunities and related costs.

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / A-5

Exhibit A

Free Cash Flow - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2019	2018	2017	2016	2015
	(In $ millions)
Net cash provided by (used in) investing activities	(493)	(507)	(549)	(439)	(558)
Net cash provided by (used in) financing activities	(935)	(1,165)	(351)	(759)	(66)

Net cash provided by (used in) operating activities	1,454	1,558	803	893	862
Capital expenditures on property, plant and equipment	(370)	(337)	(267)	(246)	(520)
Capital (distributions to) contributions from NCI	(10)	(23)	(27)	(24)	214
Free cash flow(1)(2)	1,074	1,198	509	623	556

(1)
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operating activities, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to Mitsui & Co., Ltd. related to our joint venture, Fairway Methanol LLC.

(2)
Excludes required debt service and capital lease payments of $24 million, $63 million, $27 million, $56 million and $25 million for the years ending December 31, 2019, 2018, 2017, 2016 and 2015, respectively.

Return on Invested Capital (Adjusted) - Presentation of a Non-GAAP Measure - Unaudited

			2019
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			852

Adjusted EBIT			1,476
Adjusted effective tax rate			13%
Adjusted EBIT tax effected			1,284

	2019	2018	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	496	561	529
Long-term debt, net of unamortized deferred financing costs	3,409	2,970	3,190
Celanese Corporation stockholders’ equity	2,507	2,984	2,746
Invested capital			6,465

Return on invested capital (adjusted)			19.9%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			13.2%

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / A-6

Exhibit A

			2018
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			1,207

Adjusted EBIT			1,852
Adjusted effective tax rate			14%
Adjusted EBIT tax effected			1,593

	2018	2017	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	561	326	444
Long-term debt, net of unamortized deferred financing costs	2,970	3,315	3,143
Celanese Corporation stockholders’ equity	2,984	2,887	2,936
Invested capital			6,523

Return on invested capital (adjusted)			24.4%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			18.5%

			2017
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			843

Adjusted EBIT			1,356
Adjusted effective tax rate			16%
Adjusted EBIT tax effected			1,139

	2017	2016	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	326	118	222
Long-term debt, net of unamortized deferred financing costs	3,315	2,890	3,103
Celanese Corporation stockholders’ equity	2,887	2,588	2,738
Invested capital			6,063

Return on invested capital (adjusted)			18.8%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			13.9%

Celanese 2020 / Notice of Annual Meeting and Proxy Statement / A-7

Celanese

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) on April 15, 2020 (April 13, 2020 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on April 15, 2020 (April 13, 2020 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E92397-P34276-Z76430

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELANESE CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jean S. Blackwell	☐	☐	☐
1b. William M. Brown	☐	☐	☐
1c. Edward G. Galante	☐	☐	☐
1d. Kathryn M. Hill	☐	☐	☐
1e. David F. Hoffmeister	☐	☐	☐
1f. Dr. Jay V. Ihlenfeld	☐	☐	☐
1g. Mark C. Rohr	☐	☐	☐
1h. Kim K.W. Rucker	☐	☐	☐

	For	**Against**	**Abstain**
1i. Lori J. Ryerkerk	☐	☐	☐
1j. John K. Wulff	☐	☐	☐
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2020.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	April 16, 2020
Time:	7:00 a.m., Central Daylight Saving Time
Place:	The Ritz-Carlton, Dallas, 2121 McKinney Ave, Dallas, TX 75201
Record Date:	You are entitled to attend the Annual Meeting and to vote if you were a stockholder as of the close of business on February 18, 2020.
Date of Mailing:	This Notice and the Proxy Statement are first being mailed or made available to stockholders on or about March 6, 2020.

Our Proxy Statement follows. Financial and other information about Celanese Corporation is contained in our 2019 Annual Report.

E92398-P34276-Z76430

PROXY AND VOTING INSTRUCTIONS CARD

The undersigned hereby constitutes and appoints Scott A. Richardson and James R. Peacock III, and each of them (collectively, the "Proxyholders"), his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CELANESE CORPORATION (the "Company") to be held on Thursday, April 16, 2020 at 7:00 a.m. (CDT) at The Ritz-Carlton, Dallas, 2121 McKinney Ave, Dallas, TX 75201, and at any adjournments thereof (the "Meeting"), and to vote the undersigned's shares of Company Common Stock on all matters coming before the Meeting in the manner directed on the reverse side of this card. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. **ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES OF COMPANY COMMON STOCK WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS; THEREFORE, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE COMPANY'S DIRECTOR NOMINEES IN ITEM 1; AND FOR ITEMS 2 AND 3.** The Proxyholders cannot vote your shares unless you sign and return this card.

If you are a participant in the Celanese Americas Retirement Savings Plan (the "Plan") this card also constitutes voting instructions to the trustee for any shares held on your behalf under the Plan. The trustee will vote the shares as instructed. Your voting instructions must be received by April 13, 2020, to allow sufficient time for the trustee to vote the shares. If no voting instructions are provided, the trustee will vote the shares in the same proportion as shares to which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on reverse side)